                                                       REGISTRATION NO. 33-57827

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form S-1*

                               AMENDMENT NO. 3

                                       TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      FORD CREDIT AUTO LEASE TRUST 1995-1
                             (Issuer of the Notes)
                                RCL TRUST 1995-1
                   (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)

          FORD MOTOR CREDIT                             A Delaware Trust                      FORD CREDIT LEASING
              COMPANY                       Primary Standard Industrial Classification            COMPANY, INC.
 (Originator of the Registrant; issuer of                 Code Number                     (Originator of the Registrant)
     a corporate Limited RV Guaranty)          IRS Employer No. [Application Pending]

          A Delaware Corporation                          The American Road                    A Delaware Corporation
Primary Standard Industrial Classification            Dearborn, Michigan 48121            Primary Standard Industrial Classification
             Code Number                                    (313) 594-9876                          Code Number
       IRS Employer No. 38-1612444                                                          IRS Employer No. [Application Pending]

            The American Road                               _____________                         The American Road
         Dearborn, Michigan 48121                                                             Dearborn, Michigan 48121
             (313) 322-3000                                                                        (313) 845-4072

                              J. D. BRINGARD, ESQ.
                           Ford Motor Credit Company
                               The American Road
                            Dearborn, Michigan 48121
                                 (313) 594-7742
                     (Name and Address of Agent for Service
                     for each of the above named entities)

                                    Copy to:
                             SUSAN M. CURTIS, ESQ.
                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 735-3000
                                  ____________

         Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                      Proposed               Proposed
                                                                      Maximum                Maximum
         Title of Securities                Amount Being           Offering Price           Aggregate               Amount of
          Being Registered                   Registered             Per Unit (1)        Offering Price (1)     Registration Fee (3)
 Class A-1 Asset Backed Notes  . . . .     $    333,333.00                100%            $                    $     114.94
 Class A-2 Asset Backed Notes  . . . .     $    333,333.00                100%            $                    $     114.94
 Class A-3 Asset Backed Notes  . . . .     $    333,334.00                100%            $                    $     114.95
 Limited RV Guaranty . . . . . . . . .            (2)                     (2)                    (2)                      (2)

 TOTAL . . . . . . . . . . . . . . . .     $  1,000,000.00                                $                    $     344.83


(1)      Estimated solely for the purpose of calculating the registration fee.
(2)      Not applicable.

(3)      Previously paid.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

* This Registration Statement constitutes a filing on Form S-1 in respect of the Asset Backed Notes and a filing on Form S-3 in respect of the Limited RV Guaranty.

                             CROSS REFERENCE SHEET

                            Items and Caption in Form S-1                                    Caption in Prospectus
                            -----------------------------                                    ---------------------
                1.   Forepart of Registration Statement and Outside           Forepart of Registration Statement; Outside Front
                           Front Cover Page of Prospectus . . . . . .         Cover Page of Prospectus

                2.   Inside Front and Outside Back Cover Pages of             Inside Front Cover Page of Prospectus
                           Prospectus . . . . . . . . . . . . . . . .

                3.   Summary Information, Risk Factors and Ratio of           Summary; Special Considerations; Management's
                           Earnings to Fixed Charges  . . . . . . . .         Discussion and Analysis of Financial Condition and
                                                                              Results of Operations

                4.   Use of Proceeds  . . . . . . . . . . . . . . . .         Use of Proceeds

                5.   Determination of Offering Price  . . . . . . . .         *

                6.   Dilution   . . . . . . . . . . . . . . . . . . .         *

                7.   Selling Security Holders   . . . . . . . . . . .         *

                8.   Plan of Distribution   . . . . . . . . . . . . .         Underwriting

                9.   Description of Securities to be Registered   . .         Outside Front Cover Page of Prospectus; Inside
                                                                              Front Cover Page of Prospectus; Summary; The
                                                                              Issuer; Property of the Issuer; The Leases and
                                                                              Leased Vehicles; Maturity, Prepayment and Yield
                                                                              Considerations; Pool Factors and Trading Informa-
                                                                              tion; Description of the Notes; Description of the
                                                                              Administrative Agency Agreement; Additional
                                                                              Document Provisions; Ratings of the Notes

                10.  Interest of Named Experts and Counsel  . . . . .         *

                11.  Information with Respect to the Registrant   . .         Outside Front Cover Page of Prospectus; Inside Front
                                                                              Cover Page of Prospectus; Summary; Ford Credit; The
                                                                              Issuer; Property of the Issuer; The Transferor; The
                                                                              Series 1995-1 Certificates; The Leases and the
                                                                              Leased Vehicles; Management's Discussion and
                                                                              Analysis of Financial Condition and Results of
                                                                              Operations; Additional Document Provisions

                12.  Disclosure of Commission Position on In-
                           demnification for Securities Act
                           Liabilities  . . . . . . . . . . . . . . .         See Part II

                13.  Other Expenses of Issuance and Distribution  . .         See Part II

                14.  Indemnification of Directors and Officers  . . .         See Part II

                15.  Recent Sales of Unregistered Securities  . . . .         *

                16.  Exhibits and Financial Statements    . . . . . .         See Part II

                17.  Undertakings   . . . . . . . . . . . . . . . . .         See Part II


                _______________________
                *    Answer negative or Item inapplicable

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                                         Subject to Completion
                                        Dated  _______ __, 1995
$ __________________________
FORD CREDIT AUTO LEASE TRUST 1995-1 ISSUER

___% CLASS A-1 ASSET BACKED NOTES
___% CLASS A-2 ASSET BACKED NOTES
___% CLASS A-3 ASSET BACKED NOTES

RCL TRUST 1995-1
TRANSFEROR
FORD MOTOR CREDIT COMPANY
ADMINISTRATIVE AGENT


     Ford Credit Auto Lease Trust 1995-1 (the "Issuer") will be formed pursuant to a Lease Trust Agreement to be dated as of _________ __, 1995 between The Chase Manhattan Bank (USA) (the "RCL Trustee") in its capacity as trustee of the RCL Trust 1995-1 (the "Transferor") and PNC Bank, Delaware (the "Lease
Trustee") in its capacity as trustee of the Issuer.   Pursuant to an Indenture
to be dated as of _________ ___, 1995 between the Lease Trustee, on behalf of the Issuer, and Chemical Bank, as Indenture Trustee, the Issuer will issue notes secured by interests in certain retail automotive leases and leased vehicles, including $_________ initial principal balance of ___% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $_________ initial principal balance of ___% Class A-2 Asset Backed Notes (the "Class A-2 Notes") and $_________ initial principal balance of ___% Class A-3 Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes"). The Issuer also will issue $_______

                                            (cover continued on following pages)

EXCEPT TO THE EXTENT OF THE LIMITED RV GUARANTY OF FORD MOTOR CREDIT COMPANY, AS DESCRIBED HEREIN, THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN, RECOURSE TO OR OBLIGATIONS OF THE TRANSFEROR, FORD MOTOR CREDIT COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               INITIAL                   PRICE TO        UNDERWRITING    PROCEEDS TO
                               PRINCIPAL BALANCE         PUBLIC (1)      DISCOUNT        THE ISSUER (1)(2)
 Class A-1 Notes               $                                  %               %                  %
 Class A-2 Notes               $                                  %               %                  %
 Class A-3 Notes               $                                  %               %                  %
 Total                         $                         $               $               $

(1)   Plus accrued interest, if any, calculated from         , 1995.
(2)   Before deducting expenses payable by the Issuer estimated at $       .

         The Notes are offered by the Underwriter when, as, and if issued and accepted by the Underwriter and subject to its right to reject orders in whole or in part. The Underwriter reserves the right to withdraw, cancel or modify such offer. It is expected that the Notes will be delivered in book-entry form through the facilities of The Depository Trust Company on or about _________ __, 1995 against payment therefor in immediately available funds.

J.P. Morgan Securities Inc.

The date of this Prospectus is _____________, 1995 initial principal balance of ___% Asset Backed Lease Trust Certificates (the "Lease Trust Certificates"). The Lease Trust Certificates are not being offered hereby.

                 As more fully described herein, the assets of the Issuer will include certificates (the "Series 1995-1 Certificates") transferred to the Issuer by the Transferor representing a 100% undivided beneficial interest in specified retail automobile and light-duty truck leases originated in the states of California, New York and Pennsylvania (the "Series 1995-1 Leases"), all payments from lessees (the "Obligors") thereunder, the related leased vehicles (the "Series 1995-1 Leased Vehicles") and all proceeds from the sale of Series 1995-1 Leased Vehicles upon termination of the related Series 1995-1 Leases. Subject to the security interest granted to the Indenture Trustee pursuant to the Indenture to secure the Notes, the Issuer will enter into the Program Operating Lease with the Transferor pursuant to which the Transferor will be entitled to the benefits of the Series 1995-1 Certificates during the term of the underlying Series 1995-1 Leases in exchange for the payment by the Transferor of certain amounts paid under the underlying Series 1995-1 Leases and paid from the sale of Series 1995-1 Leased Vehicles. These payments will be applied by the Issuer, together with other amounts payable on the Series 1995-1 Certificates, to pay interest on and principal of the Notes and Lease Trust Certificates. See "Series 1995-1 Certificates--Lease of the Series 1995-1 Certificates to the Transferor." The Issuer will have the benefit of the Reserve Account established by the Transferor to secure certain of its payments under the Program Operating Lease and the benefit of the Limited RV Guaranty issued by Ford Credit to cover shortfalls, if any, between the Residual Value (as defined herein) of Series 1995-1 Leased Vehicles which are sold on or after expiration of the related Series 1995-1 Leases and the amounts actually received from the sale of such vehicles. In addition, the aggregate initial principal balance of the Notes and Lease Trust Certificates will be overcollateralized to the extent that the initial Pool Balance (as defined herein) exceeds such aggregate initial principal balance. As outlined above and as more fully described herein, the sources of payments on the Notes will be limited to the Series 1995-1 Certificates (including the payments by the Transferor under the Program Operating Lease and the overcollateralization provided by the excess of the initial Pool Balance over the aggregate initial balance of the Notes and the Lease Trust Certificates) and the benefits provided by the Reserve Account and the Limited RV Guaranty.

                 Interest on the Notes will accrue at the respective fixed per annum interest rates specified above and generally will be payable quarterly on ____________ 15, ____________ 15, ____________ 15 and ____________ 15 of
each year, commencing ____________ 15, 1995 or, if any such day is not a business day, on the next succeeding business day (each, a "Payment Date"). Principal of the Notes will be payable on each Payment Date to the extent described herein. No principal payments will be made (i) on the Class A-2 Notes until the Class A-1 Notes have been paid in full or (ii) on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full; provided that if an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, principal payments will be made on the Notes on a pro rata basis based on their respective principal balances, without any distinction among Classes. No principal will be payable on the Lease Trust Certificates until the Notes have been paid in full.

                 The Stated Maturity of the Class A-1 Notes will be the _____ 15, 199_ Payment Date. The Stated Maturity of the Class A-2 Notes and the Class A-3 Notes will be the ________ 15, 199_ Payment Date. However, payment in full of any Class of Notes could occur earlier than such date as described herein.

                 PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" FOR A DISCUSSION OF THE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE NOTES.

                 THERE IS CURRENTLY NO SECONDARY MARKET FOR THE NOTES OFFERED HEREBY. THE UNDERWRITER EXPECTS, BUT WILL NOT BE OBLIGATED, TO MAKE A MARKET IN THE NOTES. THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET FOR ANY OF THE NOTES WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL PROVIDE THE NOTEHOLDERS WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE NOTES OFFERED HEREBY.

                 IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT

A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR, THE ISSUER, THE ADMINISTRATIVE AGENT OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                 UNTIL ____________, 1995 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS


                                                                                                                        Page
                                                                                                                        ----
Incorporation by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                4
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                4
Reports to Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                4
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                6
Special Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               15
Ford Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               22
The Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               23

Property of the Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               23
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               24
FCTT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               24
The Transferor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               26
Series 1995-1 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               27
The Leases and Leased Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               30
Maturity, Prepayment and Yield Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               41
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               42
Management's Discussion and Analysis of Financial Condition and Results of Operations . . . . . . . . . . .               42
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               43
Description of the Administrative Agency Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .               56
Additional Document Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               62
Ratings of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               68
Certain Legal Aspects of FCTT and the Series 1995-1 Certificates  . . . . . . . . . . . . . . . . . . . . .               68
Certain Legal Aspects of the Leases and Leased Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . .               72
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               74
Certain State Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               77
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               78
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               79
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               79
Glossary of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               80


                           INCORPORATION BY REFERENCE

                 Ford Motor Credit Company ("Ford Credit") is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. Ford Credit's Annual Report on Form 10-K for the year ended December 31, 1993, Ford Credit's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 and Ford Credit's Current Reports on Form 8-K dated January 11, 1994, February 11, 1994, February 25, 1994, March 18, 1994, April 14, 1994, May 11, 1994, June 27, 1994, August 22, 1994, October
17, 1994, October 31, 1994, December 9, 1994, January 17, 1995, February 13,
1995, February 17, 1995 and February 21, 1995 are incorporated in this Prospectus by reference. All documents filed by Ford Credit pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Such reports include, and such documents may include, information concerning Ford Motor Company, as well as Ford Credit.

                 Ford Credit undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents. Written or telephonic requests for such documents should be directed to Ford Motor Credit Company, The American Road, Dearborn, Michigan 48121, Attention: Public Affairs Department (Telephone:
313-584-1096).

                             AVAILABLE INFORMATION

                 The Transferor, as originator of the Issuer, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") on behalf of the Issuer with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                             REPORTS TO NOTEHOLDERS

                 Unless and until Definitive Notes are issued, quarterly unaudited reports containing information concerning the Issuer will be prepared by the Administrative Agent and sent by the Indenture Trustee on behalf of the Issuer only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. See "Description of the Notes--Book-Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting
principles.   See "Pool Factors and Trading Information" for additional
information concerning periodic reports to Noteholders.

              OVERVIEW -- TRANSFER OF SERIES 1995-1 CERTIFICATES

                                    [CHART]

                                    SUMMARY


                 The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined in the "Glossary of Terms" or elsewhere in this Prospectus.

Overview  . . . . . . .      As more fully described herein, Dealers located in
                             California, New York and Pennsylvania have originated certain retail lease contracts for automobiles and light-duty trucks on or after ____________, 1994 and have assigned and will assign such lease contracts and the related vehicles to the Ford Credit Titling Trust
                             ("FCTT"), a trust established by Ford Credit and Ford Credit Leasing, a special purpose wholly-owned subsidiary of Ford Credit. Ford Credit and Ford Credit Leasing are the initial beneficiaries of FCTT and have instructed the Administrative
                             Agent to select, in accordance with certain eligibility criteria, Leases and Leased Vehicles held by FCTT to be designated as Series 1995-1
                             Assets.  On the Closing Date, the Series 1995-1
                             Certificates representing the beneficial interest in the Series 1995-1 Assets will be issued to Ford
                             Credit and Ford Credit Leasing. Immediately thereafter, Ford Credit and Ford Credit Leasing will contribute their Series 1995-1 Certificates to the Transferor which in turn will transfer the Series 1995-1 Certificates to the Issuer. The
                             Issuer will issue the Notes pursuant to the Indenture and will pledge the Series 1995-1
                             Certificates to the Indenture Trustee as security for the Notes.

                             Pursuant to the Program Operating Lease the Issuer will lease the Series 1995-1 Certificates, subject to the lien securing the Notes, back to the Transferor in exchange for the obligation of the Transferor to make certain payments during the period that each underlying Series 1995-1 Leased Vehicle is subject to the Program Operating Lease. Such payments (the "Program Operating Lease Payments") generally will be equal to the Monthly Payments scheduled to be made by Obligors under the Series 1995-1 Leases, any amounts scheduled to be paid in respect of Excess Wear and Tear and Excess Mileage by Obligors under the Series 1995-1 Leases and an amount equal to the Adjusted Balance Subject to Lease Charges of Series 1995-1 Leased Vehicles which are sold before their Scheduled Lease End Dates. The Issuer will apply such Program Operating Lease Payments, together with certain proceeds (as described in "Summary--Transferor Leased Vehicle Purchase Option") from Series 1995-1 Leased Vehicles which are sold on or after their Scheduled Lease End Dates, to pay interest and principal on the Notes and the Lease Trust Certificates in accordance with their respective terms. On the Closing Date, the Transferor will establish the Reserve Account and Ford Credit will issue the Limited RV Guaranty for the benefit of the Issuer. The Reserve Account will secure the Transferor's obligation to make Program Operating Lease Payments on a quarterly basis in an amount equal to (x) interest due on the Notes and Lease Trust Certificates, (y) a specified portion of principal received on the Series 1995-1 Leases and (z) the Uncollected Excess Wear and Tear and Excess Mileage on the Series 1995-1 Leases. The Limited RV Guaranty will provide limited coverage of shortfalls between the amounts realized from the sale of Series 1995-1 Leased Vehicles following scheduled terminations of the related Series 1995-1 Leases (including amounts collected in respect of Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the Obligor under applicable law) and the Residual Values (as such Residual Values are decreased by Uncollected Excess Wear and Tear and Excess Mileage) of such Series 1995-1 Leased Vehicles. Amounts payable to the Issuer with respect to the Series 1995-1 Certificates and the Program Operating Lease (including amounts drawn from the Reserve Account and the Limited RV Guaranty) will be applied to pay interest on and principal of the Notes. The Issuer has pledged such amounts to the Indenture Trustee to secure payment of the Notes.

The Issuer  . . . . . .      Ford Credit Auto Lease Trust 1995-1, established
                             pursuant to the Lease Trust Agreement.

The Lease Trustee . . .      PNC Bank, Delaware, as Lease Trustee under the
                             Lease Trust Agreement.

The Indenture Trustee .      Chemical Bank, as Indenture Trustee under the
                             Indenture.

The Administrative
Agent and Limited
Guarantor . . . . . . .      Ford Credit, a wholly owned subsidiary of Ford
                             Motor Company, is the Administrative Agent and the provider of the Limited RV Guaranty. See
                             "Description of the Administrative Agency
                             Agreement" and "Description of the Notes--Limited
                             RV Guaranty."

Ford Credit Leasing . .      Ford Credit Leasing Company, Inc., a wholly-owned
                             special purpose subsidiary of Ford Credit.

The Transferor  . . . .      The Transferor will be formed by Ford Credit and
                             Ford Credit Leasing as a Delaware business trust pursuant to the RCL Trust Agreement. The RCL
                             Trustee is The Chase Manhattan Bank (USA), a
                             Delaware banking corporation.  See "The
                             Transferor."

The Notes . . . . . . .      On the Closing Date the Issuer will issue,
                             pursuant to the Indenture, Class A-1 Notes in an initial principal balance of $__________; Class
                             A-2 Notes in an initial principal balance of $__________; and Class A-3 Notes in an initial principal balance of $__________. Concurrently with the issuance of the Notes, the Issuer will issue Lease Trust Certificates in an initial principal balance of $________. The Lease Trust
                             Certificates are not being offered hereby.


Interest  . . . . . . .      The Class A-1 Notes will bear interest at the
                             rate of ___% per annum, the Class A-2 Notes will bear interest at the rate of __% per annum and the Class A-3 Notes will bear interest at the rate of __% per annum.
                             Interest on the principal balance of the Notes will accrue at the applicable interest rate either from and including the Closing
                             Date (in the case of the first Payment Date) or from and including the fifteenth day of the third calendar month preceding the calendar month in which such Payment Date occurs, to but excluding the fifteenth day of the calendar month in which such Payment Date occurs. Interest will be payable on each Payment Date to Noteholders of record on the Record Date. Interest accrued but not paid as of any Payment Date will be due on the next Payment Date together with interest on such amount (to the extent lawful) at a rate per annum equal to the interest rate for the applicable Class plus 2.0%. Interest will be calculated based on a 360-day year of twelve
                             30-day months.  See "Description of the
                             Notes--Interest."


Principal . . . . . . .      The aggregate amount of principal of the
                             Notes paid on each Payment Date will equal the Total Available Funds remaining after giving effect on such Payment Date to (i) the payment of the Administrative Agent Fee,
                             (ii) the payment of interest on each Class of Notes outstanding and on the Lease Trust
                             Certificates, (iii) the payment of the
                             Limited RV Guaranty Fee and (iv) the deposit to the Reserve Account of the Reserve
                             Account Deposit Amount, if any. Principal of the Notes will be paid to holders of each Class of Notes sequentially until the principal balance of such Class is reduced to zero. No principal payments will be made (i) on the Class A-2 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, (ii) on the Class A-3 Notes until the principal balance of the Class A-1 Notes and the Class
                             A-2 Notes have each been reduced to zero, and
                             (iii) on the Lease Trust Certificates until the principal balance of the Class A-3 Notes has been reduced to zero; provided that if an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, principal payments will be made on a pro rata basis to holders of the Class A-1 Notes, the Class A-2 Notes and
                             Class A-3 Notes based on their respective principal balances without any distinction among Classes. See "Description of the Notes--Indenture" for a discussion of the Events of Default under the Indenture and the remedies available to the Indenture Trustee and the Noteholders.

                             As described in "Description of the
                             Notes--The Indenture Cash Flows," the "Total
                             Available Funds" available to make payments on any Payment Date will be equal to the sum of the Available Funds, the Reserve Account Draw Amount, the Reserve Account Release Amount and the RV Guaranty Draw Amount, and the "Available Funds" on deposit in the Collection Account on any Payment Date will be equal to the Collections deposited therein on each of the two Distribution Dates preceding and the Distribution Date occurring on such Payment Date (or on each business day during the related Accrual Period if any Monthly Remittance Condition has not been satisfied) plus the Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances deposited on such Payment Date. See "Description of the Notes--Reserve Account Withdrawals and Deposits" for a description of how the Reserve Account Draw Amount and the Reserve Account Release Amount are calculated and "Description of the Notes--Limited RV Guaranty" for a description of how the RV Guaranty Draw Amount is calculated.


                               The rate of payment and the yield to
                             maturity on each Class of Notes generally will be directly related to the rate at which payments are made on the Series 1995-1 Leases and in respect of the Series 1995-1 Leased Vehicles. The rate of prepayments on the Series 1995-1 Leases may be influenced by a variety of economic, social and other factors including competing consumer finance products and the conditions in the used car market.
                             If there are prepayments in full of the
                             Series 1995-1 Leases, Noteholders will bear the risk of being able to reinvest principal payments of the Notes at yields at least equal to the yield on their respective Class of Notes. For further discussion of the factors which may affect the amount and timing of payments of principal of the Notes, see "Maturity, Prepayment and Yield Considerations." See also "Description of the Notes--Principal" and "--The Indenture Cash Flows."


Optional
Redemption
of the Notes  . . . . .      The Administrative Agent may, at its option,
                             purchase the Series 1995-1 Certificates on any Payment Date on which the Pool Balance has declined to less than 10% of the Initial
                             Pool Balance. The Initial Pool Balance will exceed the initial aggregate principal balance of the Notes by __%. The Issuer does not anticipate, although no assurances can be given, that the Pool Balance will decline to a level permitting the Administrative Agent to purchase the Series 1995-1 Certificates while the Notes are outstanding. If, however, such a decline occurs and the Administrative Agent exercises such option, the Notes will be redeemed in whole, but not in part, on the Payment Date of such exercise. See "Description of the
                             Notes--Optional Redemption."


FCTT      . . . . . . .      FCTT is a trust formed pursuant to the FCTT
                             Agreement. The FCTT Trustee is Comerica Bank, a Michigan banking corporation. FCTT was formed for the purpose of holding title to vehicles subject to leases in order to enable
                             Ford Credit to obtain the benefits of
                             financing such vehicles and leases without retitling. Vehicles which would otherwise be sold by Dealers to Ford Credit are instead sold to FCTT. The

                             FCTT Trustee will hold the assets of FCTT in trust for the benefit of the beneficiaries of FCTT. As of the date of this Prospectus, the primary assets of FCTT are Leases and Leased Vehicles assigned to it by Dealers located in California, New York and Pennsylvania and all amounts payable in connection therewith. See "FCTT--Creation of FCTT by Ford Credit and Ford Credit Leasing." Until Series 1995-1 Assets are designated and Series 1995-1 Certificates are issued in connection with the securitization described in this Prospectus, Ford Credit and Ford Credit Leasing will be the only beneficiaries of FCTT. Ford Credit will hold an Exchangeable Beneficial Certificate (an "EBC") representing a 98% beneficial interest in FCTT and the FCTT Assets and Ford Credit Leasing will hold an EBC representing a 2% beneficial interest in FCTT and the FCTT Assets. After the issuance of the Series 1995-1 Certificates on the Closing Date, the EBCs will represent the beneficial interest in the FCTT Assets other than the Series 1995-1 Assets and any other Series Specified Assets which are designated from time to time. See "FCTT--Exchangeable Beneficial Certificates and Specified Beneficial Certificates."

                             Payments by or on behalf of Obligors made on or in respect of FCTT Assets other than the Series 1995-1 Assets will not be available to make payments on the Notes or the Lease Trust Certificates. Neither Ford Credit nor Ford Credit Leasing, as holders of the EBCs, nor holders of any Specified Beneficial Certificates ("SBCs") which may be issued from time to time (whether in connection with a future securitization or for any other purpose) will have any interest in the Series 1995-1 Assets.

The Series 1995-1
Assets    . . . . . . .      The Series 1995-1 Leases will consist of a
                             pool of retail closed-end lease contracts originated by Dealers and assigned to FCTT.
                             Each Series 1995-1 Lease is an operating lease for accounting purposes and a "true lease" for tax purposes and will be purchased by FCTT, together with the related Series
                             1995-1 Leased Vehicle, from the Dealer for an amount equal to the Balance Subject to Lease
                             Charges. The Obligor under each Series 1995-1
                             Lease is obligated to make a fixed total monthly payment (a "Total Monthly Payment") to the Administrative Agent, acting on behalf of FCTT and the holders of the Series 1995-1
                             Certificates, equal to the sum of (i) the Monthly Payment, (ii) the Use and Lease Tax
                             Amount (payable to tax authorities), and
                             (iii) the Vehicle Insurance and Maintenance
                             Amount (payable to Dealers).  Only the
                             Monthly Payment portion of each Total Monthly
                             Payment is available to holders of the Series
                             1995-1 Certificates.  See "Description of the
                             Administrative Agency Agreement--Remittance of Payments; Allocation of Funds."

                             The Monthly Payments remitted by Obligors will be used to make Program Operating Lease Payments to the Issuer and are included in the Total Available Funds used to pay interest on and principal of the Notes and Lease Trust Certificates. See "Description of the Notes--The Indenture Cash Flows."

                             The Series 1995-1 Leases consist of ________ individual Leases. The aggregate Balance Subject to Lease Charges of the Series 1995-1 Leases as of their respective dates of origination was $_________. As of the Series 1995-1 Cut-Off Date, the Pool Balance was $_________ (the "Initial Pool Balance") and the aggregate Residual Values of the Series 1995-1 Leased Vehicles were $________. The Series 1995-1 Leases and Series 1995-1 Leased Vehicles were selected by the Administrative Agent at the direction of Ford Credit and Ford Credit Leasing as holders of the EBCs from FCTT's portfolio of Leases and Leased Vehicles, based upon the General Eligibility Criteria and the Specific Eligibility Criteria described herein. See "The Leases and Leased Vehicles," "FCTT--Exchangeable Beneficial Certificates and Specified

                             Beneficial Certificates" and "Additional Document Provisions -- Representations, Warranties and Covenants."

The Series 1995-1
Certificates  . . . . .      The Series 1995-1 Certificates will represent
                             in the aggregate a 100% beneficial interest in the Series 1995-1 Assets and will entitle the holders thereof to all proceeds of and payments in connection with the Series 1995-1
                             Assets. The Series 1995-1 Certificates will not evidence legal title to or direct ownership of the Series 1995-1 Assets nor will they represent a beneficial interest in any FCTT Assets other than the Series 1995-1
                             Assets. See "FCTT--Exchangeable Beneficial
                             Certificates and Specified Beneficial
                             Certificates." The Indenture Trustee as assignee of the Issuer will have a perfected security interest in the underlying Series
                             1995-1 Leases but will not have a security interest in the underlying Series 1995-1
                             Leased Vehicles. For a discussion of the security interests in the Series 1995-1
                             Certificates, the Series 1995-1 Leases and the Series 1995-1 Leased Vehicles, see
                             "Certain Legal Aspects of the Leases and
                             Leased Vehicles."

Contribution, Transfer,
and Lease of Series
1995-1 Certificates . .      On the Closing Date, Ford Credit and Ford
                             Credit Leasing each will contribute their respective Series 1995-1 Certificates to the Transferor pursuant to the Asset Contribution
                             Agreement. The Transferor will transfer the Series 1995-1 Certificates to the Issuer pursuant to the Transfer Agreement. Subject to the pledge by the Issuer of its interest in such Series 1995-1 Certificates to the Indenture Trustee to secure payment of the Notes, the Issuer will lease the Series
                             1995-1 Certificates back to the Transferor pursuant to the Program Operating Lease. The
                             Transferor will assign 1% of all of its
                             assets and obligations, including its rights and obligations under the Program Operating
                             Lease and the Transferor Lease Trust
                             Certificate, to Ford Credit Leasing. For convenience, however, these rights and obligations are referred to herein as rights and obligations of the Transferor. See "The
                             Transferor--Creation by Ford Credit and Ford
                             Credit Leasing; Assignment to Ford Credit
                             Leasing."


                             Under the Program Operating Lease, the
                             Transferor will be entitled to receive all payments and proceeds with respect to the Series 1995-1 Certificates during the term of the Program Operating Lease and will be required to use such proceeds to make payments to the Issuer under the Program Operating Lease. Because the Program Operating Lease expires with respect to the portion of the Series 1995-1 Certificates representing the beneficial interest in a Series 1995-1 Leased Vehicle at the end of the related Series 1995-1 Lease (and before the subsequent sale of such Series 1995-1 Leased Vehicle), the Issuer will receive directly the proceeds from the sale of Series 1995-1 Leased Vehicles following scheduled termination of the related Series 1995-1 Leases. Except for certain amounts allocated for payment to the Transferor in the event that a Series 1995-1 Leased Vehicle is sold for more than its Residual Value (as reduced by Uncollected Excess Wear and Tear and Excess Mileage) at the end of the related Series 1995-1 Lease, during the term of the Program Operating Lease all payments and proceeds with respect to Series 1995-1 Assets will be paid through to the Issuer either as holder of the Series 1995-1 Certificates or as lessor under the Program Operating Lease. See "Series 1995-1 Certificates."

Property of the Issuer;
Pledge to the
Indenture Trustee . . .      Pursuant to the Indenture and prior to
                             entering into the Program Operating Lease,
                             the Issuer will pledge its interest in the
                             Lease Trust Estate to secure its obligation
                             to pay interest and principal on the Notes.
                             The "Lease Trust Estate" consists of (i) the
                             rights
                             of the Issuer under the Series 1995-1
                             Certificates, (ii) the rights under the
                             Program Operating Lease, (iii) the Issuer's
                             rights to all funds on deposit from time to
                             time in the Collection Account and the
                             Payahead Account (including investment income
                             on amounts on deposit in the Collection
                             Account) and proceeds thereof, (iv) the
                             Payment  Account and proceeds thereof, (v)
                             the rights of the Transferor under the Asset
                             Contribution Agreement, (vi) the rights as
                             beneficiary of the Limited RV Guaranty, (vii)
                             the rights as holder of the Series 1995-1
                             Certificates under the Administrative Agency
                             Agreement and the Series 1995-1 Supplement,
                             (viii) the security interest of the Issuer in
                             amounts credited to the Reserve Account and
                             the right to make withdrawals therefrom and
                             (ix) all proceeds of the foregoing.   See
                             "Property of the  Issuer" and "Series 1995-1
                             Certificates--Pledge of the Series 1995-1
                             Certificates to the Indenture Trustee."


Transferor Leased
Vehicle Purchase
Option    . . . . . . .      Under the Program Operating Lease, the
                             Transferor may, at its option, purchase the Issuer's beneficial interest in any Series
                             1995-1 Leased Vehicle which is sold at
                             auction following the Scheduled Lease End
                             Date of the related Series 1995-1 Lease.  The
                             Transferor may exercise such option  by
                             paying to the Issuer an amount equal to the Residual Value of such Series 1995-1 Leased
                             Vehicle minus any amounts due from the
                             related Obligor for Uncollected Excess Wear and Tear and Excess Mileage (such amount, the "Transferor Purchase Option Price"). The
                             Transferor will only exercise such option if neither the Obligor nor the Dealer exercises its option to purchase the Series 1995-1
                             Leased Vehicle, and the Sale Proceeds of such Series 1995-1 Leased Vehicle exceed the
                             Transferor Purchase Option Price. Because the Transferor intends to exercise this option when available, Sale Proceeds received by the Issuer with respect to any Series
                             1995-1 Leased Vehicle the related Series
                             1995-1 Lease of which terminated on or after its Scheduled Lease End Date will never exceed the Transferor Purchase Option Price.
                             The Transferor will retain any excess of the Sale Proceeds of such Series 1995-1 Leased
                             Vehicle over the related Transferor Purchase
                             Option Price, and such amounts will not be available to pay interest or principal on the Notes. See "Series 1995-1 Certificates--
                             Lease of the Series 1995-1 Certificates to the Transferor" for further discussion of the purchase option of the Transferor and "Description of the Administrative Agency
                             Agreement--Sale of Leased Vehicles" for a discussion of the process by which the Administrative Agent sells Series 1995-1
                             Leased Vehicles after their respective
                             Scheduled Lease End Dates.



                             Noteholders will not be subject to delay in receipt of principal resulting from a delay in the sale of Series 1995-1 Leased Vehicles after their respective Scheduled Lease End Dates to the extent that the Administrative Agent makes Sale Proceeds Advances of the Residual Values of Series 1995-1 Leased Vehicles as described in "--Sale Proceeds Advances" and "Description of the Administrative Agency Agreement--Advances of Sale Proceeds."


Reserve Account . . . .      Amounts on deposit in the Reserve Account
                             from time to time (the "Reserve Account
                             Amount") are available to cover shortfalls in
                             the Basic Payment portion of Program
                             Operating Lease Payments.  The "Basic
                             Payment," as of any Payment Date, is the sum
                             of (i) the Required Interest Payment, (ii)
                             the portion of the Pool Balance Decline
                             resulting from the termination of Series
                             1995-1 Leases before their respective
                             Scheduled Lease End Dates, (iii) the portion
                             of the aggregate Monthly Payments allocated
                             to a decline in the aggregate Adjusted
                             Balance Subject to Lease Charges of the
                             Series 1995-1 Leases and (iv) the Uncollected
                             Excess Wear and Tear and Excess Mileage with
                             respect to Series 1995-1 Leases for such
                             Accrual Period.  The "Initial Reserve Account
                             Deposit" is $________.   On each Payment Date
                             on which the

                             Reserve Account Amount is less than the
                             Required Reserve Account Amount for such
                             Payment Date, after giving effect to any
                             withdrawal of a Reserve Account Draw Amount
                             on such Payment Date, the Indenture Trustee
                             will deposit, from Total Available Funds, the Reserve Account Deposit Amount, if any, in the Reserve Account. The "Required Reserve Account Amount" as of any Payment Date will be the lesser of (i) __% of the Pool Balance as of the last day of the related Accrual Period and (ii) the sum of the aggregate principal balance of the Notes and the Lease Trust Certificates as of such Payment Date, before giving effect to any payments made on such Payment Date; provided that the Required Reserve Account Amount will not in any event be less than $__________. On each Payment Date, the Indenture Trustee will, if necessary, withdraw the Reserve Account Draw Amount from the Reserve Account and use such amount to pay the Program Operating Lease Payments. To the extent that on any Payment Date the Reserve Account Amount is greater than the Required Reserve Account Amount, after giving effect to any withdrawal of a Reserve Account Draw Amount on such Payment Date, the Indenture Trustee will release the Reserve Account Release Amount from the Reserve Account. The Reserve Account Release Amount, if any, and the Reserve Account Draw Amount, if any, will be included in the Total Available Funds available for distribution to Noteholders and Lease Trust
                             Certificateholders.   See "Description of the
                             Notes--Reserve Account Withdrawals and
                             Deposits" and "--The Indenture Cash Flows."

Limited RV
Guaranty  . . . . . . .      The Limited RV Guaranty, issued by Ford
                             Credit in favor of the Issuer, will cover the shortfall, if any, between (x) the Residual
                             Value (as decreased by Uncollected Excess
                             Wear and Tear and Excess Mileage) of a Series
                             1995-1 Leased Vehicle the related Series
                             1995-1 Lease of which terminated on or after its Scheduled Lease End Date and (y) proceeds from the sale thereof (including amounts collected in respect of Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the Obligor under applicable law). If the Transferor exercises its option to purchase a Series 1995-1 Leased
                             Vehicle, the proceeds from the sale available to the Issuer will be limited to the Transferor Purchase Option Price.

                             The Limited RV Guaranty will not exceed an aggregate amount of $______ for all Series 1995-1 Leased Vehicles. No reinstatement will be made for amounts drawn under the Limited RV Guaranty. See "Description of the Notes--Limited RV Guaranty." The Limited RV Guaranty will not cover shortfalls, if any, in proceeds from the sale of Series 1995-1 Leased Vehicles as a result of early terminations (voluntary or liquidations) or shortfalls in Monthly Payments from or amounts owed in respect of Excess Wear and Tear and Excess Mileage by Obligors (which amounts are considered to be Series 1995-1 Credit Losses and not Series 1995-1 Residual Losses because the Obligors are contractually committed to pay such amounts). Any such shortfalls will be covered, to the extent necessary for the Transferor to make the Basic Payment under the Program Operating Lease and to the extent funds are available therefor, by amounts on deposit in the Reserve Account.

                             As compensation for providing the Limited RV
                             Guaranty, Ford Credit will be entitled to receive the Limited RV Guaranty Fee on each Payment Date in the amount of ___% (per annum) of the outstanding amount of such Limited RV Guaranty, before giving effect to amounts drawn on the Limited RV Guaranty on such Payment Date. See "Description of the Notes--Limited RV Guaranty" and "--The Indenture Cash Flows."

Overcollateralization .      On the Closing Date, the Issuer will acquire
                             the Series 1995-1 Certificates representing a beneficial interest in Series 1995-1 Assets with an Initial Pool Balance of $____.

                             Because the initial principal balance of the
                             Notes and Lease Trust Certificates
                             constitutes __% of the Initial Pool Balance
                             as of the Closing Date, the remaining portion of the Initial Pool Balance provides overcollateralization for the benefit of the Notes and the Lease Trust Certificates.
                             When the principal balance of the Notes and
                             the Lease Trust Certificates have each been
                             reduced to zero, the Issuer will be dissolved and the remaining assets, including the Series 1995-1 Certificates, will be
                             distributed to the Transferor.   See "The
                             Issuer--Capitalization of the Issuer."

The Administrative
Agent     . . . . . . .      The Administrative Agent will act as servicer
                             with respect to all Leases and Leased
                             Vehicles owned by FCTT (including the Series
                             1995-1 Leases and Series 1995-1 Leased
                             Vehicles) and will be the custodian of the related Lease Files. The Administrative
                             Agent will receive the Administrative Agent
                             Fee and the Supplemental Administrative Agent
                             Fee as additional compensation for servicing the Series 1995-1 Assets (including disposing of Series 1995-1 Leased Vehicles) and administering the distribution of funds in respect thereof. The Administrative Agent
                             Fee as of any Payment Date will be equal to the sum of the product of 1% per annum and the Pool Balance as of the beginning of each Collection Period in the related Accrual
                             Period.  See "Description of the
                             Administrative Agency Agreement."


Administrative
Purchases . . . . . . .      Ford Credit and Ford Credit Leasing, as
                             holders of the EBCs, will be required to purchase the beneficial interest in any Series 1995-1 Lease and Series 1995-1 Leased
                             Vehicle as to which (i) all of the Specific
                             Eligibility Criteria and General Eligibility
                             Criteria were not satisfied on the Series
                             1995-1 Cut-Off Date, (ii) an uncured breach of certain covenants by the Administrative
                             Agent has occurred, (iii) the Administrative
                             Agent has granted a Term Extension or (iv) the Series 1995-1 Leased Vehicle is relocated to a jurisdiction in which FCTT is not authorized to hold the related certificate of title. Any such purchase shall be effected by the deposit of the Administrative
                             Purchase Amount in the Collection Account on the Distribution Date following discovery of such occurrence. See "Description of the Administrative Agency
                             Agreement--Administrative Purchases."

Monthly
Payment Advances  . . .      The Administrative Agent will be obligated to
                             make a Monthly Payment Advance in an amount
                             equal to any unpaid portion of the Monthly
                             Payments due under a Series 1995-1 Lease
                             during an Accrual Period, but only if the
                             Administrative Agent determines, in its sole
                             discretion, that such Monthly Payment Advance
                             will be recoverable from subsequent
                             Collections on such Series 1995-1 Lease
                             (excluding Sale Proceeds). See "Description
                             of the Notes--Advances" and "Description of
                             the Administrative Agency Agreement--Monthly
                             Payment Advances."
Sale Proceeds
Advances  . . . . . . .      The Administrative Agent will be obligated to
                             make a Sale Proceeds Advance in an amount equal to the Residual Value of any Series
                             1995-1 Leased Vehicle which has not been sold by the last business day of the Accrual
                             Period in which the Scheduled Lease End Date of the related Series 1995-1 Lease occurred, but only if the Administrative Agent determines, in its sole discretion, that such Sale Proceeds Advance will be recoverable from the Sale Proceeds of such Series 1995-1
                             Leased Vehicle.  See "Description of the
                             Notes--Advances" and "Description of the
                             Administrative Agency Agreement--Advances of
                             Sale Proceeds."

Tax Status  . . . . . .      Special Tax Counsel will render its opinion,
                             subject to the matters discussed under
                             "Certain Federal Income Tax Consequences," that for federal income tax purposes

                             (i) the Notes will be characterized as debt and (ii) neither FCTT, the Transferor nor the Issuer will be subject to taxation at the entity level. In the opinion of Michigan Tax Counsel, assuming the foregoing characterizations for federal income tax purposes, (i) the Notes will be characterized as debt for Michigan income and single business tax purposes, (ii) none of FCTT, the Transferor or the Issuer will incur a liability under either the Michigan single business tax or the Michigan income tax at the entity level and (iii) Holders not otherwise subject to tax in Michigan would not become subject to tax in Michigan solely because of a Holder's ownership of the Notes. See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" for additional information concerning the application of federal income tax and Michigan tax laws, respectively.

ERISA
Considerations  . . . .      Subject to the considerations discussed under
                             "ERISA Considerations," the Notes are
                             eligible for purchase by employee benefit plans.

Ratings of
the Notes . . . . . . .      It is a condition of the issuance of the
                             Class A-1 Notes that the Class A-1 Notes be rated "AAA" or its equivalent by at least one
                             Rating Agency. It is a condition of the
                             issuance of the Class A-2 Notes that the Class A-2 Notes be rated "AAA" or its equivalent by at least one Rating Agency. It is a condition of the issuance of the Class
                             A-3 Notes that the Class A-3 Notes be rated no lower than "A" or its equivalent by at least one Rating Agency. The rating of the Class A-3 Notes is based in part on the rating of Ford Credit as the provider of the Limited RV Guaranty. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency if circumstances so warrant. See "Ratings of the Notes," "Special Considerations--ERISA
                             Liabilities; Effect on Ratings" and "--Rating of Class A-3 Notes Dependent on Ford Credit
                             Performance Under Limited RV Guaranty."

                             SPECIAL CONSIDERATIONS

LIMITED LIQUIDITY

          There is currently no secondary market for the Notes offered hereby. The Underwriter expects, but will not be obligated, to make a market in the Notes. There can be no assurance that a secondary market for any of the Notes will develop or, if one does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes offered hereby.

LIMITED ASSETS

          The assets of the Issuer, which have been pledged to the Indenture Trustee to secure the payment of interest and principal on the Notes, are limited to the Lease Trust Estate, including the interest in the Series 1995-1 Certificates held by the Issuer under the Program Operating Lease, the right to receive payments from the Transferor under the Program Operating Lease, a security interest in the amounts credited to the Reserve Account to secure certain of the payments required under the Program Operating Lease and the rights as beneficiary of the Limited RV Guaranty. The Issuer will not have, nor is it permitted or expected to have, any other significant assets or other sources of funds. The Notes represent obligations of the Issuer, and are not insured or guaranteed by the Transferor, Ford Credit, Ford Credit Leasing, the RCL Trustee, the Lease Trustee, the Indenture Trustee or any other person or entity. Moreover, although payment of interest and principal on the Notes is ultimately dependent on the payments made under the Series 1995-1 Leases by Obligors and proceeds from the disposition of the Series 1995-1 Leased Vehicles, neither the Issuer nor the Transferor has a direct ownership interest in any Series 1995-1 Lease or a direct ownership interest or perfected security interest in any Series 1995-1 Leased Vehicle. Because the interest of the Indenture Trustee, as pledgee of the Issuer, is in the Series 1995-1 Certificates and other assets described above and not in the Series 1995-1 Assets, upon the occurrence of an Event of Default, the Indenture Trustee would have no rights with respect to either the Series 1995-1 Leases or the Series 1995-1 Leased Vehicles but instead would be limited to exercising its rights with respect to the Series 1995-1 Certificates and the other assets described above. See "Property of the Issuer."

LIMITED OBLIGATIONS OF THE ISSUER, THE TRANSFEROR, FORD CREDIT AND FORD CREDIT LEASING

          The Notes are solely obligations of the Issuer, and neither the Transferor, Ford Credit nor Ford Credit Leasing is obligated to pay interest on or principal of the Notes (except indirectly to the extent of payments required under the Program Operating Lease and the Limited RV Guaranty). The Transferor's obligation to the Issuer, and Ford Credit Leasing's obligation to the Issuer, is limited to making Program Operating Lease Payments as required under the Program Operating Lease. If, after application of amounts on deposit in the Reserve Account, the Transferor or Ford Credit Leasing does not have sufficient funds to pay to the Issuer the Program Operating Lease Payments on any Payment Date, the Noteholders could incur a loss on their investment.

          Ford Credit's obligation to the Issuer to make up shortfalls in the proceeds received in connection with the disposition of any Series 1995-1 Leased Vehicle after the scheduled expiration of the related Series 1995-1 Lease is limited to the total amount of the Limited RV Guaranty. Because the Limited RV Guaranty is not reinstated, the aggregate amount of the Limited RV Guaranty will be reduced by the amount, if any, paid under the Limited RV Guaranty on any Payment Date. If the aggregate amount of the Limited RV Guaranty is reduced to zero, the Noteholders could incur a loss on their investment. The Limited RV Guaranty will be available only to cover shortfalls in the amounts received for Series 1995-1 Vehicles after expiration of the related Series 1995-1 Lease on or after its Scheduled Lease End Date. The amount available to the Issuer from the sale of a Series 1995-1 Leased Vehicle on or after its Scheduled Lease End Date will be reduced by the Uncollected Excess Wear and Tear and Excess Mileage, if any, with respect to such vehicle. In addition, the amount of Sale Proceeds received by the Issuer in the event the Transferor exercises its option to purchase such vehicle is limited to its Transferor Purchase Option Price (the Residual Value of such Series 1995-1 Leased Vehicle minus Uncollected Excess Wear and Tear and Excess Mileage, if any). Uncollected Excess Wear and Tear and Excess Mileage will be a component of the Series 1995-1 Credit Loss with respect to a Collection Period and, to the extent necessary for the Transferor to make the Basic Payment under the Program Operating Lease with respect to any Payment Date and to the extent funds are available therefor, will be covered by amounts on deposit in the Reserve Account. See "Description of the Notes--Limited RV Guaranty."

RESIDUAL VALUE RISK

          The Residual Value of each Leased Vehicle, including each Series 1995-1 Leased Vehicle, is stated in the related Lease, including the Series 1995-1 Leases, and is determined by Ford Credit as Administrative Agent for FCTT. Ford Credit sets the Residual Value for a particular model of Leased Vehicle by reference to its estimate of the wholesale market value of such model at the end of the Lease Term. However, in connection with sales incentive programs for particular models, Ford Credit may increase the Residual Values set forth in Leases to levels above its estimate of the wholesale market values of such Leased Vehicles at the end of their respective Lease Terms, in order to stimulate sales of particular models by reducing the amount of the Total Monthly Payments which would be owed by Obligors. See "The Leases and the Leased Vehicles--Delinquency, Repossession, Residual Value and Loss Data."


          At the end of each Lease, each Leased Vehicle is either purchased by the Obligor or the Dealer for a price greater than or equal to its Residual Value or is returned to the Administrative Agent. For Series 1995-1 Leased Vehicles which are purchased by the Obligor or Dealer, the full Residual Value of such vehicles is applied to make distributions on the Series 1995-1 Certificates. To the extent that a Series 1995-1 Leased Vehicle is not purchased by the related Obligor or Dealer, the Administrative Agent will sell such Series 1995-1 Leased Vehicle at auction and proceeds of the sale will be applied to make distributions on the Series 1995-1 Certificates. Any shortfalls between (x) proceeds realized from the sale of Series 1995-1 Leased Vehicles (including amounts collected in respect of Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the Obligor under applicable law) after their respective Scheduled Lease End Dates and (y) their respective Residual Values (as such Residual Values are decreased by Uncollected Excess Wear and Tear and Excess Mileage) will reduce the amounts available for distribution on the Series 1995-1 Certificates, and, to the extent the Available RV Guaranty Amount is exhausted, the Noteholders could suffer a loss on their investment. Any Sale Proceeds of a Series 1995-1 Leased Vehicle which are in excess of its Residual Value minus Uncollected Excess Wear and Tear and Excess Mileage will be paid to the Transferor and therefore will not be available for distribution on the Series 1995-1 Certificates. See "The Series 1995-1 Certificates--Lease of the Series 1995-1 Certificates to the Transferor." As described in "Description of the Notes--Limited RV Guaranty," Uncollected Excess Wear and Tear and Excess Mileage is considered a Series 1995-1 Credit Loss (and not a Series 1995-1 Residual Loss) and is included in the calculation of the Reserve Account Draw Amount (and not in the calculation of the RV Guaranty Draw Amount). There can be no assurance that the historical realization of the Residual Values through purchases by the Obligor or a Dealer or from sale at auction will be indicative of future realizations on the Series 1995-1 Leased Vehicles. In addition, any shortfalls between Liquidation Proceeds and the Adjusted Balance Subject to Lease Charges of the related Series 1995-1 Leased Vehicle as of the date the related Series 1995-1 Lease became a Liquidated Lease will also reduce the amounts available for distribution on the Series 1995-1 Certificates and, to the extent that the Reserve Account Amount is exhausted, the Noteholders could suffer a loss on their investment.


          Because on the last business day of each Accrual Period the Administrative Agent is obligated to make a Sale Proceeds Advance of the Residual Value of each Series 1995-1 Leased Vehicle for which the Scheduled Lease End Date has occurred but the related Sale Proceeds have not been received, Noteholders will not be subject to delays in the receipt of principal payments due to delays in the sale of Series 1995-1 Leased Vehicles by the Administrative Agent to the extent that the Administrative Agent makes such Sale Proceeds Advances. The Administrative Agent is obligated to make a Sale Proceeds Advance with respect to a Series 1995-1 Leased Vehicle only to the extent that it believes such advances are recoverable from the Sale Proceeds of such Series 1995-1 Leased Vehicle; if the Administrative Agent determined that Sale Proceeds Advances were not recoverable from

Sale Proceeds on the Series 1995-1 Leased Vehicles which had not been sold, or if it otherwise failed to honor its contractual obligation to make Sale Proceeds Advances, Noteholders could be subject to delays in the receipt of principal payments to the extent that there is a delay in the receipt of proceeds from the sale of Series 1995-1 Leased Vehicles. See "Description of the Administrative Agency Agreement--Sale of Leased Vehicles" and "--Advances of Sale Proceeds."


GEOGRAPHIC, ECONOMIC AND OTHER FACTORS

          The Dealers which originated the Series 1995-1 Leases are located, and the Obligors generally are located, in California, New York or Pennsylvania. Due to the geographic concentration in these three states adverse economic conditions in one or more of these states may have a significant impact on the performance of the Series 1995-1 Assets. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the Series 1995-1 Leases. In addition, natural disasters in one or more of the states may affect the rate of prepayment and defaults on the Series 1995-1 Leases and the ability to realize the Residual Value of a Series 1995-1 Lease Vehicle upon sale. These economic factors, as well as other factors such as consumer perceptions of used vehicle values (and Ford vehicles in particular), may also affect the ability to realize the Residual Value of a Series 1995-1 Leased Vehicle upon sale.

STRUCTURAL CONSIDERATIONS

Beneficial Interests


          The Issuer does not directly own the Leases or the Leased Vehicles which constitute the Series 1995-1 Assets nor does it have a perfected security interest in the Series 1995-1 Leased Vehicles. Because ownership and, generally, the perfection of a security interest in a vehicle is governed by the certificate of title statute of the state in which a vehicle is located, and because obtaining a perfected security interest or an ownership interest in a vehicle would result in the administrative burden and expense of retitling vehicles, title to the Series 1995-1 Assets is held by the FCTT Trustee on behalf of FCTT which will issue the Series 1995-1 Certificates representing beneficial interests in the Series 1995-1 Assets. Before the designation of certain specified Leases and Leased Vehicles as the Series 1995-1 Assets and the issuance of the Series 1995-1 Certificates, the EBCs, held by Ford Credit and Ford Credit Leasing, will represent the beneficial interest in all of the FCTT Assets. After the issuance of the Series 1995-1 Certificates, the FCTT Trustee and the Administrative Agent are required to account separately for the proceeds relating to the Series 1995-1 Assets and to the other FCTT Assets. Neither the holders of the EBCs nor the holders of any other Series will have any rights to the Series 1995-1 Assets, payments relating thereto or the proceeds thereof. After the contribution of the Series 1995-1 Certificates by Ford Credit and Ford Credit Leasing to the Transferor and the subsequent transfer of such Series 1995-1 Certificates to the Issuer, the beneficial interest in the Series 1995-1 Assets will be held by the Issuer, subject to the pledge of the Series 1995-1 Certificates to the Indenture Trustee and the rights of the Transferor under the Program Operating Lease.


Allocation of FCTT Liabilities

          The FCTT Agreement provides that the holders of the Series 1995-1 Certificates are responsible for liabilities to third parties or to the FCTT Trustee incurred in connection with any Series 1995-1 Assets and further provides that the holders of the Series 1995-1 Certificates will not be responsible for liabilities incurred in connection with the other assets of FCTT. Holders of the EBCs will be responsible for any liabilities to third parties or liabilities of FCTT incurred in connection with any Non-Specified Assets, and the holders from time to time of any other Series will be responsible for any liabilities to third parties and liabilities of FCTT incurred in connection with the related Series Specified Assets. Such allocations are not binding on third parties, and to the extent that liabilities arising with respect to the assets of FCTT or imposed upon the FCTT Trustee are not satisfied in accordance with the allocations described above, the Series 1995-1 Assets could be used to satisfy such liabilities. To protect against such liabilities, Ford Credit maintains self-insurance for the benefit of itself and FCTT and maintains excess liability insurance policies naming Ford Credit and FCTT as insured parties. In addition, Ford Credit and Ford Credit Leasing have agreed to indemnify the Issuer and each will be liable as if FCTT were a partnership and each were a general partner. If the Contingent and Excess Liability Insurance is insufficient and Ford Credit and Ford Credit Leasing fail to perform their obligations to indemnify the Issuer against such liabilities and amounts otherwise distributable to Ford Credit and Ford Credit Leasing as holders of the EBCs are insufficient to satisfy such liabilities, the Series 1995-1 Assets, together with the other assets of FCTT, could be used to satisfy the liabilities to third parties and to the FCTT Trustee, and the Noteholders could incur a loss on their investment. See "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates--Insurance."

          The Issuer does not own the Series 1995-1 Assets but instead has an indirect beneficial interest therein. Therefore, a third-party creditor or claimant who has a perfected security interest in or otherwise obtains a lien on any Series 1995-1 Asset will have priority over the interest of the FCTT Trustee. If such creditor or claimant has a claim on any Series 1995-1 Asset, the effect is the same as if such creditor or claimant had a claim on the Issuer and the Issuer owned such Series 1995-1 Asset (that is, the Issuer's interest in the Series 1995-1 Asset would be subject to the prior perfected claim). However, because other assets in addition to the Series 1995-1 Assets are held by FCTT, and third-party creditors of FCTT are not bound by the allocation of liabilities described above, a general creditor of FCTT may obtain a lien either on all or any one of the Series 1995-1 Assets with respect to a claim unrelated to such Series 1995-1 Assets or on all of the assets of FCTT, including the Series 1995-1 Assets, regardless of whether such claim would have been allocated to such Series 1995-1 Assets under the terms of the FCTT Agreement.

          Such liens could include judgment liens arising from either successful claims under federal and state consumer protection laws with respect to Leases and Leased Vehicles or from successful claims against FCTT arising from operation of Leased Vehicles constituting assets of FCTT. Other general liens which could arise include tax liens arising against the Transferor or the Issuer, liens arising under various federal and state criminal statutes and certain liens in favor of the Pension Benefit Guaranty Corporation (the "PBGC"). See "--Consumer Protection Laws," "--ERISA Liabilities; Effect on Ratings" and "--Vicarious Tort Liability." Ford Credit and Ford Credit Leasing have each represented that as of the Series 1995-1 Cut-Off Date, there were no creditors or claimants with respect to the Series 1995-1 Assets or FCTT.

          The FCTT Assets are located in several states, the tax laws of which vary. In the event that any state imposes a tax on FCTT at the entity level, Ford Credit and Ford Credit Leasing have agreed to indemnify the holders of the SBCs for the full amount of such taxes. If Ford Credit and Ford Credit Leasing should fail to fulfill their respective indemnification obligations, amounts otherwise distributable to them as holders of the EBCs will be used to satisfy such indemnification obligations. However, it is possible that the Noteholders could incur a loss on their investment because Ford Credit and Ford Credit Leasing did not have sufficient assets available (including on the EBCs) to satisfy such state tax liabilities.

          The FCTT Agreement provides for Ford Credit and Ford Credit Leasing to be liable as if FCTT were a partnership and each were a general partner to the extent necessary after giving effect to the allocation of liabilities severally to the holders of certificates representing their respective beneficial interest in assets of FCTT. However, it is possible that the Noteholders could incur a loss on their investment to the extent that any such claim was allocable to the Issuer as holder of the Series 1995-1 Certificates either because a lien arose in connection with the Series 1995-1 Assets or because Ford Credit and Ford Credit Leasing did not have sufficient assets available (including distributions on the EBCs) to satisfy such claimant or creditor in full.

TERMINATION OF FCTT IN CERTAIN CIRCUMSTANCES

          If a bankruptcy or insolvency occurs with respect to Ford Credit Leasing or the Transferor, the FCTT Agreement provides that FCTT will be terminated, and if a bankruptcy or insolvency occurs with respect to the Issuer, if the Transferor is terminated upon the bankruptcy or insolvency of Ford Credit Leasing, or if the

Issuer becomes bankrupt or insolvent or is terminated as a result of the bankruptcy, insolvency or termination of RCL Trust or Ford Credit Leasing, the FCTT Agreement provides that FCTT will be terminated with respect to holding the Series 1995-1 Assets. In each case the FCTT Trustee is required to distribute the Series 1995-1 Assets to the holder of the Series 1995-1 Certificates. Because the Issuer has pledged its rights to the Series 1995-1 Certificates to the Indenture Trustee, such distribution would be made to the Indenture Trustee who would be responsible for re-titling the Series 1995-1 Leased Vehicles. The cost of such re-titling would reduce the amounts payable from the Series 1995-1 Assets which are available for payments of interest on and principal of the Notes, and in such event the Noteholders could suffer a loss on their investment.


INSOLVENCY OF FORD CREDIT -- SUBSTANTIVE CONSOLIDATION WITH FORD CREDIT; TRUE
SALE


          As described under "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates--Insolvency Related Matters," the transactions described herein have been structured and the parties to the Basic Documents described herein have undertaken to act in a manner such that the voluntary or involuntary commencement of an insolvency-related case or proceeding under the Bankruptcy Code or similar state laws by or against Ford Credit should not result in either Ford Credit Leasing, FCTT or the Transferor becoming subject to a similar case or proceeding, and should not result in the substantive consolidation of the assets and liabilities of Ford Credit Leasing, FCTT or the Transferor with those of Ford Credit for purposes of such case or proceeding. Each of Ford Credit and Ford Credit Leasing intends that its transfer of its Series 1995-1 Certificate to the Transferor be an absolute transfer (that is, a "true sale") of all its interest in such Series 1995-1 Certificate, and each will so treat and report such transfer for all relevant purposes. Special counsel to Ford Credit will deliver a legal opinion to the effect that (i) the assets and liabilities of each of Ford Credit Leasing, FCTT and the Transferor would not be substantively consolidated with those of Ford Credit if Ford Credit were to become the subject of a case under the Bankruptcy Code, and
(ii) the transfer of the Series 1995-1 Certificates by each of Ford Credit and Ford Credit Leasing would constitute an absolute transfer of all interest in such Series 1995-1 Certificates and, therefore, such Series 1995-1 Certificates (including payment thereon and the proceeds thereof) would not be property of either Ford Credit or Ford Credit Leasing, as the case may be, if either were to become the subject of a case under the Bankruptcy Code. Such conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance, and such legal opinion should not be regarded as a guaranty of the result a court would reach in an actual case before it. If Ford Credit Leasing, FCTT or the Transferor were to become the subject of an insolvency-related case or proceeding, or if a bankruptcy trustee, Ford Credit as debtor in possession, a creditor or other party having standing were to assert that Ford Credit Leasing, FCTT or the Transferor should be substantively consolidated with Ford Credit, or that the transfer of the Series 1995-1 Certificates from Ford Credit (or, if applicable, Ford Credit Leasing) should be recharacterized as a pledge of such Series 1995-1 Certificates to secure a borrowing, then delays in payments on the Series 1995-1 Certificates or (in the event of such an insolvency-related case or proceeding or should the court rule in favor of such assertion) reductions in such payments could occur, resulting in delays (or reductions) in payments on the Notes and a potential loss to Noteholders on their investment.


INSOLVENCY OF FORD CREDIT -- PREFERENCE RISK



          If Ford Credit were to become the subject of a case under the Bankruptcy Code, Administrative Purchase Amounts paid by Ford Credit pursuant to the Administrative Agency Agreement and payments made by Ford Credit under the Limited RV Guaranty might be recoverable as preferential transfers from Ford Credit to the extent made within a year of the commencement of such case. Such a case (or a similar case or proceeding under applicable state law) with respect to Ford Credit also would be an event of default under the Administrative Agency Agreement, which could result in the removal of Ford Credit as Administrative Agent. Either of such occurrences could adversely affect timely payment to Noteholders and, if payments previously made by Ford Credit were to be recovered, losses to Noteholders could result.

REQUIRED SALE OF ASSETS IN CERTAIN CIRCUMSTANCES

          If a bankruptcy or insolvency occurs with respect to the Transferor (which is intended to be a limited purpose business trust) or the Transferor is terminated (which could occur upon the bankruptcy or insolvency of Ford Credit Leasing (which is intended to be a special purpose corporation), the Lease Trust Agreement provides that the Issuer will be dissolved and the Indenture Trustee will be required to sell the assets of the Issuer, which consist primarily of the Series 1995-1 Certificates, in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the assets of the Issuer will be distributed to Noteholders and holders of Lease Trust Certificates in the priority set forth in the Indenture, and if such proceeds are not sufficient to pay the Notes in full, the amount of principal returned to Noteholders would be reduced, and the Noteholders would incur a loss on their investment. See "Additional Document Provisions--The Lease Trust Agreement--Termination."

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

          The rate of payment of principal and the yield to maturity on each Class of Notes generally will be directly related to the rate at which payments on the Series 1995-1 Leases and in respect of the Series 1995-1 Leased Vehicles are received. To the extent that Obligors make Total Monthly Payments when due (or the Administrative Agent makes Monthly Payment Advances) and the Residual Values of Series 1995-1 Leased Vehicles are not realized until their respective Scheduled Lease End Dates, the minimum principal payable quarterly to Noteholders can be determined with certainty. Partial prepayments will be treated as Payaheads and will not increase the rate of payment of principal of the Notes because such payments will be held and paid out to Noteholders as principal only when required to meet a shortfall in a subsequent payment from
the related Obligor.   However, because the Residual Values of Series 1995-1
Leased Vehicles account for a large portion of the Pool Balance the rate of payment of principal increases substantially in _____ 1997 when Series 1995-1 Leases begin to reach their Scheduled Lease End Dates. See "The Leases and Leased Vehicles." Further, prepayment of the entire Adjusted Balance Subject to Lease Charges of a Series 1995-1 Lease, whether in the form of Voluntary Early Termination Proceeds, Liquidation Proceeds or Administrative Purchases, will have the effect of increasing the rate of payment of principal on the Notes. In addition, no principal will be paid on any Class of Notes until each prior Class has been paid in full, unless an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, in which case principal will be paid on a pro rata basis to the holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes based on their respective principal balances without any distinction among Classes. The rate of payment of principal of the Notes also will be increased by the application to the payment of principal (after payment of interest) on the Notes of the portion of the Monthly Payments, if any, not applied to reduce the Pool Balance or to pay certain fees. To the extent Series 1995-1 Leases which have higher Retail Operating Lease Factors are prepaid faster than others, the amount of such additional portion of the Monthly Payments available to pay principal of the Notes will be reduced. See "Maturity, Prepayment and Yield Considerations."

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws and regulations, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts such as the Series 1995-1 Leases. These laws apply to FCTT as the assignee of each Series 1995-1 Lease and may also apply to the Issuer as holder of the Series 1995-1 Certificates which represent a beneficial interest in the Series 1995-1 Leases, among other things. The failure of FCTT, or the Administrative Agent acting on behalf of FCTT, to comply with such laws and regulations may give rise to liabilities on the part of FCTT, and claims by FCTT or the Administrative Agent acting on behalf of FCTT with respect to Obligors may be subject to set-off as a result of such non-compliance.

          Each of California, New York and Pennsylvania has adopted a "Lemon Law" that provides users of vehicles, including lessees, certain rights with respect to vehicles which are substandard. Such Lemon Laws apply with respect to the Series 1995-1 Leased Vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the related Series 1995-1 Lease and/or the refunding to the related Obligor of some portion of Total Monthly Payments paid by such Obligor. Any such refund would reduce the amounts distributed with respect to the Series 1995-1 Certificates, which could, in certain circumstances, reduce the payments to Noteholders. See "Certain Legal Aspects of the Leases and Leased Vehicles--Consumer Protection Laws."

ERISA LIABILITIES; EFFECT ON RATINGS

          It is possible that the PBGC could assert that the assets of FCTT, including the Series 1995-1 Assets, should be subject to liens in favor of the PBGC to satisfy any unpaid ERISA obligations of any member of an "affiliated group" that includes Ford Credit, Ford and their respective affiliates.
Because such "affiliated group" has historically substantially fully funded their ERISA obligations (none of which arise under multiple employer plans), the Transferor believes that the likelihood of any such liability arising and the PBGC attempting to assert such a lien (including a lien against the Series 1995-1 Assets) is remote. However, if an unfunded ERISA liability of the affiliated group arises, there can be no assurance that the PBGC will not attempt to assert a lien. The ratings of the Notes may be downgraded in the event of any unfunded ERISA liability of any member of the affiliated group. There are currently no unfunded ERISA liabilities in the Ford affiliated group, although there can be no assurance that the current level of funding will continue in the future. See "Ratings of the Notes."

VICARIOUS TORT LIABILITY

          Although FCTT will hold title to the Series 1995-1 Leased Vehicles and the Issuer, as holder of the Series 1995-1 Certificates (subject to the pledge to the Indenture Trustee and the rights of the Transferor under the Program Operating Lease), will have a beneficial interest therein, the Series 1995-1 Leased Vehicles will be operated by the related Obligors and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of its ownership of the vehicle. To the extent that applicable state law permits such an action, FCTT and the FCTT Assets, including the Series 1995-1 Assets, may be subject to liability to such an injured party. FCTT is named as an insured party under the Contingent and Excess Liability Insurance. In the event that vicarious liability was imposed on FCTT as owner of a Series 1995-1 Leased Vehicle (or, in certain circumstances a Leased Vehicle that is not a Series 1995-1 Leased Vehicle) and the coverage provided by the Contingent and Excess Liability Insurance was insufficient to cover the full amount of such loss, and Ford Credit and Ford Credit Leasing failed to perform their obligations to indemnify the Issuer, the Noteholders could incur a loss on their investment. See "--Structural Considerations," "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates" and "Certain Legal Aspects of the Leases and Leased Vehicles--Vicarious Liability."

RATING OF THE CLASS A-3 NOTES DEPENDENT ON FORD CREDIT PERFORMANCE UNDER LIMITED RV GUARANTY

          Principal on the Class A-3 Notes is paid only after the principal amount of the Class A-1 Notes and the Class A-2 Notes have each been reduced to zero (except when an Event of Default has occurred, in which instance principal is paid to all Classes pro rata). Consequently, repayment of such principal to the Class A-3 Noteholders depends largely on proceeds from the disposition of Series 1995-1 Leased Vehicles and, to the extent that such amounts are less than the aggregate Residual Values of such Series 1995-1 Leases with respect to any Payment Date, amounts paid by Ford Credit under the Limited RV Guaranty to make up such shortfall. Because the obligation under the Limited RV Guaranty is an unsecured obligation of Ford Credit, in the event of a downgrade in the rating or ratings assigned to Ford Credit, the rating assigned to the Class A-3 Notes could be reduced. See "Ratings of the Notes" and "Description of the Notes--Limited RV Guaranty."

ADMINISTRATIVE AGENT DEFAULT

          Ford Credit is the Administrative Agent with respect to the Leases and Leased Vehicles, including the Series 1995-1 Leases and Series 1995-1 Leased Vehicles. Administrative Agent Events of Default may occur with respect to all beneficiaries of FCTT, including the Issuer, or only with respect to one or more Series. Upon the occurrence of an Administrative Agent Event of Default with respect to all beneficiaries of FCTT, the FCTT Trustee, if so directed by 100% of the beneficiaries of FCTT (including the Indenture Trustee, as secured party for the Issuer, as holder of the Series 1995-1 Certificates and any other holder of a Series, but excluding Ford Credit and Ford Credit Leasing), may terminate all of the rights and obligations of Ford Credit under the Administrative Agency Agreement. Upon the occurrence of an Administrative Agent Event of Default with respect to Series 1995-1, the Indenture Trustee may terminate all of the rights and obligations of Ford Credit with respect to Series 1995-1 only, and the FCTT Trustee will become the successor Administrative Agent until such time as a successor Administrative Agent is appointed pursuant to the terms of the Administrative Agency Agreement. Any replacement of Ford Credit as Administrative Agent in servicing the Leases and disposing of the Leased Vehicles could have an adverse effect on the timely receipt of interest and principal by the Noteholders. See "Description of the Administrative Agency Agreement--Administrative Agent Events of Default."

BOOK-ENTRY REGISTRATION


          Each Class of the Notes will be initially represented by one or more physical notes registered in the name of Cede or any successor nominee for DTC and will not be registered in the names of the beneficial owners of Notes or their nominees. Accordingly, unless and until Definitive Notes are issued, holders of beneficial interests in Notes will not be recognized by the Indenture Trustee as Noteholders and will only be able to exercise the rights of Noteholders indirectly through DTC and its participants. See "Description of the Notes--Book-Entry Registration."


                                  FORD CREDIT

          Ford Credit was incorporated in Delaware in 1959 and is a wholly owned subsidiary of Ford Motor Company ("Ford").

          Ford Credit provides wholesale financing and capital loans to franchised Ford vehicle dealers and other dealers associated with such dealers and purchases retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealers. In addition, a wholly-owned subsidiary of Ford Credit provides these financing services in the United States to other vehicle dealers. More than 85% of all new vehicles financed by Ford Credit are manufactured by Ford or its affiliates. Ford Credit also provides retail financing for used vehicles built by Ford and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford, finances certain receivables of Ford and its subsidiaries, and offers diversified financing services which are managed by USL Capital Corporation, a wholly owned subsidiary of Ford Holdings, Inc. ("Ford Holdings"). Ford Credit also manages the insurance businesses of The American Road Insurance Company, a wholly owned subsidiary of Ford Holdings. Ford Credit also is a significant equity participant in Ford Holdings whose primary activities are consumer and commercial financing operations, insurance underwriting and equipment leasing.

          The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

                                   THE ISSUER

FORMATION OF THE ISSUER

          The Issuer is a trust formed under the laws of the State of Delaware pursuant to the Lease Trust Agreement solely for the purposes of the transactions described in this Prospectus. After its formation, the Issuer will not engage in any activity other than (i) issuing the Notes and Lease Trust Certificates, (ii) using the proceeds from the sale of the Notes and Lease Trust Certificates to acquire the Series 1995-1 Certificates and the other property of the Lease Trust Estate, (iii) making payments on the Notes and Lease Trust Certificates, (iv) entering into and performing its obligations under the Basic Documents to which it is a party and (v) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

CAPITALIZATION OF THE ISSUER

          On the Closing Date, the Issuer will be capitalized with $__________ of Notes and $________ of Lease Trust Certificates. Transferor Lease Trust Certificates with an aggregate initial principal balance of $________ will be sold to the Transferor and Ford Credit Leasing and the remaining Lease Trust Certificates will be sold to third party investors that are expected to be unaffiliated with the Transferor, the Administrative Agent, their respective affiliates or the Issuer. The proceeds from the sale of the Notes and the Lease Trust Certificates will be used to pay the cash portion of the acquisition price paid to the Transferor for the Series 1995-1 Certificates pursuant to the Transfer Agreement. The remaining portion of the acquisition price (the "Deferred Amount") will be paid by the Issuer to the holders of the Transferor Lease Trust Certificates after the principal balance of the Notes and the Lease Trust Certificates have each been reduced to zero, and then only to the extent of any remaining payments or proceeds from the Series 1995-1 Certificates.

          The following table illustrates the capitalization of the Issuer as of the Closing Date, as if the issuance and sale of the Notes and Lease Trust Certificates and the incurrence of the obligation to pay the Deferred Amount had taken place on such date:

Class A-1 Notes  . . . . . . . . . . . . . . . . . . . . .  $__________
Class A-2 Notes  . . . . . . . . . . . . . . . . . . . . .  $__________
Class A-3 Notes  . . . . . . . . . . . . . . . . . . . . .  $__________
Lease Trust Certificates   . . . . . . . . . . . . . . . .  $__________
Deferred Amount  . . . . . . . . . . . . . . . . . . . . .  $__________

THE LEASE TRUSTEE

          PNC Bank, Delaware, a Delaware banking corporation, is the Lease Trustee under the Lease Trust Agreement. The principal offices of the Lease Trustee are located at 222 Delaware Avenue, Wilmington, Delaware 19801. The Transferor, Ford Credit and their affiliates may maintain normal commercial banking relationships with the Lease Trustee and its affiliates. The fees and expenses of the Lease Trustee will be paid by the Administrative Agent, acting on behalf of the holders of the EBCs.


                             PROPERTY OF THE ISSUER

          On the Closing Date, the Series 1995-1 Certificates will be transferred to the Issuer pursuant to the Transfer Agreement. The Issuer will then pledge its interest in the Series 1995-1 Certificates to the Indenture Trustee under the Indenture and then, subject to such pledge, will lease the Series 1995-1 Certificates back to the Transferor pursuant to the Program Operating Lease. The Program Operating Lease with respect to the beneficial interest in each Series 1995-1 Leased Vehicle expires with respect to such Series 1995-1 Leased Vehicle on the day immediately preceding the sale of such Series 1995-1 Leased Vehicle, but only if such sale occurs on or after the
related Scheduled Lease End Date.  See "Series 1995-1 Certificates."   After
giving effect to the transactions described herein and effected by the Basic Documents, the property of the Issuer (the "Lease Trust Estate") will consist of (i) the rights of the Issuer under the Series 1995-1 Certificates, (ii) the rights under the Program Operating Lease, (iii) the Issuer's rights to all funds on deposit from time to time in the Collection Account and the Payahead Account (including investment income of amounts on deposit in the Collection Account) and proceeds thereof, (iv) the Payment Account and proceeds thereof,
(v) the rights of the Transferor under the Asset Contribution Agreement, (vi) the rights as beneficiary of the Limited RV Guaranty, (vii) the rights as holder of the Series 1995-1 Certificates under the Administrative Agency Agreement and the Series 1995-1 Supplement, (viii) the security interest of the Issuer in amounts credited to the Reserve Account and the right to make withdrawals therefrom and (ix) all proceeds of the foregoing. All of the Lease Trust Estate is pledged to the Indenture Trustee pursuant to the terms of the Indenture.

          Because the Series 1995-1 Certificates represent the beneficial interest in the Series 1995-1 Assets, Noteholders are dependent on payments made on the Series 1995-1 Leases and proceeds received in connection with the disposition of Series 1995-1 Leased Vehicles for payment of interest on and principal of the Notes. The Issuer will not have a direct ownership interest in the Series 1995-1 Leases, or a direct ownership interest or perfected security interest in the Series 1995-1 Leased Vehicles (which will be titled in the name of FCTT), and it is therefore possible that a claim or lien with respect to the Series 1995-1 Leased Vehicles or on FCTT could limit the amounts paid to the holders of the Series 1995-1 Certificates to less than the amount due from the related Obligors or realized from the sale of Series 1995-1 Leased Vehicles. To the extent that a claim or lien delays disposition of Series 1995-1 Leased Vehicles or reduces the amount paid to the holders of the Series 1995-1 Certificates as holders of the beneficial interest in the Series 1995-1 Assets, Noteholders could be subject to delays in payment or losses on their investment. See "Special Considerations--Structural Considerations," "Description of the Notes--Reserve Account Withdrawals and Deposits," "Description of the Notes--Limited RV Guaranty," "Series 1995-1 Certificates" and "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates."


                                USE OF PROCEEDS

          The net proceeds from the sale of the Notes will be applied, together with the proceeds from the sale of the Lease Trust Certificates, to acquire the Series 1995-1 Certificates from the Transferor pursuant to the Transfer Agreement.


                                      FCTT

CREATION OF FCTT BY FORD CREDIT
  AND FORD CREDIT LEASING

          Ford Credit Titling Trust ("FCTT") was formed by Ford Credit and Ford Credit Leasing, a special-purpose, wholly-owned subsidiary of Ford Credit, pursuant to the terms of the FCTT Agreement. The primary purpose of FCTT is to acquire from Dealers located in specified jurisdictions the Leases and Leased Vehicles originated by such Dealers and to conserve and hold such Leases and Leased Vehicles on behalf of the beneficiaries from time to time of FCTT. As of the date hereof, Ford Credit has directed that each lease under the RCL Plan which is originated by Dealers in California, New York and Pennsylvania, and the related leased vehicle, be assigned by Dealers to FCTT, except that if the obligor under the lease is located in a state other than California, New York and Pennsylvania, such lease and the related leased vehicle is assigned to Ford Credit instead of FCTT. All the Series 1995-1 Leases and Series 1995-1 Leased Vehicles were originated in California, New York or Pennsylvania with Obligors located in such states. The Administrative Agent has advised the Issuer that it anticipates that after the date hereof, additional states will be added to the list of states in which Dealers will assign Leases and Leased Vehicles to FCTT. Leases and Leased Vehicles originated in such additional states will constitute
FCTT Assets but will not constitute Series 1995-1 Assets.   See "--Lease
Origination from Dealers and Assignment to FCTT."

THE FCTT TRUSTEE

          Comerica Bank, a Michigan banking corporation, is the FCTT Trustee. The principal offices of Comerica Bank are located in Detroit, Michigan. The Transferor, Ford Credit and their affiliates may maintain normal commercial banking relationships with Comerica Bank and its affiliates.

LEASE ORIGINATION FROM DEALERS AND ASSIGNMENT TO FCTT

          Dealers originate Leases on a form providing for the assignment thereof to FCTT. Each Leased Vehicle which is assigned to FCTT previously has been sold to the Dealer by Ford or, in certain limited circumstances, by another manufacturer of motor vehicles. The Dealer has negotiated the terms of the Lease with the Obligor, including an option to purchase the related Leased Vehicle on the Scheduled Lease End Date for an amount greater than or equal to the Residual Value of the Leased Vehicle. Upon entering into a Lease with an Obligor and approval of such Lease by the Administrative Agent, Dealers assign the Lease, the related Leased Vehicle, the first Total Monthly Payment received from the Obligor and rights to any security deposit or reconditioning reserve to FCTT against payment of the related Balance Subject to Lease Charges. As of the date of the assignment, FCTT holds the title to and is the record owner of the Lease and Leased Vehicle. Until such date as the Lease and Leased Vehicle are designated as Series Specified Assets in connection with the issuance of any Series, the beneficial interest in such Lease and Leased Vehicle is held by Ford Credit and Ford Credit Leasing as holders of the Exchangeable Beneficial Certificates. See "-- Exchangeable Beneficial Certificates and Specified Beneficial Certificates." Pursuant to agreements between Ford Credit and the Dealers, each Dealer is obligated, after originating and assigning Leases and Leased Vehicles to FCTT, to repurchase such Leases and Leased Vehicles which do not meet certain representations and warranties made by such Dealer. The Administrative Agent has paid or will pay applicable sales, use and similar taxes to the appropriate authorities from amounts collected from Obligors or otherwise.

TITLING OF LEASED VEHICLES

          The Administrative Agent, on behalf of FCTT, purchases the Leases and related Leased Vehicles, including the Series 1995-1 Leases and the related Series 1995-1 Leased Vehicles, from the originating Dealers and causes the certificate of title for each Leased Vehicle to be issued in the name "Ford Credit Titling Trust," or "Ford Credit Titling Trust, Comerica Bank, Trustee" or in a substantially similar name acceptable to the relevant governmental departments or agencies. No lien will be placed on the certificate of title to indicate the interests of the beneficiaries of FCTT, and new certificates of title will not be issued in connection with the transfer of any beneficial interests in FCTT. Therefore, there will be no indication on the certificates of title for the Series 1995-1 Leased Vehicles that the Issuer or any other person has an interest in such Series 1995-1 Leased Vehicles. In certain circumstances, however, certificates of title to the Leased Vehicles will reflect a lien recorded in favor of the Administrative Agent, including therein the address of an office of the Administrative Agent at which Leases and the certificates of title to Leased Vehicles are to be delivered. This lien exists only to assure delivery of the certificates of title to the correct location; the Administrative Agent will not have an interest in the Leased Vehicles, although for administrative convenience, it (or a third-party contractor hired by it) will hold the certificates of title as custodian on behalf of the FCTT Trustee. See "Special Considerations--Structural Considerations" and "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates."

EXCHANGEABLE BENEFICIAL CERTIFICATES
AND SPECIFIED BENEFICIAL CERTIFICATES

          Prior to the issuance of the Series 1995-1 Certificates and the securitization described herein, the FCTT Trustee issued to Ford Credit and Ford Credit Leasing, as the beneficiaries of FCTT, Exchangeable Beneficial Certificates (each, an "EBC") representing the entire beneficial interest in the FCTT Assets (representing a 98% beneficial interest in the FCTT Assets in the case of Ford Credit, and a 2% beneficial interest in the case of Ford Credit Leasing). Neither Ford Credit nor Ford Credit Leasing may transfer or assign their respective EBCs (except in exchange for a Specified Beneficial Certificate). As described below, in addition to the EBCs, the FCTT Trustee may issue from time to time Specified Beneficial Certificates ("SBCs") representing beneficial interests in certain designated FCTT Assets. The Series 1995-1 Certificates are the first series of SBCs issued by FCTT. After the issuance of the Series 1995-1 Certificates and until any other SBCs are issued, the EBCs will represent the beneficial interest in all of the FCTT Assets other than those FCTT Assets which are designated as Series 1995-1 Assets (such other FCTT Assets, the "Non-Specified Assets"). The beneficial interest in FCTT and the FCTT Assets as of any date is represented by the EBCs and each outstanding SBC.

          Pursuant to the FCTT Agreement, the Administrative Agent, acting at the unanimous direction of the holders of the EBCs, may at any time deliver to the FCTT Trustee a Series Specification Notice identifying certain FCTT Assets to be designated as Series Specified Assets and the date ( the "Series Issue Date") upon which an SBC representing the beneficial interest in such Series Specified Assets will be issued to each holder of an EBC. On the Series Issue Date, the FCTT Trustee will deliver an SBC to each holder of an EBC. Upon delivery of the SBC, such holder's beneficial interest in the FCTT Assets will be represented by the EBC (with respect to the Non-Specified Assets) and each SBC (with respect to Series Specified Assets). As described in "Series 1995-1 Certificates--Issuance of Series 1995-1 Certificates to Ford Credit and Ford Credit Leasing," the Series 1995-1 Certificate to be issued to Ford Credit will be an SBC representing a 98% beneficial interest in the Series 1995-1 Assets and the Series 1995-1 Certificate to be issued to Ford Credit Leasing will be an SBC representing a 2% beneficial interest in the Series 1995-1 Assets. While Series 1995-1 is the first Series to be issued by the FCTT Trustee, Ford Credit and Ford Credit Leasing expect from time to time to designate other FCTT Assets as Series Specified Assets and to issue additional Series representing beneficial interests in such Series Specified Assets.

          As set forth in the FCTT Agreement and the Administrative Agency Agreement, the holders from time to time of any SBC will have a beneficial interest in the related Series Specified Assets, will be entitled to receive such percentage interest of the proceeds of the related Series Specified Assets set forth in such SBC and, acting together with each other holder of an SBC representing a beneficial interest in such Series Specified Assets, will be entitled to direct the FCTT Trustee to take actions or refrain from taking actions with respect to such Series Specified Assets. The holders from time to time of any SBCs will not be entitled to receive proceeds from Non-Specified Assets or from any other Series Specified Assets which may exist from time to time. However, it is possible in certain circumstances that notwithstanding the allocations of liabilities and the indemnities set forth in the FCTT Agreement, certain Series Specified Assets could be attached or proceeds of such Series Specified Assets could be used to satisfy a claim with respect to Non-Specified Assets or other Series Specified Assets. See "Special Considerations--Structural Considerations."


                                 THE TRANSFEROR

DELAWARE BUSINESS TRUST

          The Transferor is a business trust formed under the laws of the State of Delaware pursuant to the RCL Trust Agreement for purposes of the transactions described herein. The activities of the Transferor are limited to
(i) acquiring and transferring the Series 1995-1 Certificates and entering into and performing its obligations under the Program Operating Lease; (ii) acting as depositor to the Issuer and entering into the Lease Trust Agreement and acquiring and holding certain Lease Trust Certificates issued thereunder; and
(iii) making distributions and executing agreements as are necessary, suitable or convenient to accomplish the foregoing. In addition, after entering into the Program Operating Lease the Transferor will assign a 1% interest in all of its assets and liabilities to Ford Credit Leasing. See "--Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing" and "Series 1995-1 Certificates--Lease of the Series 1995-1 Certificates to the Transferor."

RCL TRUSTEE

          The RCL Trustee is The Chase Manhattan Bank (USA), a Delaware banking corporation, with offices located at 802 Delaware Avenue, Wilmington, Delaware 19801. The fees and expenses of the RCL Trustee will be paid by the Administrative Agent, acting on behalf of the holders of EBCs.

CREATION BY FORD CREDIT AND FORD CREDIT
LEASING; ASSIGNMENT TO FORD CREDIT LEASING

          Prior to the issuance of the Series 1995-1 Certificates and the securitization described herein, Ford Credit held a 98% beneficial interest in the Transferor and Ford Credit Leasing held a 2% beneficial interest in the Transferor. Because the Transferor will assign a 1% interest in its assets and liabilities to Ford Credit Leasing on the Closing Date, the beneficial interest in the Transferor held by Ford Credit and Ford Credit Leasing will be changed by the amount so assigned. After the assignment on the Closing Date, Ford Credit Leasing, in addition to a direct right to 1% of all assets of the Transferor (and an obligation to pay 1% of all liabilities of the Transferor), will retain the right as a beneficiary of the Transferor to receive distributions of the assets of the Transferor (and be required to pay obligations of the Transferor) in an amount equal to 1/99 of such distributions (and such obligations) after giving effect to the assignment to Ford Credit Leasing. Ford Credit as a beneficiary of the Transferor will retain the right to receive distributions of the assets of the Transferor (and be required to pay obligations of the Transferor) in an amount equal to 98/99 of such distributions (and such obligations) after giving effect to the assignment to Ford Credit Leasing. As described in "Series 1995-1 Certificates--Lease of the Series 1995-1 Certificates to the Transferor," the primary obligation of the Transferor after the Closing Date is to make Program Operating Lease Payments and its primary assets after the Closing Date are the interest it has as lessee of the Series 1995-1 Certificates pursuant to the Program Operating Lease, its interest in the Reserve Fund, and the Transferor Lease Trust Certificate.


                           SERIES 1995-1 CERTIFICATES

ISSUANCE OF SERIES 1995-1 CERTIFICATES
TO FORD CREDIT AND FORD CREDIT LEASING

          The Series 1995-1 Certificates will be the first SBCs issued by FCTT. See "FCTT--Exchangeable Beneficial Certificates and Specified Beneficial Certificates." On the Closing Date, the FCTT Trustee will (i) issue a Series 1995-1 Certificate to Ford Credit, as holder of an EBC, representing Ford Credit's 98% beneficial interest in the FCTT Assets which were designated as Series 1995-1 Assets pursuant to the Series Specification Notice relating to Series 1995-1 and (ii) issue a Series 1995-1 Certificate to Ford Credit Leasing, as holder of an EBC, representing Ford Credit Leasing's 2% beneficial interest in the FCTT Assets which were designated as Series 1995-1 Assets pursuant to the Series Specification Notice relating to Series 1995-1.

CONTRIBUTION OF SERIES 1995-1
CERTIFICATES TO THE TRANSFEROR

          On the Closing Date, Ford Credit and Ford Credit Leasing each will convey its respective Series 1995-1 Certificate to the Transferor pursuant to the terms of the Asset Contribution Agreement. Ford Credit and

Ford Credit Leasing each will covenant to treat the conveyance of the Series 1995-1 Certificates to the Transferor as an absolute transfer for all purposes. Upon the conveyance of the Series 1995-1 Certificates, the value of the beneficial interests of Ford Credit and Ford Credit Leasing in the Transferor will be increased by the value of the Series 1995-1 Certificates. See "The Transferor--Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing."

          In addition to the conveyance of the Series 1995-1 Certificates, Ford Credit and Ford Credit Leasing also will convey to the Transferor their rights in the Series 1995-1 Supplement and under the Administrative Agency Agreement with respect to Series 1995-1.

          The Administrative Agent in the Series 1995-1 Supplement and Ford Credit and Ford Credit Leasing in the Asset Contribution Agreement will make certain representations and warranties with respect to the Series 1995-1 Assets. See "The Leases and Leased Vehicles--Eligibility Criteria" and "Additional Document Provisions--Representations, Warranties and Covenants."
In the event of a breach of any representation and warranty, or if any representation and warranty proves to have not been true when made, and such breach or failure has not been cured by the end of the second Collection Period following discovery or receipt of notice, Ford Credit and Ford Credit Leasing, or the Administrative Agent on behalf of Ford Credit and Ford Credit Leasing, will repurchase the beneficial interest in the Series 1995-1 Asset to which such breach or failure relates for an amount equal to the Administrative Purchase Amount on the next Distribution Date. See "Description of the Administrative Agency Agreement--Administrative Purchases."

TRANSFER OF THE SERIES 1995-1
CERTIFICATES TO THE ISSUER

          On the Closing Date, immediately following the conveyance of the Series 1995-1 Certificates to the Transferor pursuant to the Asset Contribution Agreement as described in "--Contribution of Series 1995-1 Certificates to the Transferor," the Transferor, pursuant to the terms of the Transfer Agreement, will transfer the Series 1995-1 Certificates to the Issuer. The Transferor also will assign to the Issuer the rights under the Administrative Agency Agreement and the Series 1995-1 Supplement conveyed to it by Ford Credit and Ford Credit Leasing pursuant to the Asset Contribution Agreement. In exchange for such transfer and assignment, the Issuer will agree to pay to the Transferor an amount equal to the Initial Pool Balance. The portion of such acquisition price paid to the Transferor on the Closing Date in cash will equal the net proceeds from the sale of the Notes and Lease Trust Certificates. The remaining portion of such acquisition price constitutes the Deferred Amount and will be payable by the Issuer to the Transferor and Ford Credit Leasing as holders of the Transferor Lease Trust Certificates after the principal balance of the Notes and the Lease Trust Certificates have each been reduced to zero, and then only to the extent of any remaining payments or proceeds from the Series 1995-1 Certificates.

PLEDGE OF THE SERIES 1995-1 CERTIFICATES
TO THE INDENTURE TRUSTEE

          Immediately following the transfer of the Series 1995-1 Certificates to the Issuer as described in "--Transfer of the Series 1995-1 Certificates to the Issuer," the Issuer will pledge its interest in the Series 1995-1 Certificates as part of the Lease Trust Estate pledged to the Indenture Trustee as security for the repayment of the Notes. See "Property of the Issuer."

LEASE OF THE SERIES 1995-1
CERTIFICATES TO THE TRANSFEROR

          Immediately following the transfer of the Series 1995-1 Certificates to the Issuer and the pledge to the Indenture Trustee of the Issuer's interest therein as described in "--Transfer of the Series 1995-1 Certificates to the Issuer" and "--Pledge of the Series 1995-1 Certificates to the Indenture Trustee," the Issuer and the Transferor will enter into the Program Operating Lease pursuant to which the Transferor will lease the Series 1995-1 Certificates during the term of the Program Operating Lease. As lessee, the Transferor will be entitled to receive all proceeds from the Series 1995-1 Certificates during the term of the Program Operating Lease and will be required to make Program Operating Lease Payments to the Issuer, subject to the assignment by the Transferor of 1% of its assets and obligations to Ford Credit Leasing. See "The Transferor--Creation by Ford Credit and Ford Credit Leasing; Assignment to Ford Credit Leasing."

          Because the Program Operating Lease expires with respect to the portion of the Series 1995-1 Certificates representing the beneficial interest in a Series 1995-1 Leased Vehicle on the day preceding the sale of such Series 1995-1 Leased Vehicle, if such sale occurs on or after such Series 1995-1 Leased Vehicle's Scheduled Lease End Date, the Transferor will receive all Monthly Payments with respect to Series 1995-1 Leases, and all Sale Proceeds of those Series 1995-1 Leased Vehicles the related Series 1995-1 Leases of which terminate before their Scheduled Lease End Date. These amounts are included in the Program Operating Lease Payments payable by the Transferor, as lessee under the Program Operating Lease. In addition, the Program Operating Lease Payments include all amounts of Excess Wear and Tear and Excess Mileage. The Transferor is obligated to make Program Operating Lease Payments to the Issuer for so long as the Notes and Lease Trust Certificates are outstanding. Such Program Operating Lease Payments will be deemed made to the extent that Collections comprised of Monthly Payments (or Monthly Payment Advances), Voluntary Early Termination Proceeds and Liquidation Proceeds in an amount equal to such Monthly Payments, Uncollected Excess Wear and Tear and Excess Mileage and Adjusted Balance Subject to Lease Charges of all Leases which terminate before their Scheduled Lease End Dates are deposited by the Administrative Agent in the Collection Account. The Transferor will not receive the Sale Proceeds of those Series 1995-1 Leased Vehicles whose Series 1995-1 Leases terminate on or after their respective Scheduled Lease End Dates. The right to such Sale Proceeds (as limited by the Transferor Purchase Option Price) is property of the Issuer pledged pursuant to the Indenture.

          To the extent that the Transferor does not make the Basic Payment portion of the Program Operating Lease Payment due on any Payment Date, the Indenture Trustee will make a drawing on the Reserve Account. The "Basic Payment," as of any Payment Date, is the sum of (i) the Required Interest Payment, (ii) the portion of the Pool Balance Decline resulting from termination of Series 1995-1 Leases before their respective Scheduled Lease End Dates, (iii) the portion of the aggregate Monthly Payments allocated to a decline in the aggregate Adjusted Balance Subject to Lease Charges of the Series 1995-1 Leases and (iv) Uncollected Excess Wear and Tear and Excess Mileage with respect to Series 1995-1 Leases for such Accrual Period. See "Description of the Notes--Reserve Account Deposits and Withdrawals."

          Defaults under the Program Operating Lease include failure by the Transferor to pay the Required Interest Payment portion of the Basic Payment to the Issuer, or breach of a representation and warranty, or the failure to observe or perform certain covenants. Upon the occurrence of an event of default under the Program Operating Lease, (i) the Indenture Trustee as assignee of the rights of the Issuer in the Program Operating Lease pursuant to the pledge of the Lease Trust Estate would be entitled to terminate the Program Operating Lease and obtain the right to receive directly all distributions with respect to the Series 1995-1 Certificates and (ii) an Event of Default would occur under the Indenture which would permit the Noteholders to accelerate the maturity of the Notes and in certain circumstances cause the sale of the Lease Trust Estate. See "Description of the Notes--Indenture."

          Transferor Leased Vehicle Purchase Option. Under the Program Operating Lease, the Transferor may, at its option, purchase the Issuer's beneficial interest in any Series 1995-1 Leased Vehicle not purchased by the related Dealer or Obligor following the Scheduled Lease End Date of the related Series 1995-1 Lease by paying to the Issuer an amount equal to the Residual Value of such Series 1995-1 Leased Vehicle minus any amounts due from the related Obligor for Uncollected Excess Wear and Tear and Excess Mileage (the "Transferor Purchase Option Price"). The Transferor will exercise such option only if neither the Obligor nor the Dealer exercises its option to purchase the Series 1995- 1 Leased Vehicle and the related Sale Proceeds exceed the Transferor Purchase

Option Price. Because the Transferor intends to exercise this option when available, the amounts received by the Issuer with respect to the sale of any Series 1995-1 Leased Vehicle the related Series 1995-1 Lease of which was terminated on or after its Scheduled Lease End Date will never exceed the Transferor Purchase Option Price. The Transferor will retain any excess of the Sale Proceeds of such Series 1995-1 Leased Vehicle over the related Transferor Purchase Option Price, and such amounts will not be available to pay interest on or principal of the Notes.


                         THE LEASES AND LEASED VEHICLES

ORIGINATION PROCEDURES

                 The Ford Credit Red Carpet Lease Plan (the "Red Carpet Lease Plan") is one of a number of financing programs offered by Dealers to assist their customers in the acquisition of new automobiles and light-duty trucks. Under the Red Carpet Lease Plan, an Obligor enters into a Lease that requires the Obligor to make Total Monthly Payments for a predetermined number of months ("Lease Term") in return for the use of the related Leased Vehicle. At the end of the Lease Term, the Obligor has the option to purchase the Leased Vehicle or return it to the Dealer. Dealers negotiate the terms of the Lease with prospective lessees in accordance with guidelines set by Ford Credit.

                 A credit application completed by a prospective lessee is evaluated by Ford Credit with consideration given to, among other things, the prospective lessee's credit history, current income, and years at present address. Ford Credit uses a proprietary credit scoring model that measures the probability of payment for each potential obligor given information concerning the prospective lessee, the price of the Leased Vehicle and terms of the Lease. Credit analysts at the applicable Ford Credit branch office evaluate credit applications and accept or reject such applications based on the information set forth therein and the proprietary credit scoring model or in some cases based on additional information obtained from the relevant Dealer. Credit analysts may also propose changes to the terms of the Lease to increase the probability of payment such as a larger down payment or a less expensive vehicle.

                 If the credit application is approved and the prospective lessee agrees to the terms of the Lease, the Dealer completes the transaction documentation and submits it to Ford Credit. Prior to the Obligor taking possession of the Leased Vehicle, the Dealer must: (i) collect the first Total Monthly Payment, including a refundable security deposit (which in a limited number of instances may be waived), (ii) obtain written evidence that the Obligor has purchased adequate insurance coverage, and (iii) ensure that all required license fees, registration fees and up-front taxes are paid. Certain fees and taxes may be financed by the Dealer and included in the Obligor's Total Monthly Payment (such fees and taxes, the "Use and Lease Tax Amounts"). The Dealer is responsible for registering and titling the Leased Vehicle; it is registered in the name of the Obligor, the Obligor and FCTT or FCTT only and titled in the name of Ford Credit or FCTT as the case may be. Titles are mailed directly to the appropriate Ford Credit branch office or to a central office of an independent contractor hired by Ford Credit.

SERVICING PROCEDURES


                 The Leases, including the Series 1995-1 Leases, are serviced through Ford Credit branch offices. Approximately 19 days before a Total Monthly Payment is due, Ford Credit sends the Obligor an invoice. The Obligor is instructed to send the Total Monthly Payment to one of several regional lockboxes dedicated to the collection of payments for Leases and retail installment contracts. If an Obligor does not make the payment within 10 days of its due date, a late fee is assessed. At that time, Ford Credit initiates collection procedures by mailing a past due notice to the Obligor. In cases such as chronic delinquency, payment default, multiple returned checks or bankruptcy, a Lease generally is assigned to a Ford Credit customer service representative after it has become

15 days delinquent. In other cases, collection assignments are issued when a Lease becomes 22 days delinquent. The Obligor will be contacted to determine the cause of the delinquency and to help the Obligor develop plans to resolve it. If the Obligor cannot make the past due payment, Ford Credit will either grant a Payment Extension or repossess the Leased Vehicle. If a Payment Extension is granted, the Obligor is assessed a fee and the Lease Term is extended one month (although the Obligor is not permitted to drive the Leased Vehicle more than the originally agreed upon number of miles without incurring excess mileage fees). If repossession is necessary, the Obligor may agree to return the Leased Vehicle to Ford Credit or the Vehicle will be repossessed by a contractor hired by Ford Credit.

                 Any Obligor not in default is permitted to terminate its Lease before the Scheduled Lease End Date (a "Voluntary Early Termination") if the
Obligor: (i) returns the Leased Vehicle to the Dealer, (ii) pays the difference, if any, between (a) the sum of the Adjusted Balance Subject to Lease Charges and any past due amounts and (b) the fair market wholesale value of the Leased Vehicle as agreed to by the Obligor and the Dealer, and (iii) pays a fee of $200. The Dealer is required to pay an amount equal to such agreed fair market wholesale value to Ford Credit or FCTT, as the case may be. As described in "Description of the Notes--Indenture Cash Flows," Voluntary Early Termination Proceeds are included in the Collections deposited in the Series 1995-1 Collections Account and used to pay interest and principal on the Notes. See "Maturity, Prepayment and Yield Considerations" for a discussion of the effect of prepayments of the Series 1995-1 Leases on the payment of principal of the Notes.

                 At the Scheduled Lease End Date, the Obligor may (i) purchase the Leased Vehicle for an amount greater than or equal to its Residual Value or
(ii) return the Vehicle to the Dealer. At this time, the Dealer may purchase the Leased Vehicle for an amount equal to its Residual Value or return it to Ford Credit to be sold at auction. If the Dealer does not purchase the Vehicle, the Dealer will inspect the Leased Vehicle, complete a Vehicle Conditioning Report ("VCR") and submit the VCR to Ford Credit. The Dealer will assess any additional charges for excess wear and tear or excess mileage on the basis of the VCR. See "Description of the Notes--Indenture Cash Flows" and "Series 1995-1 Certificates--Lease of the Series 1995-1 Certificates to the Transferor--Transferor Leased Vehicle Purchase Option" for a description of how amounts collected from the sale of Series 1995-1 Leased Vehicles are distributed as Collections (and therefore are paid through to Noteholders) and, in certain circumstances, to the Transferor (and are therefore not paid through to Noteholders).

                 All Leased Vehicles that are returned to Ford Credit will be inspected to ensure that the VCR properly reflects the condition of the Leased Vehicle and that the Dealer has billed the Obligor for all excess wear and tear and excess mileage charges due. If the VCR does not properly reflect the condition of the Leased Vehicle, Ford Credit may seek reimbursement for any discrepancies from the returning Dealer. The Leased Vehicle is then shipped to one of several Ford Credit regional auction locations. In an attempt to maximize proceeds from the auction of Leased Vehicles, Ford Credit has established an "Extra Step" program to refurbish and recondition vehicles returned at the end of 24-month leases. The results of each auction are monitored and Leased Vehicles will generally be transported to the regional auction where Ford Credit believes the highest auction proceeds will be realized.

DELINQUENCY, REPOSSESSION, RESIDUAL VALUE AND LOSS DATA

                 The following tables set forth Ford Credit's average Red Carpet Lease asset balance and loss experience for each of the periods shown with respect to the leases and leased vehicles under the Red Carpet Lease Plan (the "Red Carpet Lease Portfolio") in California, New York and Pennsylvania. Because the Obligors on the Series 1995-1 Leases will reside in and have entered into a Lease with a Dealer located in either California, New York or Pennsylvania, actual loss experience with respect to the Series 1995-1 Leases in the future may be different from the loss experience for the Red Carpet Lease Portfolio in California, New York and Pennsylvania. There can be no assurance that the loss experience for the Red Carpet Lease Portfolio or Series 1995-1 Leases in the future will be similar to the historical experience set forth below.

                 Because Ford Credit has not historically maintained separate records based on the term of leases, the data set forth in the following tables includes data for finance leases (classified by Ford Credit as leases which have a term of more than 36 months) and operating leases (classified by Ford Credit as leases which have a term of 36 months or less). However, management believes that to the extent that there are any material differences between the historical delinquency and loss statistics for finance leases and operating leases, the delinquencies and losses would be higher on a mixed pool of finance leases and operating leases (such as that reflected in the tables) than in a pool consisting solely of operating leases (such as the Series 1995-1 Leases). This is because, in the opinion of management based on its experience servicing both finance leases and operating leases, there is a positive correlation between increased credit risk and the duration of the lease. In addition, management believes that the statistics provided in such tables closely reflect the performance of the Red Carpet Lease Portfolio because even as the portfolio has grown, the proportion of operating leases in the Red Carpet Lease Portfolio has increased: in 1990, the proportion of leases in the Red Carpet Lease Portfolio which were operating leases was approximately
78.6%, while in 1994, the proportion of leases which were operating leases was approximately 98.8%. During this four year period the number of new originations grew from approximately 141,000 to 595,000 per year.

                           RED CARPET LEASE PORTFOLIO
                    (California, New York and Pennsylvania(1))
                          Historical Loss Experience(2)
                                 Calendar Year

                                                        1990             1991              1992            1993             1994
            AVERAGE CONTRACTS OUTSTANDING (000)

              California                                41               47               52              73              118
              New York                                  33               38               46              60               78
              Pennsylvania                              14               16               16              18               26
               Total-Three State(3)                     88              101              113             151              222
            AVERAGE NET RCL ASSETS (BILLIONS)
              California                                 0.5              0.6              0.7             1.1              1.8
              New York                                   0.4              0.5              0.7             0.9              1.2
              Pennsylvania                               0.2              0.2              0.2             0.3              0.4
                 Total-Three State                       1.1              1.3              1.6             2.3              3.5
            NET CREDIT LOSSES (MILLIONS)(3)
              California                                 8.2             12.8              9.7             8.9             11.4
              New York                                   3.9              3.4              3.0             2.4              2.7
              Pennsylvania                               1.0              0.8              0.5             0.5              0.4
                 Total-Three State                      13.1             17.0             13.2            11.8             14.5
            NET CREDIT LOSSES AS PCT. OF
            AVERAGE RCL ASSETS(3)
              California                                 1.59%            2.01%            1.33%           0.81%            0.62%
              New York                                   0.99             0.66             0.47            0.26             0.22
              Pennsylvania                               0.66             0.44             0.25            0.21             0.09
                 Total-Three State                       1.23%            1.26%            0.84%           0.52%            0.41%
            REPOSSESSIONS - UNITS (000)
              California                                2 .1              3.0              3.0             3.4              4.7
              New York                                   0.9              0.9              1.0             1.0              1.3
              Pennsylvania                               0.4              0.3              0.3             0.2              0.4
                 Total-Three State                       3.4              4.2              4.3             4.6              6.4
              % of Avg. Contracts - Three State          3.86%            4.17%           3 .80%           3.04%            2.86%
              Average Gross Loss per Repossession       3,795            3,374            2,401           3,474            3,137
            AVERAGE DELINQUENCY RATIOS
            THREE STATES
              31-60 Days Past Due                        2.81%            2.39%            2.11%           1.74%            1.63%
              61-90 Days Past Due                        0.41             0.32             0.25            0.16             0.17
              Over 90 Days Past Due                      0.16             0.13             0.08            0.05             0.04
                Total                                    3.38%            2.84%            2.44%           1.95%            1.84%
            AVERAGE DAILY UNITS OVER
            60 DAYS PAST DUE (000)                       0.5              0.5              0.4             0.3              0.5

- ---------------
1. Regional data is based on results from branch offices located in California, New York and Pennsylvania and may include a small number of Leases associated with Obligors living outside of those states.
2. Includes operating and finance (original terms greater than 36 month) leases. Only operating leases (original terms less than or equal to 36 months) are part of this securitization structure. Totals may not equal the sum of the respective columns due to rounding.
3. "Net Credit Losses" means with respect to the period (i) the aggregate adjusted balance subject to lease charges of all lease contracts and related leased vehicles which are determined to be uncollectible during such period plus the aggregate amount of uncollected charges for excess wear and tear and excess mileage relating to lease contracts which terminated during the period with respect to which proceeds from the sale of the related leased vehicle were received in the period plus any uncollected monthly payments received in the period with respect to leased vehicles sold during the period minus (ii) all amounts received in the period with respect to lease contracts and related leased vehicles which were determined to be uncollectible during the period and recoveries received in the period on lease contracts and related leased vehicles charged-off in the period or any previous period.

                 The reduction in Net Credit Losses is a result of fewer leased vehicles being repossessed (as a percentage of the number of leases outstanding) and an increase in the amount recovered for each vehicle which has been repossessed. Management of Ford Credit believes that this trend is a result of actions taken to improve procedures relating to credit quality and collection procedures. In particular, efforts have been made to reduce the proportion of longer term (and therefor higher risk) leases as a percentage of the total number of leases, introduce improved risk rating guides, increase the number of collection personnel and improve their training, and contact lessees promptly on delinquent accounts. In addition, the general improvement in the economy, combined with a reduction in market interest rates, have had a positive effect on Net Credit Losses.

                 The following tables provide residual value and residual loss information for each of the periods shown with respect to the Red Carpet Lease Portfolio in California, New York and Pennsylvania exclusively.


                          RED CARPET LEASE PORTFOLIO(1)
                 (California, New York and Pennsylvania Only(2))
                            Residual Value Analysis
                                 Calendar Year

                                               1990               1991            1992                1993               1994
  Residual value of all vehicles the
  related lease of which terminated in the
  period ($000)                                27,878           100,810          248,922             339,094          576,191
   Residual value as a percentage of MSRP
  of all vehicles the related lease of
  which terminated in the period(3)             44.0%             43.0%            42.5%               42.1%            47.5%

   Aggregate Residual Losses(4) ($000)          1,175             5,831            6,777               4,128            6,889
   Aggregate Residual Losses as a
  percentage of residual value of all
  vehicles the related lease of which
  terminated in the period                       4.2%              5.8%             2.7%                1.2%             1.2%
  Vehicles returned with a Residual Loss as
  a percentage of all
  vehicles the related lease of which
  terminated in the period                      19.2%             29.2%            15.3%                7.3%             7.6%


- ---------------

(1)    24-month and 36-month leases only.
(2) Regional Data based on results on leases for which the related obligor resides in California, New York, or Pennsylvania.
(3) MSRP is the Manufacturer's Suggested Retail Price, which will generally exceed the balance subject to lease charges at inception of a lease.
(4) A Residual Loss is the amount by which the residual value of a leased vehicle the related lease of which terminated on or after the end of its lease term exceeds the sum of (i) sale proceeds of such leased vehicle (including collected excess wear and tear and excess mileage) and (ii) uncollected excess wear and tear and excess mileage.



                 During the period 1990-1994, a total of 17.6% of all leased vehicles subject to 24- and 36-month leases were not purchased either by the dealer or the lessee and were returned to Ford Credit as of their respective scheduled lease end dates. Of the leased vehicles returned on or after their scheduled lease end dates and subsequently sold by Ford Credit at auction, 64.2% were sold for a loss versus 35.8% which were sold for a gain. (Due to obligor and dealer purchase options, the opportunity to realize a gain on a vehicle is given first to the obligor, then to the related dealer, and finally to Ford Credit.)



                 For the period 1990-1994, 129,564 leased vehicles with a residual exposure of $1.3 billion experienced aggregate residual losses of $25.0 million. For all leased vehicles with 24- and 36-month leases which terminated between 1990 and 1994, annual aggregate residual losses as a percent of residual exposure ranged from 1.2% to 5.8%, with a cumulative average of 1.9%. In 1994, aggregate residual losses as a percent of residual exposure were less than 1.2%.



ELIGIBILITY CRITERIA

                 The Series 1995-1 Leases and related Series 1995-1 Leased Vehicles were purchased by Ford Credit as Administrative Agent on behalf of FCTT, in the ordinary course of business in accordance with the origination procedures set forth above. The Series 1995-1 Leases were selected from the Leases in FCTT's portfolio by several criteria (the "Specific Eligibility Criteria"), including the following: each related Series 1995-1 Leased
Vehicle was a new automobile or light-duty truck at the inception of the related Series 1995-1 Lease and each Series 1995-1 Lease (a) was entered into by a Dealer located in and an Obligor with a billing address in California, New York or Pennsylvania; (b) provides for Constant Yield Payments that fully amortize the Balance Subject to Lease Charges of such Series 1995-1 Lease to a final payment equal to the Residual Value of the related Series 1995-1 Leased Vehicle over the term of such Series 1995-1 Lease; (c) was not more than 30 days past due as of the Series 1995-1 Cut-Off Date and has never been extended;
(d) was originated on or after December 1, 1994; (e) has a Scheduled Lease End Date not later than 36 months from the date it was entered into; (f) has a Retail Operating Lease Factor equal to or greater than _%; (g) was not originated under the Advance Payment Program; (h) is not subject to a holdback of Excess Deferred Gross; and (i) does not provide for recourse to the related Dealer. (Series 1995-1 Supplement, Section 3.1; Asset Contribution Agreement,
Section 3.2). The Series 1995-1 Leases were selected from FCTT's portfolio of Leases that were Non-Specified Assets, in each case meeting the Specific Eligibility Criteria and the other General Eligibility Criteria set forth in "Additional Document Provisions--Representations, Warranties and Covenants."
No selection procedures believed to be adverse to the Noteholders were utilized in selecting the Series 1995-1 Leases from qualifying Leases.

CHARACTERISTICS OF THE SERIES 1995-1 ASSETS

The following table provides data with respect to the composition of the Series
                                1995-1 Assets.

                           COMPOSITION OF THE SERIES 1995-1 ASSETS
  Initial Pool Balance                                              $
  Number of Series 1995-1 Leases                                    leases
  Average Adjusted Balance Subject to Lease Charges                 $
  Average Balance Subject to Lease Charges                          $
  Weighted Average Original Lease Term(1)                                months
  Weighted Average Remaining Lease Term(1)                               months
  Average Retail Operating Lease Charge(2)                          %
  Aggregate Residual Value as a Percent of Aggregate MSRP           %
  Residual Value as a Percent of the Initial Pool Balance           %


(1) Weighted by Adjusted Balance Subject to Lease Charges as of the Series 1995-1 Cut-Off Date.
(2) Excluding a fixed additional fee included in the determination of the amount of the Monthly Payment (0.11% of the Balance Subject to Lease Charges). Including such fee would have the effect of increasing the yield of Series 1995-1 Assets.

                 The following tables provide the geographic, lease charge, lease term and vehicle line distribution of the Series 1995-1 Assets.

GEOGRAPHIC DISTRIBUTION OF THE SERIES 1995-1 ASSETS
  California                                                        %
  New York                                                          %
  Pennsylvania                                                      %
  Total                                                           100%


DISTRIBUTION OF THE SERIES 1995-1 ASSETS BY LEASE CHARGE

                                                                  Percentage of
                        Number of   Aggregate Adjusted Balance      Initial
         Range            Leases      Subject to Lease Charges    Pool Balance
    3.00  to     3.50               $                                   %
    3.51  to     4.00
    4.01  to     4.50
    4.51  to     5.00
    5.01  to     5.50
    5.51  to     6.00
    6.01  to     6.50
    6.51  to     7.00
    7.01  to     7.50
    7.51  to     8.00
    8.01  to     8.50
    8.51  to     9.00
    9.01  to     9.50
    9.51  to    10.00
   10.01  to    10.50
   10.51  to    11.00
   11.01  to    11.50


DISTRIBUTION BY LEASE TERM

                                                                                                                Percentage of
                                   Number of                Aggregate Adjusted Balance Subject to Lease            Initial
             Lease Term             Leases                                    Charges                            Pool Balance
  24 Months                                               $                                                           %
  36 Months
  Total

DISTRIBUTION BY VEHICLE LINE

                                                                                                       Percentage of
                                  Number of                Aggregate Adjusted Balance Subject             Initial
                                   Leases                           to Lease Charges                    Pool Balance
  Ford Automobile                                          $                                               %
  Ford Light-Duty Truck
  Lincoln-Mercury
   Other
  Total



                 The following table depicts the projected cash flows of the Series 1995-1 Certificates assuming no prepayments and no defaults.

SERIES 1995-1 LEASES
PROJECTED AMORTIZATION AT 0% ABS, ASSUMING NO DEFAULTS


               Adjusted Balance
                  Subject to            Monthly            Principal Portion   Non-Principal Portion of
  Months        Lease Charges          Payments           of Monthly  Payment      Monthly Payment         Weighted Average Yield
        1
        2
        3
        4
        5
        6
        7
        8
        9
       10
       11
       12
       13
       14
       15
       16
       17
       18
       19
       20
       21

              Adjusted Balance
              Subject to Lease        Monthly             Principal Portion      Non-Principal Portion of
Months           Charges              Payments           of Monthly Payment         Monthly Payment          Weighted Average Yield
   22
   23
   24
   25
   26
   27
   28
   29
   30
   31
   32
   33
   34
   35
   36


                 The Percentage of Note Balance Outstanding table was prepared on the basis of certain assumptions, including the assumptions that (i) all Monthly Payments and Scheduled Termination Sale Proceeds are timely received, and that no Series 1995-1 Lease is ever delinquent, (ii) none of the Series 1995-1 Leases is repurchased by the Administrative Agent, (iii) there are no credit losses on the Series 1995-1 Leases, (iv) the Administrative Agent does not exercise its optional redemption as described herein, (v) distribution of principal and interest on the Notes and Lease Trust Certificates is made on [____, 15, _____ 15, _____, 15 and _____15] of each year starting on _____ 15,
1995, (vi) the Administrative Agent Fee is 1% per annum, (vii) all prepayments are prepayments in full, (viii) the Reserve Account is funded in an amount equal to the Initial Reserve Account Deposit and the Required Reserve Account Amount decreases in accordance with the formulas described herein, and (x) as of the Cut-off Date, the Series 1995-1 Leases have the characteristics set forth below.

                 The Series 1995-1 Leases are treated, for cash-flow analysis purposes, as eight discrete sub-pools, each corresponding to lease originations in the months of December, 1994 through March, 1995. Originations in each month are divided further into groups having the same original terms.


                   Weighted               Weighted
                   Average                Average                  Weighted                  Weighted               Weighted Average
 Principal         Original              Remaining                 Average                   Average                    Residual
  Balance            Term                  Term(1)                Lease Age                Lease Factor                   Value
  $               24 Months               21 Months                3 Months                %                           $
  $               24                      22                       2                       %                           $
  $               24                      23                       1                       %                           $
  $               24                      24                       0                       %                           $
  $               36                      33                       3                       %                           $
  $               36                      34                       2                       %                           $
  $               36                      35                       1                       %                           $

                   Weighted                Weighted
                   Average                 Average                 Weighted                  Weighted               Weighted Average
 Principal         Original               Remaining                Average                   Average                    Residual
  Balance            Term                   Term(1)               Lease Age                Lease Factor                   Value
  $               36                      36                       0                       %                           $


1. Includes payment of the Residual Value one month after the Scheduled Lease End Date.

          Each of the subpools is treated as a level-payment lease, which amortizes the Adjusted Balance Subject to Lease Charges outstanding to the Residual Value by the Scheduled Lease End Date. Monthly Payments are assumed to be made in advance. The Residual Value is assumed to be collected one month after the Scheduled Lease End Date.

          Analysis of unaudited data from Ford Credit's Red Carpet Lease portfolio indicates a temporal pattern of prepayments, with prepayment activity generally at lower levels in the early months of the lease, followed by a rapid rise in prepayment activity in the later months.

          For the purpose of generating the Percentage of Note Balance Outstanding table shown below, a standard prepayment assumption (the "Prepayment Assumption") was used for each of the subpools which in the aggregate represent the Series 1995-1 Leases. The prepayment model used in the Prepayment Assumption is based on the "ABS" model, in which a constant number of leases are assumed to prepay in full in each month. Unlike the standard ABS model, the Prepayment Assumption incorporates varying monthly ABS rates over the life of the leases. The ABS Rates assumed by the Prepayment Assumption are set forth below:


                               24-Month Leases
          Month of Lease Life                                    Monthly ABS Rate (%)
  Month 1 through 15                                     0.40%
  Month 16                                               0.75%
  Month 17                                               0.90%
  Month 18                                               1.00%
  Month 19                                               2.20%
  Month 20                                               3.40%
  Month 21                                               4.60%
  Month 22                                               5.80%
  Month 23                                               7.00%
  Month 24                                               1.20%


                               36-Month Leases
          Month of Lease Life                                    Monthly ABS Rate (%)

  Month 1 through 20                                     0.50%
  Month 21 through 30                                    1.25%
  Month 31                                               1.30%
  Month 32                                               2.50%
  Month 33                                               3.70%
  Month 34                                               4.90%
  Month 35                                               6.10%

  Month 36                                               1.35%



          The Prepayment Assumption is expressed in terms of months of lease life, not in terms of months of projected cash flow. For example, a 24-month lease with two months' seasoning as of the Cut-off Date will reach 0.75% ABS at the 14th month of the projection at 100% of the Prepayment Assumption (as opposed to the 16th month for a lease with 0 months' seasoning).

          In the Percentage of Note Balance Outstanding table, multiples of the Prepayment Assumption are calculated as follows. For a 24- month lease with 0 months seasoning, 50% Prepayment Assumption means 0.2% ABS for 15 months, followed by ABS rates of 0.375%, 0.45%, 0.5%, 1.1%, 1.7%, 2.3%, 2.6%, 3.5%, and
0.6%.

          Although the Prepayment Assumption is based on analysis of Ford Credit's unaudited prepayment data, there can be no assurance to investors that such experience will provide a reliable basis to predict the amount or the timing of receipt of prepayments on the Series 1995-1 Leases.


                                                     PERCENTAGE OF NOTE BALANCE OUTSTANDING
                                            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                               Class A-1 Notes                         Class A-2 Notes                        Class A-3 Notes
                     --------------------------------        -------------------------------       ---------------------------------
   Payment Date      0%      50%      100%       125%        0%      50%       100%     125%       0%       50%      100%       125%
 Initial





 Weighted Avg. Life
 (years)(1)


- -----------

(1) The weighted average life of each Class of Notes is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of the Notes to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

                 The rate of payment of principal and the yield to maturity on each Class of Notes generally will be directly related to the rate at which payments on the Series 1995-1 Leases and in respect of the Series 1995-1 Leased Vehicles are received. To the extent that Obligors make Total Monthly Payments when due (or the Administrative Agent makes Monthly Payment Advances) and the Residual Values of Series 1995-1 Leased Vehicles are not realized until their respective Scheduled Lease End Dates, the minimum principal payable quarterly to Noteholders can be determined with certainty (such minimum principal payment rate is reflected in the data in the column headed "0% ABS" in the table "Percentage of Note Balance Outstanding" in "The Leases and Leased
Vehicles").   However, the rate of payment of principal on the Notes will be shifted forward to the prepayment date to the extent that any Series 1995-1 Lease is prepaid in full, whether due to the receipt of Voluntary Early Termination Proceeds, Administrative Agent Purchase Amounts or Liquidation
Proceeds.   Partial prepayments will be treated as Payaheads and will not increase the rate of payment of principal of the Notes because such payments will be held and paid out to Noteholders as principal only when required to meet a shortfall in a subsequent payment from the related Obligor.

                 Additionally, an investor's expected yield will be affected by
(i) the price the investor paid for the Notes, (ii) the rate of prepayments of the Series 1995-1 Leases and (iii) the investor's assumed reinvestment rate. For example, if prepayments on the Series 1995-1 Leases are slower than anticipated, the investor's expected yield will be lower if the interest rates are higher than the investor anticipated and higher if interest rates are lower than the investor anticipated. Conversely, if prepayments on the Series 1995-1 Leases are faster than anticipated, the investor's expected yield will be higher if interest rates are higher than the investor anticipated and lower if interest rates are lower than the investor anticipated.

                  Because Residual Value is a large component of the Adjusted Balance Subject to Lease Charges, the timing of the cashflows generated by the Series 1995-1 Assets will be heavily weighted toward the Scheduled Lease End Dates when the Residual Values of the Series 1995-1 Leased Vehicles are realized. The rate of payment of principal on the Notes increases substantially in _____ 1997 when Series 1995-1 Leases begin to reach their Scheduled Lease End Dates. In general, prepayments of Series 1995-1 Leases in full will have the effect of shortening the weighted average life of the Notes (the average amount of time during which each dollar of the principal balance of Notes is outstanding) and thereby reducing the yield to maturity on the Notes. Additionally, holders of some Classes will not receive any principal payments until other Classes have been paid in full, unless an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, in which case principal will be paid pro rata to the holders of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes without distinction among Classes. As the rate of payment of principal on each Class of Notes depends primarily on the rate of payment (including prepayments) of the Series 1995-1 Leases, final payment on each Class of Notes could occur significantly earlier than the respective Stated Maturities. If there are prepayments in full of Series 1995-1 Leases, Noteholders will bear the risk of being able to reinvest principal payments of the Notes at yields at least equal to the yield on their respective Class of Notes.


                 A prepayment of a Series 1995-1 Lease in full may be in the form of Voluntary Early Termination Proceeds, resulting from a Voluntary Early Termination of such Series 1995-1 Lease, Liquidation Proceeds, following a bankruptcy of or default by the Obligor, or Administrative Purchase Amounts, following the occurrence of certain events set forth in "Description of the Administrative Agency Agreement-- Administrative Purchases." The rate of prepayments on the Series 1995-1 Leases may be influenced by a variety of economic, social and other factors including competing consumer finance products and the conditions in the used car market. For 24-month leases originated between 1989 and 1992, Ford Credit believes approximately 33% of the leases prepaid in full before their respective scheduled lease end dates. For 36-month leases originated between 1989 and 1992, Ford Credit believes approximately 42% of the leases prepaid in full before their respective scheduled lease end dates.


                 Additionally, the rate of payment of principal of each Class of Notes will be increased by the application to pay principal of Notes (after payment of interest) of the portion, if any, of Monthly Payments not used to reduce the Pool Balance or to pay certain fees in any given month. To the extent Series 1995-1 Leases which have higher Retail Operating Lease Factors are prepaid faster than others, the amount of such additional portion of the Monthly Payments available to pay principal of the Notes will be reduced. See "Description of the Notes--The Indenture Cash Flows."


                      POOL FACTORS AND TRADING INFORMATION

                 The Note Pool Factor for each Class of Notes will be a seven digit decimal which the Administrative Agent will compute prior to each Payment Date. The "Note Pool Factor" with respect to any Class of Notes as of any applicable Payment Date represents the remaining outstanding principal balance of such Class of Notes as of the applicable Payment Date (after giving effect to payments made on such Payment Date), expressed as a fraction of the initial outstanding principal balance of such Class of Notes. Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes. A Noteholder's portion of the principal balance of the related Class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor.

                 The Noteholders will receive reports on or about each Payment Date for the Accrual Period immediately preceding such Payment Date containing information regarding: (i) payments received on Series 1995-1 Assets, (ii) the Pool Balance, (iii) the Note Pool Factor of each Class of Notes (as of such Payment Date after giving effect to payments made on such Payment Date) and
(iv) various other information. See "Description of the Notes--Statement to Noteholders" for a description of the additional information provided to Noteholders on each Payment Date. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

                 The Issuer's primary sources of capital will be (i) the net proceeds of the Lease Trust Certificates and (ii) the net proceeds of the Notes offered hereby. See "The Issuer--Capitalization of the Issuer."

                 The Issuer's primary sources of liquidity will be payments on the Series 1995-1 Certificates received either directly by the Issuer or indirectly pursuant to payments under the Program Operating Lease (including amounts available from the Reserve Account) and amounts available under the Limited RV Guaranty.

RESULTS OF OPERATIONS

                 The Issuer is newly formed and, accordingly, has no results of operations as of the date of this Prospectus. Because the Issuer does not have any operating history, there has not been included in this Prospectus any historical or pro forma ratio of earnings to fixed charges. The payments received under the Program Operating Lease and payments on other assets owned by the Issuer and the interest costs of the Notes and the Lease Trust Certificates will determine the Issuer's results of operations in the future. The income generated from the Issuer's assets will be used to pay interest on and principal of the Notes, related costs and expenses of the Issuer, to the extent not included in items payable by the Administrative Agent pursuant to the Administrative Agency Agreement, and distributions to the holders of the Lease Trust Certificates, and after payment in full of the Notes and Lease Trust Certificates, the Deferred Amount. The principal periodic expense of the Issuer is expected to be, but is not limited to, the Administrative Agent Fee.

                            DESCRIPTION OF THE NOTES

GENERAL

                 The Notes will be issued pursuant to the terms of the Indenture. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following description summarizes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture.

                 The Notes will be issued in denominations of $1,000 and integral multiples thereof in book-entry form. (Indenture, Sections 2.2 and 2.10). Each Class of Notes will initially be represented by one or more Notes, in each case registered in the name of Cede, the nominee of DTC. Accordingly, Cede is expected to be the holder of record of the Notes of each Class. Unless and until Definitive Notes are issued under the limited circumstances described herein, no beneficial owner of a Note (each, a "Note Owner") will be entitled to receive a physical certificate representing such owner's Note, except as set forth in "--Definitive Notes." Unless and until any Class of Notes is issued in fully registered, certificated form ("Definitive Notes) under the limited circumstances described in "--Definitive Notes," all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. (Indenture, Sections 2.10 and 2.12).

BOOK-ENTRY REGISTRATION

                 DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities for its participating members (the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

                 Note Owners that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of or an interest in the Notes may do so only through Participants or Indirect Participants. Participants receive a credit for the Notes in DTC's records. The ownership interest of each Note Owner is in turn recorded on the Participants' and Indirect Participants' respective records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes will be accomplished by entries made on the books of Participants acting on behalf of Note Owners.

                 To facilitate subsequent transfers, all Notes deposited by Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Note Owners and its records reflect only the identity of the Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

                 Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          DTC's practice is to credit Participants' accounts on each Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Payment Date. Payments by Participants and Indirect Participants to Note Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Indenture Trustee, the Lease Trustee, the RCL Trustee, the Administrative Agent, the Transferor or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC and disbursement of such payments to Note Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Note Owners may experience some delay in their receipt of payments.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

          Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Indenture Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those Participants to whose accounts the Notes are credited on that record date (identified in a listing attached to the Omnibus Proxy).

          Neither the Indenture Trustee, the Lease Trustee, the RCL Trustee, the Administrative Agent, the Transferor or the Issuer will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

          Definitive Notes will be issued to Note Owners rather than to DTC only if (i) DTC is no longer willing or able to discharge its responsibilities with respect to the Notes and the Administrative Agent is not able to locate a qualified successor, (ii) the Issuer, at its option, elects to terminate book-entry registration through DTC or (iii) after an Event of Default, Note Owners representing not less than a majority of the aggregate principal balance of the Notes advise the Indenture Trustee through DTC or its successor in writing that the continuation of book-entry registration through DTC or its successor is no longer in the best interest of Note Owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC will notify all Note Owners, through Participants, of the availability through DTC of Definitive Notes. Upon surrender by DTC of the notes representing the Notes and the receipt of instructions for re-registration, the Indenture Trustee will issue Definitive Notes to Note Owners, who thereupon will become Noteholders for all purposes of the Indenture. (Indenture, Section 2.12).

          Payments on the Notes will thereafter be made by the Indenture Trustee directly to holders of Notes in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on the Definitive Notes on each Payment Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the Record Date with respect to such Payment Date. Payments will be made by check mailed to the address of such holders as they appear on the Note Register or, under certain circumstances as provided in the Indenture, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities therefor. (Indenture, Section 2.7). The final payment on any Notes (whether Definitive Notes or global notes registered in the name of Cede representing the Notes), however, will be made only upon presentation and surrender of such Definitive Notes or global notes at the office or agency specified in the notice of final distribution to Noteholders. (Indenture, Section 7.7).

          Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the Note Registrar to be set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Indenture, Section 2.4).

INTEREST

          Interest on the principal balance of the Class A-1 Notes will accrue at the rate of ___% per annum; interest on the principal balance of the Class A-2 Notes will accrue at the rate of ___% per annum; and interest on the principal balance of the Class A-3 Notes will accrue at the rate of ___% per annum. (Indenture, Section 2.1). Interest on the Notes will be payable to the Noteholders quarterly on each Payment Date to Noteholders of record on the Record Date preceding such Payment Date. Interest on the principal balance of the Notes will accrue at the applicable interest rate either from and including the Closing Date (in the case of the first Payment Date) or from and including the fifteenth day of the third calendar month preceding the calendar month in which such Payment Date occurs, to but excluding the fifteenth day of the calendar month in which such Payment Date occurs. Interest accrued but not paid as of any Payment Date will be due on the next Payment Date together with interest on such amount (to the extent lawful) at a rate per annum equal to the interest rate for the applicable Class plus 2.0%. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. (Indenture, Section 1.1). Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date together with interest on such amount at the interest rate with respect to such Class as set forth above. (Indenture, Section 2.7). Interest payments on the Notes will be made from the Total Available Funds as described in "--The Indenture Cash Flows."


          Interest payments to all Classes of Noteholders will have the same priority. If the amount of interest on the principal balance of the Class A-1 Notes, the principal balance of the Class A-2 Notes and the principal balance of the Class A-3 Notes exceeds the Total Available Funds with respect to such Payment Date, each Noteholder will receive its pro rata share (based on the total amount of interest due to all Noteholders) of the amount available to be distributed in respect of interest on the outstanding Notes.

PRINCIPAL

          Principal payments will be made to the Noteholders sequentially on each Payment Date in an amount equal to the Total Available Funds with respect to such Payment Date after giving effect to the payment of interest to Noteholders, the payment of interest to the Lease Trust Certificateholders, the payment to Ford Credit of the Limited RV Guaranty Fee with respect to such Payment Date and the deposit of the Reserve Account Deposit Amount, if any, with respect to such Payment Date. No principal payments will be made to the Class A-2 Noteholders until the principal balance of the Class A-1 Notes has been reduced to zero and no principal payments will be made to the Class A-3 Noteholders until the principal balance of the Class A-1 Notes and the Class A-2 Notes each have been reduced to zero (Indenture, Section 8.4); provided that if an Event of Default under the Indenture has occurred and the maturity of the Notes has been accelerated, principal payments will be made to the holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes on a pro rata basis based on their respective principal balances without any distinction among Classes (Indenture, Section 5.4).

          Payments of principal with respect to the Lease Trust Certificates will not be made until the aggregate principal balance of the Notes has been reduced to zero. The Transferor and Ford Credit Leasing as holders of the Transferor Lease Trust Certificates entitling them to the Deferred Amount will receive all amounts from the Series 1995-1 Certificates after the aggregate principal balance of Lease Trust Certificates has been reduced to zero. See "--The Indenture Cash Flows" and "--The Accounts--The Reserve Account."

OPTIONAL REDEMPTION

          If the Administrative Agent exercises its option to purchase the Series 1995-1 Certificates on any Payment Date on which the Pool Balance has declined to less than 10% of the Initial Pool Balance, the Notes will be redeemed on such date in whole, but not in part, for the Redemption Price. The Administrative Agent or the Lease Trustee will provide at least 25 days' prior notice of the redemption of the Notes to the Indenture Trustee (who will provide notice to the Noteholders). On such Payment Date the aggregate principal balance of the Notes will be due and payable at the Redemption Price and unless all the Notes are not redeemed on such Payment Date no interest will accrue on the Notes after such Payment Date. (Indenture, Section 10.1; Series 1995-1 Supplement, Section 7.1).

          Because the Initial Pool Balance is greater than the sum of the initial principal balance of the Notes and the Lease Trust Certificates (the Notes constitute less than 90% of the initial capitalization of the Issuer), absent substantial shortfalls in amounts available from the Series 1995-1 Certificates to pay Noteholders, it is likely that the Notes will have been paid in full on or before the Payment Date on which the Administrative Agent is permitted to exercise its option to purchase the Series 1995-1 Certificates. See "The Issuer--Capitalization of the Issuer."

THE INDENTURE TRUSTEE

          Chemical Bank is the Indenture Trustee under the Indenture. The Indenture Trustee is a New York corporation and its corporate trust offices are located at ____________. The Transferor, Ford Credit and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates.

THE ACCOUNTS

          The Collection Account. The Collection Account will be established at an Eligible Institution by the Administrative Agent in the name of the Transferor, subject to the security interest of the Issuer and the Indenture Trustee. Amounts deposited therein will be invested in Permitted Investments, upon instructions from the RCL Trustee, with a maturity no later than the next Payment Date. Income (or losses, if any) on such investments, if any, will be credited (or charged) to the Collection Account and will be available to make payments on the Notes and Lease Trust Certificates. (Series 1995-1 Supplement,
Section 5.1). The Collection Account will initially be established with the FCTT Trustee. If the FCTT Trustee ceases to be an Eligible Institution, the Collection Account will be moved to an Eligible Institution within 30 days. (Series 1995-1 Supplement, Section 5.1).

          The Payahead Account. The Payahead Account will be established at an Eligible Institution by the Administrative Agent in the name of the Transferor, subject to the security interest of the Issuer and Indenture Trustee.
Payaheads deposited therein will be invested in Permitted Investments, upon instructions from the RCL Trustee, with a maturity no later than the next Collection Period Settlement Date. Income (or losses, if any) on such investments, if any, will be distributed to the beneficiaries of the Transferor (or, in the case of losses, deducted from distributions to such beneficiaries). The Payahead Account will be initially established with the FCTT Trustee. If the FCTT Trustee ceases to be an Eligible Institution, the Payahead Account will be moved to an Eligible Institution within 30 days. The Administrative Agent is required to deposit Payaheads in the Payahead Account only if it has failed to meet a Monthly Remittance Condition. Payahead Credits will be applied by the Administrative Agent on each Distribution Date if any Monthly Payment with respect to a Series 1995-1 Lease has not been paid in the related Collection Period. (Series 1995-1 Supplement, Section 5.1).

          The Payment Account. The Payment Account will be an Eligible Account established by the Administrative Agent in the name of the Indenture Trustee in trust for the benefit of the Noteholders and the Lease Trust Certificateholders. Amounts deposited therein will be under the sole dominion and control of the Indenture Trustee, and will not be invested. (Indenture, Sections 8.1 and 8.5). The Payment Account will initially be established with the Indenture Trustee. If the Payment Account may no longer be maintained at the Indenture Trustee, the Payment Account will be moved within 30 days.

          The Reserve Account. The Reserve Account will be an account established at an Eligible Institution in the name of the Transferor, subject to the security interest of the Issuer and the Indenture Trustee. Amounts deposited therein will be invested in Reserve Account Investments and will be credited (or any losses will be charged) to the Reserve Account. The Reserve Account will be initially established with the Indenture Trustee. If the Indenture Trustee ceases to be an Eligible Institution, the Reserve Account will be moved to an Eligible Institution within 30 days. The Reserve Account is established to secure the Basic Payment portion of the Program Operating Lease Payments required to be made by the Transferor under the Program Operating Lease. See "--

Reserve Account Withdrawals and Deposits" for a description of the amounts to be deposited to and withdrawn from the Reserve Account.

THE INDENTURE CASH FLOWS

          Monthly or Daily Deposits to Collection Account. On each Distribution Date, or on each business day if each Monthly Remittance Condition has not been satisfied, the Administrative Agent will deposit all Collections with respect to Series 1995-1 Assets into the Collection Account. (Series 1995-1 Supplement, Section 5.2).

          "Collections" means with respect to Series 1995-1 Assets and any Collection Period, all of the following amounts received by the Administrative Agent in such Collection Period: (i) all Monthly Payments and Payahead Credits; (ii) all Administrative Purchase Amounts; (iii) all Available Scheduled Termination Sale Proceeds;
          (iv) all Voluntary Early Termination Proceeds; (v) all Liquidation Proceeds; and (vi) all Recoveries.

          "Monthly Payment" means with respect to any Lease, the amount payable monthly by the Obligor equal to the Constant Yield Payment and the Additional Fee and certain other fees and charges for such month.

          "Payahead Credits" means with respect to any Series 1995-1 Lease the amount of a Payahead with respect to an Obligor either paid by the Administrative Agent (if each Monthly Remittance Condition is satisfied) or withdrawn from the Payahead Account, and applied against the Monthly Payment due in such Collection Period with respect to such Lease.

          "Administrative Purchase Amount" means with respect to any Lease as of the end of a Collection Period as to which a breach of certain representations, warranties or covenants has occurred (including those resulting from a Term Extension or the re-titling of a Leased Vehicle), the Adjusted Balance Subject to Lease Charges as of such date plus any overdue Monthly Payments which have not been paid by the Obligor.

          "Available Scheduled Termination Sale Proceeds" means with respect to a Collection Period all Sale Proceeds received by the Administrative Agent in such Collection Period for Series 1995-1 Leased Vehicles which were sold on or after the termination of the related Series 1995-1 Leases at their respective Scheduled Lease End Dates (increased by amounts collected in connection with Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the related Obligors under applicable law); provided that to the extent the Transferor exercises its option to purchase a Series 1995-1 Leased Vehicle, the Available Scheduled Termination Sale Proceeds for any Series 1995-1 Leased Vehicle will not exceed the Transferor Purchase Option Price. See "Series 1995-1 Certificates--Lease of the Series 1995-1 Certificates to the Transferor."

          "Voluntary Early Termination Proceeds" means all amounts received in connection with a Voluntary Early Termination, which amount is equal to the Adjusted Balance Subject to Lease Charges at the time of termination plus all unpaid Monthly Payments due but not paid as of the date of termination.

          "Liquidation Proceeds" means all amounts received with respect to a Liquidated Lease and the related Leased Vehicle in the month in which such Lease became a Liquidated Lease, net of any amounts, remitted to the Obligor as required by law. A "Liquidated Lease" means a Lease which is in default and with respect to which the Administrative Agent has repossessed or attempted to repossess the related Leased Vehicle or the related Obligor is the subject of a bankruptcy proceeding.

          "Recoveries" means, with respect to any Collection Period, (i) all amounts received during such Collection Period (net of taxes) with respect to Leases which became Liquidated Leases before such Collection Period plus (ii) all amounts received with respect to Leases which expired on their respective Scheduled Lease End Dates before such Collection Period and with respect to which the proceeds from the sale of the related Leased Vehicles were received before such Collection Period, minus any amounts remitted to the Obligor as required by law.

          Quarterly Deposits to the Collection Account. On the business day preceding each Payment Date, the Administrative Agent acting on behalf of the Issuer will deliver to the Indenture Trustee instructions setting forth the information necessary to make all disbursements and payments with respect to such Payment Date. (Indenture, Section 8.3).

          On each Payment Date, the Administrative Agent will make a deposit or withdrawal from the Collection Account in an amount equal to the sum of the Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances to be made by the Administrative Agent for the preceding Accrual Period. (Series 1995-1 Supplement, Sections 5.2 and 5.4).

          "Aggregate Net Sale Proceeds Advances" means, with respect to any Accrual Period, the aggregate Sale Proceeds Advances made by the Administrative Agent with respect to such Accrual Period minus the amount received by the Administrative Agent in such Accrual Period as repayment of Sale Proceeds Advances which were made with respect to previous Accrual Periods. See "Description of the Administrative Agency Agreement--Advances of Sale Proceeds."

          "Aggregate Net Monthly Payment Advances" means, with respect to any Accrual Period, the aggregate Monthly Payment Advances made by the Administrative Agent with respect to such Accrual Period minus the amount received by the Administrative Agent in such Accrual Period as repayment of Monthly Payment Advances which were made with respect to a previous Accrual Period. See "Description of the Administrative Agency Agreement--Monthly Payment Advances."

          On each Payment Date, based on the instructions of the Administrative Agent delivered on the preceding business day, the Indenture Trustee will determine the aggregate amount of Available Funds on deposit in the Collection Account (after giving effect to all deposits of Collections on such Payment Date and the deposit or withdrawal of the Aggregate Net Monthly Payment Advances and the Aggregate Net Sale Proceeds Advances on such Payment Date).


          The "Available Funds" on deposit in the Collection Account on any Payment Date will be equal to the Collections deposited therein on each of the two preceding Distribution Dates (including earnings on investments of such amounts) and Collections deposited therein on the Distribution Date occurring on such Payment Date (or on each business day during the related Accrual Period if any Monthly Remittance Condition has not been satisfied) plus the total Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances deposited on such Payment Date.

          On each Payment Date, the Indenture Trustee will withdraw from the Reserve Account and deposit to the Collection Account the Reserve Account Draw Amount (if any) and the Reserve Account Release Amount (if any), and the Indenture Trustee will draw on the Limited RV Guaranty and deposit to the Collection Account the RV Guaranty Draw Amount (if any). The "Total Available Funds" on deposit in the Collection Account on any Payment Date will be equal to the sum of the Available Funds, the Reserve Account Draw Amount, the Reserve Account Release Amount and the RV Guaranty Draw Amount. See "--Reserve Account Withdrawals and Deposits" for a description of how the Reserve Account Draw Amount and the Reserve Account Release Amount are calculated and "--Limited RV Guaranty" for a description of how the RV Guaranty Draw Amount is calculated. (Indenture, Sections 8.3 and 8.4).





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

          Deposits to the Payment Account. On each Payment Date the Administrative Agent will deposit to the Payment Account the Total Available Funds on deposit in the Collection Account. (Indenture, Section 8.4).

          Withdrawals from the Payment Account. On each Payment Date, the Indenture Trustee will apply the Total Available Funds in the following order of priority:


               (i)  to the Administrative Agent, the Administrative Agent Fee;


               (ii) to the Noteholders, pro rata without any priority among Classes, to pay interest due on the outstanding Notes on such Payment Date (plus, but only to the extent permitted under applicable law, interest on any overdue interest at the interest rate of or the applicable Class plus 2.0%);

               (iii) to an account held by the Lease Trustee for distribution to Lease Trust Certificateholders, to pay interest (and interest on any overdue interest) due on the Lease Trust Certificates on such Payment
     Date;

               (iv) to Ford Credit, to pay the Limited RV Guaranty Fee with respect to the related Accrual Period;

               (v) to the Reserve Account, to pay the Reserve Account Deposit Amount for such Payment Date, if any; and

               (vi) to the Noteholders, to pay principal with respect to each Class of Notes outstanding, sequentially, until the Notes have been paid in full; provided that if an Event of Default has occurred under the Indenture and the maturity of the Notes has been accelerated, principal payments will be made on a pro rata basis to holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes based on their respective principal balances, without distinction among Classes.

          Any Total Available Funds remaining in the Payment Account after the Class A-3 Notes have been paid in full will be deposited in an account held by the Lease Trustee for distribution to Lease Trust Certificateholders or otherwise in accordance with the terms of the Lease Trust Agreement. (Indenture, Section 8.4). See "--Limited RV Guaranty" and "--Reserve Account Withdrawals and Deposits."

LIMITED RV GUARANTY

          On the Closing Date, Ford Credit will issue a limited guaranty (the "Limited RV Guaranty") in favor of the Lease Trustee acting on behalf of the Issuer, who will assign its rights thereunder to the Indenture Trustee as part of the Lease Trust Estate pledged pursuant to the Indenture. The "Initial RV Guaranty Amount" will be $________, and the "Available RV Guaranty Amount" as of any Payment Date will equal the Initial RV Guaranty Amount minus the aggregate RV Guaranty Draw Amounts made on each preceding Payment Date. No reinstatement will be made for amounts drawn under the Limited RV Guaranty.

          The Limited RV Guaranty is available to cover losses with respect to Sale Proceeds (including amounts collected in respect of Excess Wear and Tear and Excess Mileage and reduced by amounts required to be remitted to the Obligor under applicable law) of Series 1995-1 Leased Vehicles which were sold on or after the Scheduled Lease End Dates of the respective related Series 1995-1 Leases for less than their respective Residual Values (as such Residual Values are decreased by Uncollected Excess Wear and Tear and Excess Mileage). The amount available from the Limited RV Guaranty will not include amounts payable in respect of Uncollected Excess Wear and Tear and Excess Mileage, if any, with respect to such vehicle. The amount of such Uncollected Excess Wear and Tear and Excess Mileage is considered a Series 1995-1 Credit Loss because the Obligor is contractually obligated to pay such amount, and therefore it will not be a component of the RV Guaranty Draw Amount but will be a component of the Reserve Account Draw Amount. On any Payment Date, the "RV Guaranty Draw Amount" will equal the lesser of (i) the amount, if any, by which the Required Scheduled Termination Sale Proceeds exceeds the Accrual Available Scheduled Termination Sale Proceeds and (ii) the Available RV Guaranty Amount as of such Payment Date. The "RV Guaranty Draw Shortfall" for any Payment Date is the amount, if any, by which (i) the Required Scheduled Termination Sale Proceeds minus the Accrual Available Scheduled Termination Sale Proceeds is greater than (ii) the Available RV Guaranty Amount.

          The "Required Scheduled Termination Sale Proceeds" for any Payment Date is the aggregate Residual Values of all Series 1995-1 Leased Vehicles the related Series 1995-1 Leases of which reached their Scheduled Lease End Dates sold in the related Accrual Period minus the aggregate Uncollected Excess Wear and Tear and Excess Mileage with respect to such Series 1995-1 Leased Vehicles.

          The "Accrual Available Scheduled Termination Sale Proceeds" on any Payment Date is equal to (i) the Available Scheduled Termination Sale Proceeds for each of the three preceding Collection Periods, plus
          (ii) Administrative Purchase Amounts deposited in connection with Term Extensions.

          As compensation for issuing the Limited RV Guaranty, Ford Credit will on each Payment Date, to the extent that funds are available after payments of interest to Noteholders and Lease Trust Certificateholders, receive the Limited RV Guaranty Fee. The "Limited RV Guaranty Fee" with respect to any Payment Date is ___% (per annum) of the outstanding amount of the Limited RV Guaranty as of such Payment Date, before giving effect to any draw on such Payment Date on the Limited RV Guaranty. See "--The Indenture Cash Flows."

RESERVE ACCOUNT WITHDRAWALS AND DEPOSITS


          Amounts on deposit in the Reserve Account from time to time (the "Reserve Account Amount") are available to cover shortfalls in the Basic Payment portion of Program Operating Lease Payments in an amount equal to (i) for Liquidated Leases, the difference between (x) the aggregate amounts received from Obligors and from the disposition of the related Series 1995-1 Leased Vehicles and (y) the aggregate Adjusted Balance Subject to Lease Charges of such Liquidated Leases and the related uncollected Monthly Payments from Obligors of such Liquidated Leases, (ii) for Series 1995-1 Leases which terminate on or after their respective Scheduled Lease End Dates, the sum of
(x) the aggregate uncollected Monthly Payments from the related Obligors and
(y) the aggregate Uncollected Excess Wear and Tear and Excess Mileage for such Series 1995-1 Leases. See "--Limited RV Guaranty." The initial amount deposited in the Reserve Account on the Closing Date will be $____________ (the "Initial Reserve Account Deposit"). The Reserve Account Amount will be increased by each Reserve Account Deposit Amount deposited therein and will be decreased by the amount of each Reserve Account Draw Amount and Reserve Account Release Amount on each Payment Date. The "Required Reserve Account Amount" as of any Payment Date will be the lesser of (i) __% of the Pool Balance as of the last day of the related Accrual Period and (ii) the sum of the aggregate principal balance of the Notes and the Lease Trust Certificates as of such Payment Date, before giving effect to any payments made on such Payment Date; provided that the Required Reserve Account Amount will not in any event be less than $___________________.


          Reserve Account Draw Amount. If, on any Payment Date, the sum of the Available Funds, the RV Guaranty Draw Amount and any RV Guaranty Draw Shortfall is less than the sum of the Required Interest Payment and the Pool Balance Decline, the Indenture Trustee will withdraw an amount equal to the amount of such shortfall from the Reserve Account, up to the amount of the Reserve Account Amount as of such Payment Date (such withdrawal, the "Reserve Account Draw Amount").

          Reserve Account Deposit Amount. On each Payment Date, the Reserve Account Deposit Amount will be deposited if necessary in the Reserve Account from the amounts on deposit in the Payment Account after giving effect to the payment of interest on the Notes, interest on the Lease Trust Certificates and the Limited RV Guaranty Fee. The "Reserve Account Deposit Amount," if any, on any Payment Date is the lesser of (i) the difference between the Required Reserve Account Amount and the Reserve Account Amount, each as of such Payment Date after giving effect to any releases or withdrawals from the Reserve Account on such Payment Date, and (ii) the amount, if any, by which the sum of Available Funds, the RV Guaranty Draw Amount and any RV Guaranty Draw Shortfall exceeds the sum of the Required Interest Payment and the Pool Balance Decline.

          Reserve Account Release Amount. On each Payment Date, the Reserve Account Release Amount will be included in the Total Available Funds to make payments under the Indenture. The "Reserve Account Release Amount" on each Payment Date is the amount, if any, by which the Reserve Account Amount as of the prior Payment Date exceeds the sum of the Reserve Account Draw Amount and the Required Reserve Account Amount as of such Payment Date.

ADVANCES

          The Administrative Agent will make a Monthly Payment Advance on each Payment Date with respect to Monthly Payments not received with respect to a Series 1995-1 Lease as of the end of the related Accrual Period but only if the Administrative Agent determines in its sole discretion that such Monthly Payment Advance will be recoverable from subsequent Monthly Payments on such Series 1995-1 Lease. The Administrative Agent will make Sale Proceeds
Advances for Sale Proceeds which have not been received as of the end of the related Accrual Period with respect to Series 1995-1 Leased Vehicles which were sold in such Accrual Period on or after their respective Scheduled Lease End Dates. On each Payment Date, the Administrative Agent will deposit to, or withdraw from, the Collection Account the Aggregate Net Sale Proceeds Advances and the Aggregate Net Monthly Payment Advances (Series 1995-1 Supplement,
Section 5.2). See "--The Indenture Cash Flows," "Description of the Administrative Agency Agreement--Advances of Sale Proceeds" and "Description of the Administrative Agency Agreement--Monthly Payment Advances."

MONTHLY REMITTANCE CONDITION

          The Administrative Agency Agreement requires the Administrative Agent to make all deposits of amounts received from Obligors during each Collection Period on each business day, net of amounts payable in respect of the Administrative Agent Fee. However, so long as each Monthly Remittance Condition is satisfied, the Administrative Agent may retain such amounts until the related Distribution Date. Pending deposit into the Collection Account, collections of amounts received from Obligors may be employed by the Administrative Agent at its own risk and for its own benefit and will not be segregated from its own funds. Deposits or withdrawals from the Collection Account with respect to Monthly Payment Advances and Sale Proceeds Advances will be made on each Payment Date on a net basis. (Series 1995-1 Supplement, Section 5.2).

STATEMENTS TO NOTEHOLDERS

          On or prior to each Payment Date, the Administrative Agent will prepare and provide the Indenture Trustee a statement to be included with the report delivered to Noteholders described in "Pool Factors and Trading Information" setting forth the following information with respect to such Payment Date: (i) the amount of the distribution allocable to principal and interest with respect to each Class of Notes outstanding; (ii) the aggregate amount of Collections deposited in the Payment Account; (iii) the Aggregate Net Sale Proceeds Advances and Aggregate Net Monthly Payment Advances deposited in the Payment Account; (iv) the amount of Available Funds; (v) the Reserve Account Draw Amount and/or the Reserve Account Release Amount, if any; (vi) the amount of Total Available Funds; (vii) the RV Guaranty Draw Amount, if any;
(viii) the amount deposited in the Certificate Distribution Account for payment of interest to Lease Trust Certificateholders; (ix) the Limited RV Guaranty Fee; (x) the Reserve Account Deposit Amount, if any; (xi) the aggregate outstanding balance of Notes and Lease Trust Certificates and the Pool Balance; (xii) the Available RV Guaranty Draw Amount (after giving effect to the RV Guaranty Draw Amount for such Payment Date, if any); (xiii) the Reserve Account Amount (after giving effect to the Reserve Account Draw Amount, Reserve Account Release Amount and/or the Reserve Account Deposit Amount for such Payment Date); (xiv) the aggregate of the Series 1995-1 Credit Losses for each of the three preceding Collection Periods; and (xv) the aggregate of the Series 1995-1 Residual Losses for each of the three preceding Collection Periods.

INDENTURE


          Events of Default. The "Events of Default" in the Indenture consist of (i) a default for five days or more in the payment of interest on any Note;
(ii) on any date, the sum of (x) the aggregate principal balance of the Notes and (y) the principal balance of the Lease Trust Certificates is equal to or in excess of the Pool Balance; (iii) a default in the payment of principal of any Note at Stated Maturity or on the Redemption Date; (iv) the occurrence of an event of default under the Program Operating Lease; (v) a default in the observance or performance of any material covenant or agreement, or any representation or warranty made in the Indenture or in any certificate or writing delivered pursuant thereto proves to have been incorrect in any material respect as of the time when made, and the continuation of such default for a period of 60 days or in the case of a materially incorrect representation or warranty, 30 days, after notice thereof is given to the Lease Trustee by the Indenture Trustee or the Lease Trustee and the Indenture Trustee by the holders of not less than 25% of the aggregate principal balance of the Notes or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer. (Indenture, Section 5.1).


          Noteholders holding not less than a majority of the aggregate principal balance of the Notes may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of any covenant or provision in the Indenture which cannot be modified or amended without unanimous consent of the Noteholders. (Indenture Section, 5.12).

          Remedies. If an Event of Default should occur and be continuing, the Indenture Trustee or the holders of a majority of the aggregate principal balance of the Notes may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority of the aggregate principal balance of the Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (i) the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (x) all interest on and principal of the Notes as if the Event of Default giving rise to such declaration had not occurred and (y) all amounts advanced by the Indenture Trustee and its costs and expenses and (ii) all Events of Default (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived (Indenture,
Section 5.2). Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of the Notes for deemed new Notes upon which gain or loss would be recognized.

          If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party including foreclosure or sale of the Lease Trust Estate, or elect to maintain the Lease Trust Estate and continue to apply proceeds from the Lease Trust Estate as if there had been no declaration of acceleration. The Indenture Trustee may not, however, unless it is required to sell the Lease Trust Estate pursuant to the Lease Trust Agreement as a result of the bankruptcy, insolvency or termination of the Transferor or the bankruptcy or insolvency of Ford Credit Leasing, sell the Lease Trust Estate following an Event of Default (other than the occurrence of an Event of Default described in clauses (i), (ii) or (iii) above) unless (i) 100% of the Noteholders consent thereto, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the then outstanding Notes and Lease Trust Certificates or (iii) the Indenture Trustee determines that the Lease Trust Estate would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66-2/3% of the aggregate principal balance of the Notes. The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Lease Trust Estate to pay interest and principal on the
Notes on an ongoing basis.   (Indenture, Section 5.4).

          In the event of a sale of the Lease Trust Estate, either as a result of the bankruptcy, insolvency or termination of the Transferor or the bankruptcy or insolvency of Ford Credit Leasing, or following the occurrence of certain Events of Default pursuant to the direction of the Indenture Trustee or the Noteholders, the proceeds of such sale shall be distributed first to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture; second to the Noteholders for interest which is due and unpaid, ratably, without preference or priority among the Classes; and third to the Noteholders for principal which is due and unpaid, ratably, without any distinction among Classes. Any remaining amounts shall be distributed to the Lease Trust Certificateholders for amounts due and unpaid in accordance with the terms of the Lease Trust Agreement and then the Deferred Amount will be paid to the Transferor and Ford Credit Leasing as holders of the Transferor Lease Trust Certificates. (Indenture, Section 5.4).

          Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority of the aggregate principal balance of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and the holders of not less than a majority of the aggregate principal balance of the Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes. Until such time, if any, as Definitive Notes have been issued, the Indenture Trustee will act only in accordance with the instructions of Cede, as nominee for DTC. However, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will act only in accordance with the instructions of the Participants to whom Notes are credited, which will in turn act in accordance with the instructions of persons holding beneficial interests in such Notes through such Participants. Accordingly, although only Cede will be entitled to vote under the Indenture, Note Owners will be entitled to instruct DTC as to the manner in which to vote. (Indenture, Section 5.11 and 5.12).

          No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% of the aggregate principal balance of the Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Noteholder or Noteholders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal balance of the Notes. (Indenture, Section 5.6).

          Neither the Indenture Trustee nor the Lease Trustee in their respective individual capacities, nor any holder of a Lease Trust Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes or for the agreements of the Issuer and the Lease Trustee, in its capacity as trustee, contained in the Indenture.

          Certain Covenants. The Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the then outstanding rating or ratings of each Class of the Notes would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security created by the Indenture shall have been taken and (vi) the Lease Trustee has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequences to the Issuer, FCTT, the Transferor or to any Noteholder or Lease Trust Certificateholder. (Indenture, Section 3.10).

          The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, the Program Operating Lease and the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in





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


respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) dissolve or liquidate in whole or in part or (iv) permit (x) the validity or effectiveness of the Indenture to be impaired, (y) any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (z) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds therefrom. (Indenture, Section 3.8).


          The Issuer may not engage in any activities other than financing, acquiring, owning, pledging, leasing (subject to the lien of the Indenture) and managing the Series 1995-1 Certificates as contemplated by the Indenture and the other Basic Documents. (Indenture, Section 3.12).

          The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Lease Trust Certificates or otherwise in accordance with the Basic Documents. (Indenture, Section 3.13).

          The Issuer will or will cause the Administrative Agent to deliver to the Indenture Trustee on the business day preceding each Payment Date the disbursement and payment instructions as required pursuant to the Indenture. (Indenture, Section 8.3).

          Replacement of the Indenture Trustee. Noteholders holding not less than a majority of the aggregate principal balance of the Notes may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Lease Trustee, and following such removal may appoint a successor Indenture Trustee.

          The Indenture Trustee may resign at any time by so notifying the Lease Trustee and the Noteholders. The Lease Trustee is required to remove the Indenture Trustee if the Indenture Trustee (i) ceases to be eligible to continue as the Indenture Trustee, (ii) is adjudged to be bankrupt or insolvent, or (iii) otherwise becomes incapable of acting. Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Lease Trustee will be required promptly to appoint a successor Indenture Trustee. (Indenture, Section 6.8).

          Duties of Indenture Trustee . Except during the continuance of an Event of Default, the Indenture Trustee will (i) perform such duties and only such duties as are specifically set forth in the Indenture, (ii) rely, as to the truth of the statements and the correctness of the opinions expressed in certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture, and (iii) examine such certificates and opinions to determine whether or not they conform to the requirements of the Indenture. Upon the continuance of an Event of Default, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (Indenture, Section 6.1).


          Compensation and Indemnity. The Issuer will (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, (ii) reimburse the Indenture Trustee for all expenses reasonably incurred and (iii) indemnify the Indenture Trustee against any and all losses, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties. The Indenture Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that, the Indenture Trustee will not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders in accordance with the terms of the Indenture, and (iii) for interest on any money received by it except as the Indenture Trustee and the Lease Trustee may agree in writing. The Indenture Trustee will not be deemed to have knowledge of any event unless an officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof in accordance with the provisions of the Indenture. (Indenture, Sections 6.1 and 6.7).

          Access to Noteholder Lists. If Definitive Notes are issued in the limited circumstances set forth in "--Definitive Notes," and the Indenture Trustee is not the Note Registrar, the Lease Trustee will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than 10 days prior to the time such list is furnished, within 30 days after receipt by the Lease Trustee of a written request therefor. (Indenture, Section 7.1).

          Annual Compliance Statement. The Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.9).

          Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. (Indenture, Section 3.17).

          Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes. (Indenture, Section 4.1).

          Modification of Indenture. With the consent of the holders of not less than a majority of the aggregate principal balance of the Notes, the Lease Trustee, on behalf of the Issuer, and the Indenture Trustee may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders, provided that certain opinions with respect to tax matters are obtained. (Indenture, Section 9.2).

          Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture may (i) change the Stated Maturity of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the Redemption Price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate principal balance of the Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Transferor, the Administrative Agent, an affiliate of any of them or any obligor on the Notes, (v) reduce the percentage of the aggregate principal balance of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Lease Trust Estate if the proceeds of such sale would be insufficient to pay the principal balance and accrued but unpaid interest on the Notes, (vi) decrease the percentage of the aggregate principal balance of the Notes required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal balance of the Notes necessary to amend the Indenture or the other Basic Documents or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

          The Lease Trustee, on behalf of the Issuer, and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders but with written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Noteholders; provided, that such action will not, (i) as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Noteholder, (ii) as confirmed by each Rating Agency rating the Notes, cause the then current rating assigned to any Class of Notes to be withdrawn or reduced or (iii) as evidenced by an Opinion of Counsel (x) affect that treatment of the Notes





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

as debt for federal income tax purposes, (y) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (z) cause the Issuer to be taxable as an "association" or publicly traded partnership taxable as a corporation for federal income tax purposes. (Indenture, Section 9.1).

          The Lease Trust Agreement requires the Lease Trustee to give the Lease Trust Certificateholders 30 days written notice of any proposed supplemental indenture if it materially adversely affects the Lease Trust Certificateholders or if Noteholders consent is required and provides that the Lease Trustee will not enter into such amendment unless Lease Trust Certificateholders holding 25% or more of the principal balance of Lease Trust Certificates consent in writing. See "Additional Document Provisions--The Lease Trust Agreement."


               DESCRIPTION OF THE ADMINISTRATIVE AGENCY AGREEMENT

DUTIES OF THE ADMINISTRATIVE AGENT

          The duties of the Administrative Agent with respect to the Series 1995-1 Assets are set forth in the Administrative Agency Agreement and the Series 1995-1 Supplement. The Administrative Agent will manage, service, administer, and make collections on the Series 1995-1 Leases using the same degree of skill and attention that it exercises with respect to all comparable retail automotive leases and retail installment sales contracts that it services for itself or others ("Accepted Servicing Practices"). The Administrative Agent will collect and post all payments, respond to inquiries of Obligors, investigate delinquencies, commence legal proceedings to enforce Series 1995-1 Leases against delinquent Obligors, send invoices to Obligors, account for collections, furnish monthly and annual statements to the FCTT Trustee with respect to distributions, make Sale Proceeds Advances and Monthly Payment Advances, and pay Administrative Purchase Amounts. The Administrative Agent will be required to take all necessary steps to maintain evidence of FCTT's ownership on the certificate of title of each Series 1995-1 Leased Vehicle. The Administrative Agent will obtain all licenses required to be held by FCTT in connection with the ownership of Series 1995-1 Leases and Series 1995-1 Leased Vehicles. The Administrative Agent may contract with third parties to perform its duties under the Administrative Agency Agreement, but shall remain responsible for the performance of such duties. (Administrative Agency Agreement, Sections 4.1 and 4.5).

          The Administrative Agency Agreement also sets forth the duties of the Administrative Agent with respect to the origination and purchase of Leases and Leased Vehicles by FCTT and the obtaining of certificates of title for such Leased Vehicles. See "FCTT--Lease Origination from Dealers and Assignment to FCTT" and "--Titling of Leased Vehicles."

COLLECTION OF TOTAL MONTHLY PAYMENTS; EXTENSION OF LEASES

          The Administrative Agent will collect all payments under the Series 1995-1 Leases. The Administrative Agent may grant extensions, rebates, or adjustments on Series 1995-1 Leases in accordance with Accepted Servicing Practices and in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Series 1995-1 Lease. (Administrative Agency Agreement, Section 4.2).

          The Administrative Agent may grant an extension of the Lease Term (a "Term Extension") if the Obligor requesting such extension is not in default under the Series 1995-1 Lease at the time of such request and agrees to continue to make Total Monthly Payments in the same amount as required under the original terms of such Series 1995-1 Lease. Because the granting of a Term Extension with respect to any Series 1995-1 Lease would be deemed to have a material and adverse effect on holders of the Series 1995-1 Certificates, the Administrative Agent will be required to purchase the beneficial interest in the related Series 1995-1 Leased Vehicle as of the date of such Term Extension. See "-- Administrative Purchases."

          The Administrative Agent may also extend the term of a Series 1995-1 Lease in accordance with Accepted Servicing Practices, by waiving the Total Monthly Payment due in any month in exchange for extending the term of the Series 1995-1 Lease for one or more additional months beyond the Scheduled Lease End Date for each month for which the Total Monthly Payment is waived (such extension, a "Payment Extension"). The Obligor under any Payment Extension does not receive an increase in the aggregate number of miles which the Series 1995-1 Leased Vehicle may be driven by the Obligor without incurring an additional charge for excess mileage under the related Series 1995-1 Lease. The Administrative Agent may not grant Payment Extensions in excess of, in the aggregate, three months beyond the Scheduled Lease End Date of the related Series 1995-1 Lease. (Administrative Agency Agreement, Section 4.2).

REALIZATION ON LIQUIDATED LEASES

          The Administrative Agent will use reasonable efforts (i) to repossess any Series 1995-1 Leased Vehicle if it determines that eventual payment in full of the related Series 1995-1 Lease is unlikely and (ii) to maximize Liquidation Proceeds. Upon repossession, the Administrative Agent has discretion to repair a damaged Series 1995-1 Leased Vehicle or sell such vehicle without repairs. This determination will be based on whether the Administrative Agent believes repairs will increase the related Liquidation Proceeds by an amount greater than the cost of such repairs. (Administrative Agency Agreement, Section 4.3).

ADMINISTRATIVE PURCHASES

          The Administrative Agent on behalf of Ford Credit and Ford Credit Leasing, as holders of the EBCs, will be required to purchase the Issuer's beneficial interest in any Series 1995-1 Asset as to which: either (i) any of the Specific Eligibility Criteria and General Eligibility Criteria were not satisfied on the Series 1995-1 Cut-Off Date; (ii) the Administrative Agent has breached certain covenants in the Administrative Agency Agreement by either (a) failing to make reasonable efforts to collect Total Monthly Payments from the related Obligor, (b) failing to maintain record ownership in such Series 1995-1 Leased Vehicle, (c) changing the Retail Operating Lease Factor of such Series 1995-1 Lease, (d) modifying the number or amount of Monthly Payments due under the Series 1995-1 Lease, except in connection with a Payment Extension, or (e) otherwise impairing the rights of FCTT or the Issuer in such Series 1995-1 Lease or Series 1995-1 Leased Vehicle and, in each case, such breach continues unremedied for a specified period; (iii) the related Series 1995-1 Leased Vehicle has been relocated to a jurisdiction where FCTT is not qualified or authorized to maintain evidence of the ownership of Series 1995-1 Leased Vehicles; or (iv) the Administrative Agent has granted a Term Extension. The amount payable for each such purchase will be the Administrative Purchase Amount of the Series 1995-1 Lease and Series 1995-1 Leased Vehicle. (Administrative Agency Agreement, Sections 4.2, 4.5, 4.6 and 4.7; Series 1995-1 Supplement, Section 5.5).

SALE OF LEASED VEHICLES

          On the Scheduled Lease End Date of a Series 1995-1 Lease, the Obligor has the option to purchase the related Series 1995-1 Leased Vehicle for an amount equal to or greater than its Residual Value. If the Obligor does not purchase the Leased Vehicle, the Dealer may, at its option, purchase the Leased Vehicle. If either the Obligor or the Dealer exercises such option, the Administrative Agent, on behalf of FCTT will sell the Series 1995-1 Leased Vehicle to the Dealer for an amount equal to the Residual Value thereof plus any unpaid amounts owing from the related Obligor. If neither the related Obligor nor the Dealer elects to purchase a Series 1995-1 Leased Vehicle upon termination of the related Lease, the Dealer will inspect the Series 1995-1 Leased Vehicle and assess any charges in respect of Excess Wear and Tear and Excess Mileage, and the Administrative Agent will sell such Series 1995-1 Leased Vehicle at auction, or otherwise in accordance with Accepted Servicing Practices. The Sale Proceeds received by the Issuer with respect to a Series 1995-1 Leased Vehicle sold at auction are limited to the Transferor Purchase Option Price. See "Series 1995-1 Certificates--Lease of the Series 1995-1 Certificates to the Transferor" and "Special Considerations--Residual Value Risk." (Administrative Agency Agreement, 5.1, 5.2 and 5._).

          If the Dealer determines that a Series 1995-1 Leased Vehicle requires repairs in respect of Excess Wear and Tear and Excess Mileage, either the Obligor will pay the estimated costs of such repairs or the Administrative Agent will grant the Obligor a one-month Term Extension to permit the Obligor to effect such repairs at its own expense. The Administrative Agent will purchase the beneficial interest in the Series 1995-1 Leased Vehicle for the Administrative Purchase Amount if it grants a Term Extension. See "--Administrative Purchases".





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

The Administrative Agent will apply any security deposit or reconditioning reserve to pay any amounts owed in respect of Uncollected Excess Wear and Tear or Excess Mileage which are not paid by the Obligor. (Administrative Agency Agreement, Section 5.1).

          Upon receipt of Sale Proceeds, the Administrative Agent will deliver the related certificate of title to the Obligor, Dealer or other purchaser, as the case may be. The Administrative Agent will deposit the Sale Proceeds from the sale of Series 1995-1 Leased Vehicles (but not an amount in excess of the Transferor Purchase Option Price) in the Collection Account on the next following Distribution Date, or on the date it receives such proceeds if any Monthly Remittance Condition has not been satisfied. (Administrative Agency Agreement, Sections 5.2 and 5.3). See "Series 1995-1 Certificates--Lease of Series 1995-1 Certificates to the Transferor."

ADVANCES OF SALE PROCEEDS


          If the Scheduled Lease End Date with respect to a Series 1995-1 Lease occurs and the related Series 1995-1 Leased Vehicle is not sold by the last business day of the Accrual Period in which the related Scheduled Lease End Date occurred, the Administrative Agent will, on the related Payment Date, make an advance (a "Sale Proceeds Advance") equal to the Residual Value of such Series 1995-1 Leased Vehicle, but only if the Administrative Agent determines, in its sole discretion, that such Sale Proceeds Advance will be recoverable from the Sale Proceeds of the related Series 1995-1 Leased Vehicle. To the extent such Sale Proceeds are insufficient to reimburse the Sale Proceeds Advance, such Sale Proceeds Advance will be reimbursed first from the Sale Proceeds of other Series 1995-1 Leased Vehicles and then, if required after the Notes and Lease Trust Certificates have been paid in full, from a draw on the Limited RV Guaranty. (Administrative Agency Agreement, Section 5.4; Series 1995-1 Supplement, Section 5.4).


VOLUNTARY EARLY TERMINATIONS, LIQUIDATED LEASES AND RECOVERIES

          Upon termination of a Series 1995-1 Lease prior to its Scheduled Lease End Date and receipt by the Administrative Agent of the related Voluntary Early Termination Proceeds or Liquidation Proceeds, as the case may be, the Administrative Agent will deliver the related certificate of title to the purchaser, if any, of the related Series 1995-1 Leased Vehicle. From and after such date the Series 1995-1 Certificates will represent a beneficial interest in the Voluntary Early Termination Proceeds or Liquidation Proceeds and Recoveries received with respect to such Series 1995-1 Asset and will no longer represent an interest in such Series 1995-1 Lease or Series 1995-1 Leased Vehicle. (Administrative Agency Agreement, Section 5.5).

REMITTANCE OF PAYMENTS; ALLOCATION OF FUNDS

          The Administrative Agent will apply Total Monthly Payments received during each Collection Period from each Obligor in the following order of priority to pay (i) current and overdue Monthly Payments and Use and Lease Tax Amounts, in the chronological order in which such payments were due; and (ii) current and overdue Vehicle Insurance and Maintenance Amounts due to the related Dealer. The Administrative Agent will retain amounts credited to overdue Monthly Payments to the extent of any unreimbursed Monthly Payment Advances with respect to the related Series 1995-1 Lease. (Administrative Agency Agreement, Section 6.1; Series 1995-1 Supplement, Section 5.2).

          If on any Distribution Date any portion of a Monthly Payment due on a Series 1995-1 Lease during the related Collection Period has not been received from the Obligor, the Administrative Agent will apply an amount equal to the lesser of (i) the amount of Payaheads credited to such Obligor and (ii) the portion of such Monthly Payment not received to pay the Monthly Payment with respect to such Series 1995-1 Lease, and reduce the amount credited to such Obligor by the amount so applied. Payaheads received from an Obligor in any Collection Period will be credited to such Obligor. (Administrative Agency Agreement, Section 6.1).

          The Administrative Agent will apply Sale Proceeds (up to the Transferor Purchase Option Price, if applicable), Voluntary Early Termination Proceeds and Recoveries which are not from Liquidated Leases received during a Collection Period in the following order of priority: (i) to pay any sales, use and lease taxes; (ii) to reduce





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

the Adjusted Balance Subject to Lease Charges of such Series 1995-1 Leased Vehicle until such Adjusted Balance Subject to Lease Charges has been reduced to zero; (iii) to pay Uncollected Excess Wear and Tear and Excess Mileage charges, if any; and (iv) as a Total Monthly Payment until an amount equal to the Total Monthly Payment due in such Collection Period has been credited as set forth in the first paragraph of this section. (Administrative Agency Agreement, Section 6.1).

          The Administrative Agent will apply Liquidation Proceeds and Recoveries from Liquidated Leases received during a Collection Period in the following order of priority: (i) to pay any sales, use and lease taxes; (ii) to reduce the Adjusted Balance Subject to Lease Charges until such Adjusted Balance Subject to Lease Charges has been reduced to zero and (iii) as a Total Monthly Payment until an amount equal to the Total Monthly Payment due in such Collection Period has been credited as set forth in the first paragraph of this section. (Administrative Agency Agreement, Section 6.1).

          The Administrative Agent will pay any Use and Lease Tax Amounts and any other sales, use and lease taxes and any Vehicle Insurance and Maintenance Amounts due in connection with a payment received from an Obligor to the appropriate tax authorities and originating Dealers, respectively, and such amounts will not be available to pay interest of and principal on the Notes or the Lease Trust Certificates. (Administrative Agency Agreement, Section 6.1).

MONTHLY PAYMENT ADVANCES

          If one or more Monthly Payments due (or any portion thereof) with respect to a Series 1995-1 Lease during any Accrual Period has not been deposited to the Collection Account as of the last day of such Accrual Period, the Administrative Agent will make an advance (a "Monthly Payment Advance") in an amount equal to the sum of the Monthly Payments due with respect to such Series 1995-1 Lease during such Accrual Period minus amounts received from the related Obligor, but only if the Administrative Agent determines, in its sole discretion, that such Monthly Payment Advance will be recoverable from subsequent Monthly Payments on such Series 1995-1 Lease. To the extent subsequent Monthly Payments with respect to such Series 1995-1 Lease are insufficient to reimburse the Monthly Payment Advance, such Monthly Payment Advance will be reimbursed first from Collections (other than Sale Proceeds) with respect to other Series 1995-1 Leases and then, if required, from a draw on the Reserve Account. (Administrative Agency Agreement, Section 6.3).

STATEMENTS TO HOLDERS

          On each Distribution Date, the FCTT Trustee will deliver to the Lease Trustee a statement relying on the information included in the certificate of the Administrative Agent described in "--Reporting" for the related Collection Period, setting forth for such Collection Period the following information with respect to the Series 1995-1 Assets: (i) the aggregate Monthly Payments received by the Administrative Agent; (ii) the Pool Balance as of the beginning and end of such Collection Period and the portion of such Pool Balance constituting the aggregate Residual Values of the Series 1995-1 Leased Vehicles; (iii) the aggregate Administrative Purchase Amounts paid; (iv) the aggregate Available Scheduled Termination Sale Proceeds, Voluntary Early Termination Proceeds, Liquidation Proceeds and Recoveries received by the Administrative Agent (separately stated); (vi) the aggregate amount of Payaheads credited to Obligors as of the beginning and end of the related Collection Period; (v) the outstanding Sale Proceeds Advances as of the beginning and end of the related Collection Period, the aggregate Residual Values of related Series 1995-1 Leased Vehicles the related Series 1995-1 Leases of which have expired on or after their respective Scheduled Lease End Dates, which are unsold as of the beginning and end of the related Collection Period; and (vi) the outstanding Monthly Payment Advances as of the beginning and end of the related Collection Period and the outstanding amount of Monthly Payments which were due but not collected from the related Obligors as of the beginning and end of the related Collection Period. In addition to the foregoing, on each Payment Date the FCTT Trustee will include in such statement: (i) the Series 1995-1 Credit Loss with respect to each of the three preceding Collection Periods; and (ii) the Series 1995-1 Residual Loss with respect to each of the three preceding Collection Periods. (Administrative Agency Agreement, Section 6.4; Series 1995-1 Supplement, Section 6.1).





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

NO RESIGNATION

          The Administrative Agent may not resign from its obligations and duties under the Administrative Agency Agreement unless, as evidenced by an Opinion of Counsel, the performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the FCTT Trustee or a successor Administrative Agent has assumed the responsibilities and obligations of the Administrative Agent. (Administrative Agency Agreement,
Section 7.2).

ADMINISTRATIVE AGENT EVENTS OF DEFAULT

          Each of the following will constitute an event of default under the Administrative Agency Agreement (each, an "Administrative Agent Event of Default"): (i) failure by the Administrative Agent to make any distribution required by the Administrative Agency Agreement or the Series 1995-1 Supplement for three business days after written notice of such failure to the Administrative Agent or after discovery of such failure by the Administrative Agent; (ii) any failure by the Administrative Agent to observe or to perform in any material respect any of its covenants or agreements in the Administrative Agency Agreement or the Series 1995-1 Supplement, which failure materially adversely affects the holders of the EBCs, the Issuer, as holder of the Series 1995-1 Certificates, or any other holder of an SBC, and continues for a period of 30 days after written notice of such failure to the Administrative Agent or after discovery of such failure by the Administrative Agent; (iii) any representation, warranty, report or certification of the Administrative Agent in, or pursuant to, the Administrative Agency Agreement or the Series 1995-1 Supplement was incorrect when made, which has a material adverse effect on any holder of an EBC, the Issuer, or any other holder of an SBC, and continues for a period of 30 days after written notice thereof to the Administrative Agent or after discovery of such failure by the Administrative Agent; or (iv) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Administrative Agent; provided, however that the occurrence of an event set forth in clauses (i), (ii), and (iii) with respect to Series 1995-1 will be an Administrative Agent Event of Default only with respect to Series 1995-1 and will not be an Administrative Agent Event of Default with respect to any other Series or the EBCs. (Administrative Agency Agreement, Section 7.1).

          Upon the occurrence of any Administrative Agent Event of Default the sole remedy available to the holders of the EBCs and the SBCs will be to remove the Administrative Agent and appoint a successor Administrative Agent. See "--Removal of the Administrative Agent."

REMOVAL OF THE ADMINISTRATIVE AGENT

          Upon the occurrence of an Administrative Agent Event of Default, the FCTT Trustee may, to the extent such Administrative Agent Event of Default relates (i) to all FCTT Assets, upon direction of the holders of the Series 1995-1 Certificates (which will be the Indenture Trustee so long as any of the Notes are outstanding), all holders of any other SBCs and the holders of the EBCs (excluding Ford Credit and Ford Credit Leasing or any other affiliate of the Administrative Agent), terminate all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement with respect to all FCTT Assets, or (ii) only to the Series 1995-1 Assets, upon direction of the holders of the Series 1995-1 Certificates (which will be the Indenture Trustee, so long as any of the Notes are outstanding), terminate all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement and the Series 1995-1 Supplement, with respect to the Series 1995-1 Assets. In each case, the FCTT Trustee will effect such termination by delivering notice thereof to the Administrative Agent (with a copy to each Rating Agency then rating the Notes, the Lease Trust Certificates and any other securities based on any SBCs affected by such Administrative Agent Event of Default). (Administrative Agency Agreement, Section 7.1).

APPOINTMENT OF A SUCCESSOR

          Upon termination or resignation of the Administrative Agent, the predecessor Administrative Agent will continue to perform its functions as Administrative Agent, in the case of termination of the Administrative Agent, until the earlier of the date specified in the termination notice or, if no such date is specified therein, the





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date of the Administrative Agent's receipt of such notice and, in the case of resignation of the Administrative Agent, until the later of (i) 45 days after the delivery to the FCTT Trustee of the written resignation notice and (ii) the date upon which the predecessor Administrative Agent becomes unable to act as Administrative Agent, as specified in the resignation notice and accompanying Opinion of Counsel. (Administrative Agency Agreement, Section 7.3).

          In the event of the Administrative Agent's termination with respect to all FCTT Assets or resignation, the FCTT Trustee, acting at the direction of the holders of the EBCs and the outstanding SBCs will appoint a successor Administrative Agent. In the event of a termination of the Administrative Agent with respect to the Series 1995-1 Assets only, the FCTT Trustee, acting at the direction of the holders of the Series 1995-1 Certificates (which will be the Indenture Trustee so long as any of the Notes are outstanding) will appoint a successor Administrative Agent. In each such case, the FCTT Trustee will have the right to approve the successor Administrative Agent, such approval not to be unreasonably withheld. If a successor Administrative Agent is not appointed by the effective date of the predecessor Administrative Agent's resignation or termination, then the FCTT Trustee will act as successor Administrative Agent. If the FCTT Trustee is legally unable to act as Administrative Agent, then the FCTT Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business includes the servicing of retail automotive leases and selling vehicles at the termination of leases, as the successor Administrative Agent. (Administrative Agency Agreement, Section 7.3).

          Upon appointment, the successor Administrative Agent will assume all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement; provided, however, that no successor Administrative Agent will have any responsibilities with respect to the purchase of additional Leases and Leased Vehicles by FCTT or with respect to making Monthly Payment Advances or Sale Proceeds Advances. (Administrative Agency Agreement, Section 7.3).

          Any compensation payable to a successor Administrative Agent may not be in excess of that permitted the predecessor Administrative Agent unless the holders of the EBCs bear such excess costs exclusively. (Administrative Agency Agreement, Section 7.3).

          Any predecessor Administrative Agent will be entitled to reimbursement for any outstanding Sale Proceeds Advances and Monthly Payment Advances to the extent funds are available therefor. (Administrative Agency Agreement, Section 7.4).

CUSTODY OF LEASE FILES

          The Administrative Agent will be the custodian of the Lease Files (including certificates of title) for FCTT, including with respect to the Series 1995-1 Assets. The Administrative Agent will be required to maintain accurate and complete accounts, records, and computer systems pertaining to each Lease File and to conduct, or cause to be conducted, periodic audits of the Lease Files and of the related accounts, records, and computer systems.

          The Administrative Agent will maintain each Lease File at (i) one of the offices specified in the Administrative Agency Agreement, (ii) at such other office (which may be a third party contracted by the Administrative Agent to hold Lease Files) as the Administrative Agent specifies to the FCTT Trustee by written notice not later than 90 days after any change in location or (iii) at one of the offices included in a list delivered to the FCTT Trustee not less frequently than every 90 days. The Administrative Agent will make available to the FCTT Trustee, the Lease Trustee, and the Indenture Trustee a list of locations of the Lease Files, the Lease Files, and the related accounts, records, and computer systems maintained by the Administrative Agent at such times as the FCTT Trustee, the Lease Trustee or the Indenture Trustee may instruct. As soon as practicable after any termination or resignation of the Administrative Agent, the Administrative Agent will deliver the Lease Files and the related accounts and records maintained by the Administrative Agent to the FCTT Trustee or any successor Administrative Agent.

          The Administrative Agent as custodian of the Lease Files will indemnify the FCTT Trustee, the Issuer, and the Indenture Trustee for any and all liabilities that result from any improper act or omission of the





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

Administrative Agent with respect to the Lease Files pertaining to the Series 1995-1 Assets. The Administrative Agent will not be liable for claims resulting from the willful misfeasance, bad faith, or negligence of the FCTT Trustee with respect to the Lease Files. (Administrative Agency Agreement,
Section 4.4).

REPORTING

          On or before the tenth day of each calendar month, the Administrative Agent will deliver to the FCTT Trustee a certificate containing information relating to the distribution, on the following Distribution Date, of Collections from the preceding Collection Period and the information the FCTT Trustee will provide to the Lease Trustee on such Distribution Date. (Administrative Agency Agreement, Section 4.9).

          On or before April 30th of each year, the Administrative Agent will deliver to the FCTT Trustee an officer's certificate, dated as of December 31 of the preceding calendar year, stating that (i) a review of the activities of the Administrative Agent during the preceding 12-month period and of its performance under the Administrative Agency Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Administrative Agent has fulfilled all of its obligations under the Administrative Agency Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. (Administrative Agency Agreement, Section 4.10).

          The Administrative Agent will be required to deliver to the FCTT Trustee, within five business days of having obtained knowledge thereof, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become an Administrative Agent Event of Default. (Administrative Agency Agreement, Section 4.10).

          On or before April 30 of each year beginning April 30, 1996, a firm of independent certified public accountants, who may also render other services to the Administrative Agent or to Ford or any affiliate of either of them, will deliver a report to the Administrative Agent, the FCTT Trustee, the Lease Trustee and the Indenture Trustee (with a copy to each Rating Agency then rating the Notes and the Lease Trust Certificates), stating that such firm has audited the financial statements of the Administrative Agent for the prior calendar year and that such audit (i) was made in accordance with generally accepted auditing standards, (ii) included procedures relating to retail automotive leases serviced for others in accordance with applicable industry standards, and (iii) except as described in such report, disclosed no exceptions or errors in the records relating to the Series 1995-1 Leases serviced that, in the firm's opinion, should be included in such report. (Administrative Agency Agreement, Section 4.11).


                         ADDITIONAL DOCUMENT PROVISIONS

THE LEASE TRUST AGREEMENT


          Authority and Duties of the Lease Trustee. The Lease Trustee will administer the Issuer in the interest of the Lease Trust Certificateholders, subject to the lien of the Indenture, in accordance with the Lease Trust Agreement and the other Basic Documents. (Lease Trust Agreement, Section 6.2).


          The Lease Trust Certificateholders may, by written instruction, direct the Lease Trustee in the administration of the Issuer. However, the Lease Trustee will not be required to follow any such instruction if it reasonably determines or is advised by counsel that so doing (i) is likely to result in liability to the Lease Trustee, (ii) is contrary to the terms of the Lease Trust Agreement or any other Basic Document, or (iii) is unlawful. (Lease Trust Agreement Section 6.3).

          The Lease Trustee will not be required to perform any of the obligations of the Issuer under the Lease Trust Agreement or the other Basic Documents that are required to be performed by (i) the Administrative Agent under the Administrative Agency Agreement or the Series 1995-1 Supplement,
(ii) the Transferor under the





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

Transfer Agreement or the Program Operating Lease or (iii) the Indenture Trustee under the Indenture. (Lease Trust Agreement, Section 7.1).


          Restrictions on Actions by Lease Trustee.  The Lease Trustee may not
(i) initiate or settle any claim or lawsuit involving the Issuer (unless brought by the Administrative Agent to collect amounts owed under a Series 1995-1 Lease), (ii) amend the Indenture where Noteholder consent is required,
(iii) amend the Indenture where Noteholder consent is not required if such amendment materially adversely affects the Lease Trust Certificateholders or
(iv) amend any Basic Document other than the Indenture if such amendment materially affects the Lease Trust Certificateholders, unless (a) the Lease Trustee provides 30 days written notice thereof to the Lease Trust Certificateholders and the Rating Agencies and (b) Lease Trust Certificateholders holding at least 25% of the aggregate principal balance of the Lease Trust Certificates do not object in writing to any such proposed amendment within 30 days of such notice. (Lease Trust Agreement, Section 4.1).



          Actions by Lease Trust Certificateholders with Respect to Certain Matters. In general, Lease Trust Certificateholders holding not less than a majority of the principal balance of the Lease Trust Certificates may take, or direct the Lease Trustee to take, any action permitted under the Lease Trust Agreement; provided, however, that the Lease Trustee will not be required to follow any directions of the Lease Trust Certificateholders if so doing would be contrary to any obligation of the Lease Trustee or the Issuer; and provided further, that the Lease Trustee may not, except upon the occurrence of an Administrative Agent Event of Default subsequent to the payment in full of the Notes and in accordance with the written directions of Lease Trust Certificateholders holding at least 66-2/3% of the aggregate principal balance of the Lease Trust Certificates, (i) remove the Administrative Agent with respect to Series 1995-1 Assets, (ii) appoint a successor Administrative Agent with respect thereto, or (iii) other than following a bankruptcy and dissolution of the Issuer or Ford Credit Leasing, sell the Series 1995-1 Certificates. (Lease Trust Agreement, Section 4.2, 4.4 and 4.5).


          The right of the Lease Trust Certificateholders to take any action affecting the Lease Trust Estate will be subject to the rights of the Indenture Trustee under the Indenture.


          Resignation and Removal of the Lease Trustee. The Lease Trustee may resign at any time upon written notice to the Administrative Agent, the Transferor and the Lease Trust Certificateholders, whereupon the Transferor will be obligated to appoint a successor Lease Trustee. The Transferor or the Lease Trust Certificateholders holding not less than a majority of the aggregate principal balance of the Lease Trust Certificates may remove the Lease Trustee if the Lease Trustee ceases to be eligible, becomes insolvent or becomes legally unable to act. Upon removal of the Lease Trustee, the Transferor or the Lease Trust Certificateholders holding not less than a majority of the aggregate principal balance of the Lease Trust Certificates will appoint a successor Lease Trustee. The Transferor will be required to deliver written notice to the Rating Agencies of any resignation or removal of the Lease Trustee. (Lease Trust Agreement, Section 10.2).


          The Lease Trustee, and any successor thereto, must at all times (i) be able to exercise corporate trust powers, (ii) be subject to supervision or examination by federal or state authorities, (iii) have a combined capital and surplus of $50,000,000 and (iv) have a long-term debt rating of investment grade by each of the Rating Agencies or be otherwise acceptable to the Rating Agencies. (Lease Trust Agreement, Section 10.1). Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet these eligibility requirements. (Lease Trust Agreement, Section 10.5).


          Termination. The Lease Trust Agreement will terminate (i) upon the final distribution of all moneys or other property or proceeds of the Lease Trust Estate in accordance with the terms of the Indenture and the final distribution on the Transferor Lease Trust Certificates pursuant to the Lease Trust Agreement or (ii) 90 days following the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Transferor or Ford Credit Leasing. Upon termination of the Lease Trust Agreement, the Lease Trustee will direct the Indenture Trustee to sell the assets of the Lease Trust Estate, other than amounts on deposit in the Payment Account, in a commercially reasonable manner and on commercially reasonable terms. (Lease Trust Agreement, Sections 9.1 and 9.2). The Indenture Trustee will apply the proceeds of such sale to pay amounts owed to the Indenture Trustee and interest and principal on the Notes and Lease Trust Certificates in accordance with the terms of the Indenture. See "Description of the Notes--Indenture--Remedies."

          Indemnification. The Transferor will indemnify the Lease Trustee for any expenses incurred by the Lease Trustee in the performance of its duties under the Lease Trust Agreement. The Transferor will not be entitled to make any claim upon the Lease Trust Estate for the payment of any such indemnified expenses (Lease Trust Agreement, Section 8.2). The Transferor will not indemnify the Lease Trustee for expenses resulting from the willful misconduct, bad faith or negligence of the Lease Trustee, or for the inaccuracy of any representation or warranty of the Lease Trustee in the Lease Trust Agreement. The Lease Trustee will not be liable for (i) any error of judgment made by an officer of the Lease Trustee, (ii) any action taken or omitted to be taken in accordance with the instructions of any Lease Trust Certificateholder, the Indenture Trustee, the Transferor or the Administrative Agent, (iii) the interest on or principal of the Notes or the Lease Trust Certificates and (iv) the default or misconduct of the Administrative Agent, the Transferor, or the Indenture Trustee. (Lease Trust Agreement, Section 7.1).


REPRESENTATIONS, WARRANTIES AND COVENANTS

          The Administrative Agent, in the Series 1995-1 Supplement, and each of Ford Credit and Ford Credit Leasing, in the Asset Contribution Agreement, will represent and warrant that each Series 1995-1 Lease and Series 1995-1 Leased Vehicle meet the Specific Eligibility Criteria set forth in "The Leases and the Leased Vehicles--Eligibility Criteria" and certain other eligibility criteria (the "General Eligibility Criteria") including, among other things, that (i) each Series 1995-1 Leased Vehicle was titled in the name of "Ford Credit Titling Trust," "Ford Credit Titling Trust, Comerica Bank, Trustee" or such substantially similar words acceptable to the relevant governmental authority; (ii) the Residual Value of each Series 1995-1 Leased Vehicle does not exceed an amount established by the Administrative Agent consistent with its policies and practices regarding the setting of residual values as applied with respect to closed-end retail automobile and light-duty truck leases; (iii) all of the originating Dealer's right, title and interest in such Series 1995-1 Lease and the related Series 1995-1 Leased Vehicle was validly assigned by such Dealer to FCTT; (iv) each Series 1995-1 Lease was originated by a Dealer in the ordinary course of its business and in compliance with the Administrative Agent's normal credit and collection policies and practices and contains customary and enforceable provisions; (v) at its inception, and at the Series 1995-1 Cut-Off Date, 1995, each Series 1995-1 Lease complied in all material respects with all requirements of applicable federal, state, and local laws and regulations; (vi) each Series 1995-1 Lease represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity;
(vii) none of the Series 1995-1 Leases is an obligation of the United States of America or any state or of any agency, department, or instrumentality of the United States of America or any state; (viii) as of the date of the Series Specification Notice with respect to Series 1995-1, no Series 1995-1 Lease had been satisfied, subordinated, rescinded, cancelled or terminated; (ix) no provision (other than the assessment of a security deposit or reconditioning reserve) of a Series 1995-1 Lease has been waived; (x) no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any Series 1995-1 Lease; (xi) each Obligor, to the best knowledge of the Administrative Agent, has obtained or agreed to obtain physical damage insurance and liability insurance covering the Series 1995-1 Leased Vehicle as required under the related Series 1995-1 Lease; (xii) no Series 1995-1 Asset has been sold, transferred, assigned, or pledged by any Dealer to any person or entity other than FCTT; (xiii) the FCTT Trustee, for the benefit of the Issuer, has good and marketable title to each Series 1995-1 Lease and each Series 1995-1 Leased Vehicle, free and clear of all liens, encumbrances, security interests, and rights of others, including liens or claims for work, labor or material relating to such Series 1995-1 Leased Vehicle; (xiv) no Series 1995-1 Leased Vehicle or Series 1995-1 Lease is subject to the laws of, and no Series 1995-1 Lease was originated in, any jurisdiction under which the sale, transfer, and assignment of such Series 1995-1 Lease and Series 1995-1 Leased Vehicle to FCTT or of a beneficial interest in such Series 1995-1 Lease or Series 1995-1 Leased Vehicle pursuant to transfers of Series 1995-1 Certificates is unlawful, void, or voidable; (xv) no Dealer has entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the related Series 1995-1 Lease; (xvi) all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give Comerica, on behalf of FCTT, a first perfected





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ownership interest in each Series 1995-1 Lease have been made; (xvii) each
Series 1995-1 Lease constitutes "chattel paper" as defined in the UCC; and (xviii) there is only one original of each Series 1995-1 Lease, which is held by the Administrative Agent on behalf of FCTT. (Series 1995-1 Supplement,
Section 3.1; Asset Contribution Agreement, Section 3.2). See "Description of Administrative Agency Agreement--Administrative Purchases" for circumstances in which a breach of the foregoing representations will cause a purchase of the beneficial interest in the Series 1995-1 Leases and Series 1995-1 Leased Vehicles.

AMENDMENT PROVISIONS


          General. So long as any of the Notes are outstanding, the Issuer's rights as holder of the Series 1995-1 Certificates will be subject to the Indenture, and after the Notes have been paid in full will be subject to the Program Operating Lease. The Indenture Trustee's consent will be required in each case where the consent of the holder of the Series 1995-1 Certificates is required to amend the FCTT Agreement, the Administrative Agency Agreement, the Series 1995-1 Supplement, the Asset Contribution Agreement, the Program Operating Lease and the Lease Trust Agreement. The Indenture Trustee will be the holder of the Series 1995-1 Certificates for purposes of determining whether any proposed amendment to such agreements will materially and adversely affect the interests of the holder of the Series 1995-1 Certificates.



          The FCTT Agreement, the RCL Trust Agreement, the Asset Contribution Agreement, the Program Operating Lease, the Administrative Agency Agreement (including the Series 1995-1 Supplement) each may be amended without the consent of the holder of the Series 1995-1 Certificates to (i) cure any ambiguity therein, (ii) correct or supplement any provision which may be inconsistent with any other provision therein, (iii) add, change or eliminate any other provisions therein with respect to matters or questions arising thereunder (in the case of the FCTT Agreement and the Administrative Agency Agreement, only with respect to the Non-Specified Assets or the EBCs, and in the case of the RCL Trust Agreement, only with respect to amounts available for distribution to the beneficiaries of the Transferor); provided, however, (x) that such amendment may not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the holder of the Series 1995-1 Certificates, (y) as confirmed by each Rating Agency that such amendment may not cause the then current rating assigned to any Class of Notes or the Lease Trust Certificates to be withdrawn or reduced and (z) an Opinion of Counsel as to certain tax matters is delivered.


          The FCTT Agreement, the Program Operating Lease and the Administrative Agency Agreement may be amended at any time, with the consent of the holder of the Series 1995-1 Certificates and, in the case of the FCTT Agreement, the unanimous consent of the holders of the EBCs (initially Ford Credit and Ford Credit Leasing) to add any provisions thereto or change in any manner or eliminate any of the provisions therein, provided however, that
(i) such amendment may not materially and adversely affect the interests of the holders of the Series 1995-1 Certificates or of any other Series, without the unanimous consent of the holders of all Series affected thereby, and (ii) an Opinion of Counsel as to certain tax matters is delivered. (FCTT Agreement, Section 8.1; RCL Trust Agreement, Section 8.1; Asset Contribution Agreement,
Section 6.3; Program Operating Lease, Section 13.4; Administrative Agency Agreement, Section 8.1).


          Amendment of the Lease Trust Agreement. The Lease Trust Agreement may be amended by the Transferor and the Lease Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Lease Trust Certificateholders, to cure any ambiguity or defect therein, to correct or supplement any provisions therein, to add any provisions thereto or change in any manner or eliminate any of the provisions therein or to modify in any manner the rights of the Noteholders or the Lease Trust Certificateholders; provided, that no such amendment may, (i) as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Indenture Trustee, any Noteholder or Lease Trust Certificateholder, (ii) as confirmed by each Rating Agency, cause the then current rating of any Class of Notes or the Lease Trust Certificates to be withdrawn or reduced or (iii) as evidenced by an Opinion of Counsel, cause the Issuer to be taxed as an "association" or publicly traded partnership for federal income or state income or franchise tax purposes. (Lease Trust Agreement, Section 12.1).






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
          The Lease Trust Agreement may be amended by the Transferor and the Lease Trustee, with prior written notice to each Rating Agency, with the consent of the Noteholders holding not less than a majority of the aggregate principal balance of each Class of Notes and, to the extent affected thereby, the consent of Lease Trust Certificateholders holding not less than a majority of the aggregate principal balance of the Lease Trust Certificates, to add any provisions thereto or change in any manner or eliminate any of the provisions therein or modify in any manner the rights of the Noteholders or the Lease Trust Certificateholders; provided, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or the Lease Trust Certificateholders, (ii) reduce the percentage of the aggregate principal balance of each Class of Notes or the aggregate principal balance of the Lease Trust Certificates required to consent to any such amendment, without the consent of the holders of 100% of all outstanding Lease Trust Certificates (other than the Transferor Lease Trust Certificates) or
(iii) as evidenced by an Opinion of Counsel (x) affect the treatment of the Notes as debt for federal income tax purposes, (y) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (z) cause the Issuer to be taxable as an "association" or publicly traded partnership taxable as a corporation for federal income or state income or franchise tax purposes. (Lease Trust Agreement, Section 12.1).

BANKRUPTCY PROVISIONS


          Ford Credit Leasing. The FCTT Trustee, the Lease Trustee, the Transferor, the Indenture Trustee, the RCL Trustee, Ford Credit, the Administrative Agent, each holder of an EBC and each holder of an SBC will covenant, and each Lease Trust Certificateholder by accepting a Lease Trust Certificate and each Noteholder by accepting a Note, will covenant that for a period of one year and one day after payment in full of all amounts due each holder of an EBC and each holder of an SBC, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against Ford Credit Leasing. (RCL Trust Agreement, Section 10.8; Administrative Agency Agreement, Section 8.9; FCTT Agreement, Section 9.8; Lease Trust Agreement, Section 12.8).



          FCTT. The FCTT Trustee will not have the power to commence a voluntary bankruptcy proceeding with respect to FCTT unless each holder of an EBC (initially Ford Credit and Ford Credit Leasing) and each holder of an SBC approves such commencement and certifies to the FCTT Trustee that it reasonably believes that FCTT is insolvent. (FCTT Agreement, Section 9.8). The Administrative Agent will not have authority to commence a voluntary bankruptcy proceeding with respect to FCTT. (Administrative Agency Agreement, Section 8.9).


          The FCTT Trustee, the Lease Trustee, the Transferor, the Indenture Trustee, the RCL Trustee, Ford Credit, Ford Credit Leasing, the Administrative Agent, each holder of an EBC and each holder of an SBC, will covenant that for a period of one year and one day after payment in full of all distributions owing to each holder of an EBC and each holder of an SBC, they will not institute, or join in instituting, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding against FCTT. (FCTT Agreement, Section 9.8; Administrative Agency Agreement, Section 8.9).


          The Transferor. The RCL Trustee will not have the power to commence a voluntary bankruptcy proceeding with respect to the Transferor unless it reasonably believes that the Transferor is insolvent and each beneficiary of the Transferor approves such commencement and certifies to the RCL Trustee that it reasonably believes that the Transferor is insolvent. (RCL Trust Agreement, Section 10.8).


          The Lease Trustee, the Transferor, the Indenture Trustee, each Lease Trust Certificateholder by accepting a Lease Trust Certificate and each Noteholder by accepting a Note, will covenant not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, against the Transferor and the RCL Trustee for a period of one year and a day after the Notes have been paid in full. (Lease Trust Agreement, Section 12.8; Indenture, Section 11.16).


          The Issuer. The Lease Trustee will not have the power to commence a voluntary bankruptcy proceeding with respect to the Issuer unless each Lease Trust Certificateholder and each Noteholder approves such commencement and certifies to the Lease Trustee that it reasonably believes that the Issuer is insolvent. (Lease Trust Agreement, Section 4.3).


          The Lease Trustee, the Transferor, the Indenture Trustee and each Lease Trust Certificateholder by accepting a Lease Trust Certificate and each Noteholder by accepting a Note, will covenant not to institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, against the Issuer for a period of one year and a day after the Notes have been paid in full; provided that 100% of the Noteholders may institute, or join in instituting any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings. (Lease Trust Agreement, Section 12.8; Indenture, Section 11.16).

FEES AND EXPENSES

          FCTT Trustee. On each Payment Date, the FCTT Trustee will be entitled to a fee for its services with respect to Series 1995-1 Assets (the "Comerica Fee"), which shall be paid by the Administrative Agent on behalf of the holders of the EBCs. The amount of such fee will equal a pro rata percentage of the total fees and expenses payable to the FCTT Trustee with respect to all FCTT Assets (excluding any extraordinary items relating only to specific Series or the EBCs), the amount of which will be agreed upon from time
to time by the FCTT Trustee and the holders of the EBCs.   (FCTT Agreement,
Section 6.8; Series 1995-1 Supplement, Section 4.2).

          The Administrative Agent. Each Accrual Period, as compensation for servicing the Series 1995-1 Assets and administering the distribution of funds in respect thereof, the Administrative Agent will be paid the Administrative Agent Fee (equal to the sum of the product of 1% per annum and the Pool Balance as of the beginning of each Collection Period in the related Accrual Period) from the Total Available Funds distributed on the related Payment Date. The Administrative Agent also will receive the Supplemental Administrative Agent Fee and certain other fees collected in connection with Series 1995-1 Assets. The Administrative Agent will be entitled at all times to retain the amount of Administrative Agent Fees such fees from Collections for so long as each Monthly Remittance Condition is satisfied; otherwise it will be paid such amounts on each Distribution Date. (Administrative Agency Agreement, Section 4.8; Series 1995-1 Supplement, Section 4.3).

          The Administrative Agent also will receive fees with respect to the servicing and administration of the Non-Specified Assets and other Series Specified Assets from payments and proceeds of such Non-Specified Assets and other Series Specified Assets.

          The Administrative Agent will pay all expenses incurred by it in the performance of its duties under the Administrative Agency Agreement, including fees and disbursements of independent accountants, taxes imposed on the Administrative Agent and expenses incurred in connection with distributions and reports to the FCTT Trustee, the Lease Trustee and the Indenture Trustee. The Administrative Agent will be required to pay all expenses relating to the sale or disposition of any Series 1995-1 Leased Vehicle after the termination of the related Series 1995-1 Lease. (Administrative Agency Agreement, Section 4.13).

          The RCL Trustee. The Transferor will pay the RCL Trustee such fees as Ford Credit, Ford Credit Leasing and the RCL Trustee from time to time agree. The RCL Trustee will be reimbursed for all reasonable expenses incurred either directly by Ford Credit and Ford Credit Leasing or from amounts available for distribution to the beneficiaries of the Transferor. (RCL Trust Agreement, Section 6.9).

          The Lease Trustee. The Transferor will pay the Lease Trustee such fees as have been agreed between the Transferor and the Lease Trustee and will reimburse the Lease Trustee for all reasonable expenses. The Transferor will not be entitled to be reimbursed from the Lease Trust Estate for the payment of such expenses. (Lease Trust Agreement, Section 8.1).

GOVERNING LAW

          The FCTT Agreement will be governed by the laws of the State of Michigan.





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

          The Administrative Agency Agreement, the Series 1995-1 Supplement, the Asset Contribution Agreement, the Transfer Agreement, the Program Operating Lease, the Limited RV Guaranty and the Indenture each will be governed by the laws of the State of New York.

          The RCL Trust Agreement and the Lease Trust Agreement each will be governed by the laws of the State of Delaware.


                              RATINGS OF THE NOTES

          It is a condition of the issuance of the Class A-1 Notes that the Class A-1 Notes be rated "AAA" or its equivalent by at least one Rating Agency. It is a condition of the issuance of the Class A-2 Notes that the Class A-2 Notes be rated "AAA" or its equivalent by at least one Rating Agency. It is a condition of the issuance of the Class A-3 Notes that the Class A-3 Notes be rated no lower than "A" or its equivalent by at least one Rating Agency. The ratings of the Notes could be downgraded in the event of any unfunded ERISA liability of the Ford affiliated group. Further, the payment of principal on the Class A-3 Notes will be based primarily on the proceeds received from the sale of Series 1995-1 Leased Vehicles and, to the extent that such amounts are less than the aggregate Residual Values of the Series 1995-1 Leased Vehicles, on payments under the Limited RV Guaranty provided by Ford Credit. Because the Limited RV Guaranty is an unsecured obligation of Ford Credit, a downgrade in the rating of Ford Credit may cause the rating assigned to the Class A-3 Notes to be downgraded. See "Special Considerations--Rating of the Class A-3 Notes Dependent on Ford Credit Performance Under Limited RV Guaranty."

          The rating assigned to any Class of Notes is not a recommendation to purchase, hold or sell such Class of Notes, inasmuch as such rating does not comment as to market price of suitability for a particular investor. There is no assurance that the rating with respect to any Class of Notes will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by such Rating Agency if in its judgment circumstances in the future so warrant.


                         CERTAIN LEGAL ASPECTS OF FCTT
                       AND THE SERIES 1995-1 CERTIFICATES

SERIES 1995-1 CERTIFICATES

          The Series 1995-1 Certificates will be issued pursuant to the FCTT Agreement and will evidence a beneficial interest in FCTT and the Series 1995-1 Assets. The Series 1995-1 Certificates will not represent a direct interest in the Series 1995-1 Assets or any other assets of FCTT the beneficial interest in which is represented by the EBCs or any other Series which may be issued pursuant to the FCTT Agreement. Except in certain limited circumstances as described in "Special Considerations--Structural Considerations," proceeds from assets of FCTT other than the Series 1995-1 Assets will not be available to make payments with respect to the Series 1995-1 Certificates or to cover expenses and liabilities of FCTT allocable to the Series 1995-1 Assets. See "FCTT--Exchangeable Beneficial Certificates and Specified Beneficial Certificates."

INSOLVENCY RELATED MATTERS

          Each of Ford Credit, Ford Credit Leasing, FCTT (or the FCTT Trustee when acting on its behalf) and the Transferor (or the RCL Trustee when acting on its behalf) has taken steps in structuring the transactions described herein and has undertaken to act throughout the life of such transactions in a manner intended to ensure that the voluntary or involuntary commencement of a case or proceeding by or against Ford Credit under the Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the commencement of a similar case or proceeding under such Insolvency Laws with respect to any of Ford Credit Leasing, FCTT or the Transferor, and that the separate legal existence of each of Ford Credit Leasing, FCTT and the Transferor will be




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

respected such that none of their respective assets and liabilities will be consolidated with the assets and liabilities of Ford Credit.

          Ford Credit Leasing has been formed as a separate, limited-purpose corporate subsidiary of Ford Credit pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of Ford Credit Leasing's business and its ability to incur indebtedness, a requirement that, under certain circumstances, it have at least two "Independent Directors" and a restriction on its ability to voluntarily commence a case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors, including each Independent Director). Ford Credit Leasing has represented that it has no intention of voluntarily commencing a case or proceeding under any Insolvency Law for so long as it is solvent and it does not reasonably foresee becoming insolvent.

          The activities of FCTT are limited by the terms of the FCTT Agreement which also provides that FCTT is not intended to be and shall not constitute a "business trust" within the meaning of the Bankruptcy Code (which provision, if respected, would result in FCTT not being eligible to become a debtor in a case under the Bankruptcy Code). To the extent that FCTT may be eligible for relief under any Insolvency Law, the FCTT Trustee is not authorized to commence a case or proceeding thereunder without the consent of each holder of an EBC and each holder of an SBC. Each of the FCTT Trustee, Ford Credit, Ford Credit Leasing and the holders from time to time of the Series 1995-1 Certificates have agreed not to institute a case or proceeding against FCTT under any Insolvency Law for a period of one year and a day after payment in full of all distributions under the FCTT Agreement.

          The activities of the Transferor are limited by the terms of the RCL Trust Agreement. The Transferor has been formed as a Delaware business trust pursuant to the applicable statute. To the extent that the Transferor may be eligible for relief under any Insolvency Law, the RCL Trustee is not authorized to commence a case or proceeding thereunder without the consent of Ford Credit and Ford Credit Leasing, as the sole beneficiaries of the Transferor. Each of the RCL Trustee, Ford Credit and Ford Credit Leasing has agreed not to institute a case or proceeding against the Transferor under any Insolvency Law for a period of one year and a day after payment in full of the Series 1995-1 Certificates.

          There can be no assurance, however, that the limitations on the activities of Ford Credit Leasing, FCTT and the Transferor, as well as the restrictions on their respective abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their respective assets and liabilities should be consolidated with those of Ford Credit if Ford Credit becomes the subject of a case or proceeding under any Insolvency Law. Skadden, Arps, Slate, Meagher & Flom, special counsel to Ford Credit, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if Ford Credit were to become the subject of a case under the Bankruptcy Code, it would not be a proper exercise by a court of its equitable discretion to disregard the separate legal existence of any of Ford Credit Leasing, FCTT or the Transferor from that of Ford Credit and to require the consolidation of the assets and liabilities of any of Ford Credit Leasing, FCTT or the Transferor with the assets and liabilities of Ford Credit. Among other things, such opinion will assume that each of Ford Credit Leasing, FCTT (or the FCTT Trustee when acting on its behalf) and the Transferor (or the RCL Trustee when acting on its behalf) will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Ford Credit, refraining from commingling its respective assets with those of Ford Credit, doing business from an office separate from that of Ford Credit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit. In addition, such opinion will assume that other than as expressly provided by the FCTT Agreement, the Administrative Agency Agreement and the Limited RV Guaranty (each of which contains terms and conditions consistent with those that would be arrived at on an arms' length basis between unaffiliated entities in the belief of the parties thereto), Ford Credit will not generally guaranty the obligations of Ford Credit Leasing, FCTT or the Transferor to third parties, and will not conduct the day-to-day business or activities of any thereof other than in its capacity as Administrative Agent acting under and in accordance with the Administrative Agency Agreement. Each of Ford Credit, Ford Credit Leasing, FCTT and the Transferor intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining the separate identity and legal existences





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

of each of Ford Credit Leasing, FCTT and the Transferor. Such a legal opinion, however, is not binding on any court.

          If a case or proceeding under any Insolvency Law were to be commenced by or against any of Ford Credit Leasing, FCTT or the Transferor, or if a court were to conclude in favor of the consolidation of the assets and liabilities of any thereof with those of Ford Credit, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Series 1995-1 Certificates (and possible reductions in the amount of such distributions) to the Issuer (either directly or, if the Program Operating Lease remains in effect, indirectly to the extent resulting in delayed or reduced payments from the Transferor to the Issuer under the Program Operating Lease), and therefore to the Noteholders, could occur. In addition, if a bankruptcy or insolvency occurs with respect to Ford Credit Leasing or the Transferor, the FCTT Agreement provides that FCTT will be terminated, and if the Issue becomes bankrupt or insolvent, or is terminated (which could occur as a result of the bankruptcy or insolvency of Ford Credit Leasing or the bankruptcy, insolvency or termination of the Transferor), the FCTT Agreement provides that FCTT will be terminated with respect to holding the Series 1995-1 Assets. In each case the FCTT Trustee is required to distribute the Series 1995-1 Assets to the holder of the Series 1995-1 Certificates. Because the Issuer has pledged its rights to the Series 1995-1 Certificates to the Indenture Trustee, such distribution would be made to the Indenture Trustee who would be responsible for retitling the Series 1995-1 Leased Vehicles. The cost of such re-titling would reduce the amounts payable from the Series 1995-1 Assets which are available for payments of interest on and principal of the Notes, and in such event Noteholders could suffer a loss on their investment.

          Each of Ford Credit and Ford Credit Leasing will treat its conveyance of the Series 1995-1 Certificates to the Transferor as an absolute transfer of all of its interest therein for all purposes, including without limitation tax and financial accounting purposes. If such conveyances constitute absolute transfers, the Series 1995-1 Certificates and the proceeds thereof would not be part of Ford Credit's or Ford Credit Leasing's bankruptcy estate under Section 541 of the Bankruptcy Code should Ford Credit or Ford Credit Leasing become the subject of a case thereunder. However, if a case or proceeding under any Insolvency Law were commenced by or against Ford Credit or Ford Credit Leasing, and a creditor, receiver or trustee-in-bankruptcy of Ford Credit or Ford Credit Leasing were to take the position that the transfer of the Series 1995-1 Certificates by Ford Credit and Ford Credit Leasing to the Transferor should instead be treated as a pledge of such Series 1995-1 Certificates to secure a borrowing by Ford Credit and Ford Credit Leasing, delays in payments of proceeds of such Series 1995-1 Certificates to the Issuer, and therefore to the Noteholders, could occur or (should the court rule in favor of such creditor, receiver or trustee-in-bankruptcy) reductions in the amount of such payments could result. Skadden, Arps, Slate, Meagher & Flom will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, in the event that either Ford Credit or Ford Credit Leasing were to become the subject of a case under the Bankruptcy Code subsequent to the transfer of the Series 1995-1 Certificates to the Transferor, the transfer of the Series 1995-1 Certificates from Ford Credit and Ford Credit Leasing would be respected as an absolute transfer (that is, a "true sale") of the Series 1995-1 Certificates from Ford Credit and Ford Credit Leasing to the Transferor, and the Series 1995-1 Certificates and the proceeds thereof would not be included in Ford Credit's or Ford Credit Leasing's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code. As indicated above, such a legal opinion is not binding on any court.

          As a precautionary measure, the Transferor will take the actions requisite to obtaining a perfected security interest in the Series 1995-1 Certificates as against Ford Credit and Ford Credit Leasing. Accordingly, if the conveyances of the Series 1995-1 Certificates by Ford Credit and Ford Credit Leasing to the Transferor were not respected as absolute transfers, the Transferor (and ultimately the Issuer and the Indenture Trustee as successors in interest) should be treated as a secured creditor of Ford Credit and Ford Credit Leasing, although a case or proceeding under any Insolvency Law with respect to Ford Credit or Ford Credit Leasing could result in delays or reductions in distributions under the Series 1995-1 Certificates as indicated above notwithstanding such perfected security interest.

          In the event that Ford Credit were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case may be recoverable by Ford Credit as debtor-in-possession or by a creditor or a trustee in bankruptcy as a preferential transfer from Ford Credit. These payments





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

include payments made by Ford Credit under the Limited RV Guaranty and the portion of payments of Administrative Purchase Amounts allocable to Ford Credit in respect of the purchase of beneficial interests in certain Series 1995-1 Assets as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred. See "Description of the Notes--Limited RV Guaranty" and "Description of the Administrative Agency Agreement--Administrative Purchases."

          In addition, the commencement of a case or proceeding under any Insolvency Law with respect to Ford Credit is an Administrative Agent Event of Default, and if so directed by the holders of the Series 1995-1 Certificates (which for such purpose will be the Indenture Trustee so long as the Notes are outstanding), Ford Credit may be removed as the Administrative Agent, which may have an adverse impact on timely payments to Noteholders. However, if the commencement of such a case or proceeding were the only default, Ford Credit (or its trustee-in bankruptcy) may have the power to prevent any such removal. See "Description of the Administrative Agency Agreement--Administrative Agent Events of Default" and "--Additional Administrative Agency Agreement Provisions--Removal of the Administrative Agent."

INSURANCE

          Each Obligor is required to maintain liability, collision and comprehensive insurance coverage in certain amounts on its Leased Vehicle at all times during the term of the related Lease. The cost of such insurance is borne solely by the Obligor. Failure to comply with stipulated insurance requirements may result in early termination of the Lease.

          The failure of Obligors to maintain the required insurance coverage for claims arising from injuries caused by the Series 1995-1 Leased Vehicles could result in reductions in distributions on the Series 1995-1 Certificates and losses to Noteholders on their investments.

          To protect against such losses, Ford Credit self-insures against the first $5 million per occurrence for property damage or personal liability suffered by third persons caused by any vehicle owned by Ford Credit or FCTT. Additionally, Ford maintains excess insurance policies which name FCTT as an additional insured party. These policies cover claims in excess of $5 million per occurrence (together with the self-insurance of Ford Credit, the "Contingent and Excess Liability Insurance"). To the extent the Contingent and Excess Liability Insurance is insufficient to cover the full amount of any such claims and no third party reimbursement for such claims is available and Ford Credit and Ford Credit Leasing fail to perform their obligations to indemnify the Issuer, the Noteholders could incur a loss on their investment to the extent that payment of such claims reduce the amounts otherwise distributable to the Noteholders from the Series 1995-1 Certificates.

          In the event that a Series 1995-1 Leased Vehicle is damaged, the failure of the related Obligor to maintain the required collision insurance coverage could result in a reduction of amounts distributable with respect to the related Series 1995-1 Assets and therefore a reduction in the aggregate amount distributable on the Series 1995-1 Certificates. In the event that collision coverage is exhausted and no third-party reimbursement for such damage to a Series 1995-1 Leased Vehicle is available, the Noteholders could incur a loss on their investment.

          Ford Credit provides Obligors with Guaranteed Automobile Protection
(GAP) coverage on Leased Vehicles, including the Series 1995-1 Leased Vehicles. In the event a Leased Vehicle is destroyed or stolen, GAP coverage would reimburse the Obligor for the difference between the insurance valuation of the Leased Vehicle and the remaining amount required to be paid under the Lease.





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

                      CERTAIN LEGAL ASPECTS OF THE LEASES
                              AND LEASED VEHICLES

UCC FILINGS

          The Series 1995-1 Certificates are either certificated securities or general intangibles under the UCC as in effect in the State of Michigan. To the extent that the Series 1995-1 Certificates are certificated securities, the Indenture Trustee has perfected its interest by possession. To the extent that the Series 1995-1 Certificates are general intangibles and the transfer thereof is deemed to be a transfer for security, the Transferor will file UCC-1 financing statements against both Ford Credit and Ford Credit Leasing with the Michigan Secretary of State to perfect its interest in such Series 1995-1 Certificates. The Transferor has assigned its perfected security interest to the Issuer which in turn has assigned such interest to the Indenture Trustee. Financing statements covering the Series 1995-1 Certificates will also be filed naming (i) the Transferor as debtor and the Issuer as secured party, which financing statement has been assigned to the Indenture Trustee and (ii) the Issuer as debtor and the Indenture Trustee as secured party.

          The FCTT Assets consist principally of the Leases and the ownership interest in the Leased Vehicles (subject to the rights of the Obligors under the Leases). In the event that the Series 1995-1 Certificates are viewed as representing a transfer of the assets of the FCTT, the Series 1995-1 Leases are "chattel paper" as defined in the UCC as in effect in the State of Michigan. Pursuant to the Michigan UCC, when the debtor's chief executive offices are located in Michigan, a non-possessory security interest in chattel paper may be perfected by filing a UCC-1 financing statement with the Michigan Secretary of
State.   Accordingly, UCC-1 financing statements relating to the Series 1995-1
Leases will be filed naming: (i) FCTT as debtor and Ford Credit and Ford Credit Leasing as secured parties, which financing statements will be assigned to the Transferor, the Issuer and then the Indenture Trustee; (ii) each of Ford Credit and Ford Credit Leasing as debtors and the Transferor as secured party, which financing statement has been assigned to the Issuer and then the Indenture Trustee; (iii) the Transferor as debtor and the Issuer as secured party, which financing statement has been assigned to the Indenture Trustee and (iv) the Issuer as debtor and the Indenture Trustee as secured party. Perfection and the effect of perfection or non-perfection of a security interest in the Series 1995-1 Leased Vehicles are governed by the certificate of title statutes of the states in which such Series 1995-1 Leased Vehicles are located. Because of the administrative burden and expense of perfecting an interest in motor vehicles under the certificate of title statutes in California, New York and Pennsylvania, the Indenture Trustee's interest in the Series 1995-1 Leased Vehicles will be unperfected, and if the transfer of the Series 1995-1 Certificates were viewed as a transfer of the Series 1995-1 Assets, the Indenture Trustee would only have a perfected security interest in the Series 1995-1 Leases. However, the Indenture Trustee's security interest in the Series 1995-1 Leases could be subordinate to persons who take actual possession of the Series 1995-1 Leases without knowledge of such security interest. The Series 1995-1 Leases will not be stamped to indicate these precautionary security arrangements.

VICARIOUS TORT LIABILITY

          The Series 1995-1 Leased Vehicles will be operated by the Obligors and their respective invitees. State laws differ as to whether anyone suffering injury to person or property as a result of an accident involving a leased vehicle may bring an action against the person who, holding title to the vehicle, is its legal owner.

          In California, under Section 17150, California Vehicle Code, the owner of a motor vehicle that is subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner's permission. The owner's liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and for property damage is limited to $5,000 per accident. Recourse for any judgment arising out of the operation of the vehicle must first be had against the operator's property, if the operator is within the court's jurisdiction.

          In New York, under Section 388, New York Vehicle and Traffic Law, the owner of a motor vehicle that is subject to a lease is responsible for injuries to persons or property resulting from the negligent operation of the vehicle by any person using the vehicle with the owner's permission. A lessee of a motor vehicle is considered an owner of the vehicle if the lessee has the exclusive use of the vehicle for a period greater than 30





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

days. In situations involving more than one owner of the same vehicle, the liability of the owners for negligent operation of the vehicle is joint and several.

          In Pennsylvania, a victim of such an accident has no cause of action against the owner of a leased vehicle arising from the negligent operation of such leased vehicle unless the owner has negligently entrusted or negligently continues to entrust the vehicle to an inappropriate lessee.

          Following an accident involving a Series 1995-1 Leased Vehicle, under certain circumstances FCTT may be the subject of an action for damages as a result of its ownership of such Series 1995-1 Leased Vehicle. In the event that liability on FCTT were imposed and the coverage provided by the Contingent and Excess Liability Insurance was insufficient to cover the full amount of such claims (or, in certain circumstances claims arising from ownership of Leased Vehicles that are not Series 1995-1 Leased Vehicles), claims could be imposed against the assets of FCTT, including the Series 1995-1 Leased Vehicles. The Noteholders could incur a loss on their investment to the extent that payment of such claims reduced the amounts otherwise distributable to the Noteholders.

REPOSSESSION OF LEASED VEHICLES

          In the event of a default by an Obligor, the Administrative Agent will notify the Obligor and, after affording the Obligor an opportunity to cure, will repossess the Series 1995-1 Leased Vehicle if the Obligor remains in default. Under California, New York and Pennsylvania law, repossession may take place without notice, but only if it can be accomplished without a breach of the peace. If repossession cannot be achieved peaceably, court action would be required. In Pennsylvania, a writ of replevin may be used to accomplish repossession.

          After repossession, the Administrative Agent may afford the Obligor an opportunity to cure the default. Absent cure, the Administrative Agent will ordinarily attempt to sell the Series 1995-1 Leased Vehicle. There is no assurance that the proceeds from such a sale will equal or exceed the remaining amounts due under the related Series 1995-1 Lease at the time of the Obligor's default.

DEFICIENCY JUDGMENTS

          Once a repossessed Series 1995-1 Leased Vehicle is sold, the proceeds from the sale will be used to cover the expenses of repossession and resale and then to satisfy any remaining amounts due under the related Series 1995-1 Lease. The amount of such shortfall will be treated as a credit loss, and will be included the calculation of the Series 1995-1 Credit Loss in the Collection Period in which the related Series 1995-1 Lease became a Liquidated Lease. If the proceeds from the sale of the Series 1995-1 Leased Vehicle are insufficient to satisfy the remaining amount due under the related Series 1995-1 Lease, the Administrative Agent may seek a deficiency judgment for the amount of any shortfall. To the extent such deficiency judgment is collected in a Collection Period other than the Collection Period in which such Series 1995-1 Lease became a Liquidated Lease, such amount shall be treated as a Recovery.

           However, California, New York and Pennsylvania place limits on a secured party's ability to obtain a deficiency judgment. In these states, a deficiency judgment may be prohibited or reduced in amount if the Obligor was not given proper notice of the resale or if the terms of the resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no assurance that the full amount of the judgment would ultimately be collected. A deficiency judgment is a personal judgment against the defaulting Obligor, who generally has few remaining assets or sources of income after repossession. As a result, obtaining a deficiency judgment may not be useful in that only a small portion of it, or perhaps none of it, will ever be collected.

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws and regulations impose requirements on retail lease contracts such as the Series 1995-1 Leases. The federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including the amount of any periodic payments and the





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

circumstances under which the lessee may terminate the lease prior to the end of the lease term. The various consumer protection laws would apply to FCTT as the assignee of each Series 1995-1 Lease and may also apply to the Issuer as holder of the Series 1995-1 Certificates which represent a beneficial interest in the Series 1995-1 Leases, among other things. The failure of FCTT, or the Administrative Agent acting on behalf of FCTT, to comply with such laws and regulations may give rise to liabilities on the part of FCTT, and claims by FCTT or the Administrative Agent acting on behalf of FCTT with respect to Obligors may be subject to set-off as a result of non-compliance with such laws and regulations.

          Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

          In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

          Each of New York, California and Pennsylvania has adopted a law (each, a "Lemon Law") providing redress to consumers who purchase or lease a vehicle which remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. A successful claim under a Lemon Law with respect to a Series 1995-1 Leased Vehicle could result in, among other things, the termination of the related Series 1995-1 Lease and/or the refunding to the related Obligor of some portion of the Total Monthly Payments paid by such Obligor. To the extent an Obligor is no longer required to make Total Monthly Payments with respect to a Series 1995-1 Lease subject to a Lemon Law, or amounts are refunded to such Obligor, such Series 1995-1 Lease will be deemed to be a Liquidated Lease and the amounts received with respect to such lease will be limited to Liquidation Proceeds and Recoveries. The net amount lost will be treated as a Series 1995-1 Credit Loss. Although FCTT or the Administrative Agent acting on behalf of FCTT may be able to assert a claim against the manufacturer of any such defective Series 1995-1 Leased Vehicle, there can be no assurance that any such claim would be successful.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          Set forth below is a summary of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service ("IRS") will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

          This summary does not purport to deal with all aspects of federal income taxation that may be relevant to Note Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of Note Owners subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to Note Owners who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code.

GENERAL

          Tax Status of the Notes, FCTT, the Transferor and the Issuer. On the Closing Date, Skadden, Arps, Slate, Meagher & Flom ("Special Tax Counsel"), will render its opinion that for federal income tax purposes under existing law, and subject to the assumptions and qualifications therein: (i) the Notes will be treated as debt and (ii) neither FCTT, the Transferor nor the Issuer will not be subject to taxation at the entity level.

          Stated Interest. Stated interest on each Class of Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Note Owner's method of tax accounting.

          Original Issue Discount.   A Note will be treated as issued with OID
if the excess of the Note's "stated redemption price at maturity" over its issue price equals or exceeds 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity. Generally, the issue price of a Note should be the first price at which a substantial amount of the Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note will equal the principal amount of the Note.

          If the Notes are treated as issued with OID, a Note Owner will be required to include OID in income before the receipt of cash attributable to such income using the constant-yield method. The amount of OID includible in income is the sum of the daily portions of OID with respect to a Note for each day during the taxable year or portion of the taxable year in which the Note Owner holds the Note. The amount of OID includible in income by a Note Owner of a Note will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant "accrual period." Such OID is generally equal to the product of the yield to maturity of the Note (adjusted for the length of the accrual period) and its adjusted issue price at the beginning of the accrual period, reduced by any payments of "qualified
stated interest."   Accrual periods with respect to a Note may be any set of
periods (which may be of varying lengths) selected by the Note Owner as long as
(i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period.

           The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than "qualified stated interest payments." Qualified stated interest payments are interest payments on the Notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.


          Under the Code, the amount of OID to be included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other obligations securing such instruments (a "Prepayable Obligation") is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument. It is unclear whether this provision will apply to the Notes, the payments on which are secured by payments on the Series 1995-1 Leases, rather than by payments on other debt obligations. In the absence of regulations, however, and based on the legislative history of the relevant Code provisions, it appears that the rules applicable to a Prepayable Obligation would not apply to the Notes. If, however, the Prepayable Obligation rules were to apply, the portion of OID includible in the income of a Note Owner for any period would be increased or decreased to take account of whether prepayments on the Series 1995-1 Leases (including as a result of a default and liquidation) occurred at a greater or lesser rate than anticipated.


          Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment, or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

          Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

          Election to Treat All Interest as Original Issue Discount. A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "--Original Issue Discount," with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "--Amortizable Bond Premium") or acquisition premium.

          In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing U.S. Note Owner's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. Note Owners should consult with their own tax advisers as to the effect in their circumstances of making this election.

          Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof, such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

          Disposition of Notes. A Note Owner's adjusted tax basis in a Note will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the Note, and reduced by the amount of any payments on the Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described above under "--Market Discount") and will be long-term capital gain or loss if the Note was held for more than one year. In addition, if the Prepayable Obligation rules apply, any OID that has not accrued at the time of the payment in full of a Note will be treated as ordinary income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

          The Indenture Trustee will be required to report annually to the IRS, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Note Owner's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a non-exempt Note Owner fail to provide the required certification, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Note Owner, and remit the withheld amounts to the IRS as a credit against the Note Owner's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

          The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

          (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Issuer or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the Holder is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

          (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

          (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Holder (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.


                         CERTAIN STATE TAX CONSEQUENCES

          Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to Note Owners in all states. Note Owners are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes.

          In general, state tax laws conform to federal income tax principles, and partnerships, grantor trusts and mere security devices are not subject to tax at the entity level. The State of Michigan, however, imposes a single business tax on corporations, partnerships and other entities doing business in Michigan. Because the Administrative Agent is headquartered in Michigan, tax authorities in Michigan may attempt to assert that FCTT, the Transferor or the Issuer is subject to an entity level tax.

          In the opinion of the General Counsel of Ford Credit ("Michigan Tax Counsel"), assuming that the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Michigan income and single business tax purposes. Assuming further that none of FCTT, the Transferor or the Issuer will be subject to federal income taxes at the entity level, none of FCTT, the Transferor or the Issuer will be subject to either the Michigan single business tax or the Michigan income tax at the entity level. Further, in the opinion of Michigan Tax Counsel, Note Owners not otherwise subject to taxation in Michigan would not become subject to taxation in Michigan solely because of a Note Owner's ownership of Notes. The foregoing opinions are based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

                                     * * *

          THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

          Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation (discussed below) is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Transferor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Lease Trustee or the Indenture Trustee, or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers.

          Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

          A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Transferor has agreed to cause the Issuer to sell to J.P. Morgan Securities Inc. (the "Underwriter") and the Underwriter has agreed to purchase the $____________ principal amount of the Class A-1 Notes, the $____________ principal amount of the Class A-2 Notes and the $__________ principal amount of the Class A-3 Notes.

          The Transferor has been advised by the Underwriter that it proposes initially to offer the Class A-1 Notes, Class A-2 Notes and the Class A-3 Notes to the public at the respective prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less an initial concession not in excess of __% per Class A-1 Note,__% per Class A-2 Note and ___% per Class A-3 Note. The Underwriter may allow and such dealers may reallow a concession not in excess of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Class A-3 Note to certain other dealers. After the initial public offering of the Notes, the public offering prices and such concessions may be changed.

          In the ordinary course of business, the Underwriter and its affiliates have engaged and may engage in investment banking and commercial banking transactions with Ford and its affiliates.

          The Transferor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments which the Underwriter may be required to make in respect thereof.


                                 LEGAL MATTERS

          Certain legal matters relating to the Notes will be passed upon for the Issuer and Ford Credit by J.D. Bringard, Esq., Vice President -- General Counsel of Ford Credit, and for the Underwriter by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain federal income tax and other matters will be passed upon for the Issuer by Skadden, Arps, Slate, Meagher & Flom. Certain Michigan income tax and other matters will be passed upon for the Issuer by Mr. Bringard.

          Mr. Bringard is a full time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford. Skadden, Arps, Slate, Meagher & Flom has from time to time represented Ford and Ford Credit in connection with certain transactions.

                               GLOSSARY OF TERMS


          "Accepted Servicing Practices" is defined on page 56 in "Description of the Administrative Agency Agreement--Duties of the Administrative Agent."



          "Accrual Available Scheduled Termination Sale Proceeds" is defined on page 50 in "Description of the Notes--Limited RV Guaranty."


          "Accrual Period" means, (i) with respect to any Payment Date other than the first Payment Date, the period from and including the first day of the third preceding Collection Period up to and including the last day of the preceding Collection Period, and (ii) with respect to the first Payment Date, the period from and including the Closing Date up to and including the last day of the preceding Collection Period, in each case whether or not such day is a business day.

          "Additional Fee" means a fixed amount included in each Monthly Payment made by Obligors.

          "Adjusted Balance Subject to Lease Charges" means, with respect to any Leased Vehicle as of any date, the Balance Subject to Lease Charges minus the sum of the principal portion of all Constant Yield Payments which have been scheduled to have been received as of such date; provided that the Adjusted Balance Subject to Lease Charges of a Leased Vehicle shall be zero as of the date on which the related Lease terminates, whether on or after the Scheduled Lease End Date or earlier, or if an Administrative Purchase Amount has been received with respect to such Lease and Leased Vehicle.

          "Administrative Agency Agreement" means the agreement dated as of January 31, 1994 among Comerica Bank, as trustee, Ford Credit, as
Administrative Agent, and Ford Credit and Ford Credit Leasing, as beneficiaries.

          "Administrative Agent" is Ford Credit.

          "Administrative Agent Fee" means as of any Payment Date the fee payable to the Administrative Agent equal to the sum of the product of 1% per annum and the Pool Balance as of the beginning of each Collection Period in the related Accrual Period.


          "Administrative Agent Event of Default" is defined on page 60 in "Description of the Administrative Agency Agreement--Administrative Agent Events of Default."



          "Administrative Purchase Amount" is defined on page 47 in "Description of the Notes--The Indenture Cash Flows."


          "Advanced Payment Program" means, with respect to any lease originated under the Red Carpet Lease Plan, a payment option of the related lessee pursuant to which such lessee prepays all monthly payments in a single advance payment, generally discounted to reflect the present value of such single advance payment and the reduction in the risk of credit loss.


          "Aggregate Net Monthly Payment Advances" is defined on page 48 in "Description of the Notes--The Indenture Cash Flows."

          "Aggregate Net Sale Proceeds Advances" is defined on page 48 in "Description of the Notes--The Indenture Cash Flows."


          "Asset Contribution Agreement" means the agreement dated as of ______ __, 1995 among Ford Credit, as a contributor, Ford Credit Leasing, as a contributor and the Transferor, as contributee.


          "Available Funds" is defined on page 48 in "Description of the Notes--The Indenture Cash Flows" and page 8 in "Summary--Principal."



          "Available RV Guaranty Amount" is defined on page 49 in "Description of the Notes--Limited RV Guaranty."



          "Available Scheduled Termination Sale Proceeds" is defined on page 47 in "Description of the Notes--The Indenture Cash Flows."


          "Balance Subject to Lease Charges" means the amount paid by FCTT to the Dealer in connection with the acquisition of the Lease and Leased Vehicle, which is the total acquisition cost used to calculate the Monthly Payment.

          "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Section  Section   101-1330.

          "Basic Documents" means the FCTT Agreement, the Administrative Agency Agreement, the Series 1995-1 Supplement, the Program Operating Lease, the Asset Contribution Agreement, the Transfer Agreement, the Limited RV Guaranty, the Lease Trust Agreement, the Indenture, and each instrument and certificate delivered in connection therewith.

          "Basic Payment" is defined on page 11 in "Summary--Reserve Account" and on page 29 in "Series 1995-1 Certificates--Lease of the Series 1995-1 Certificates to the Transferor."


          "Benefit Plan" is defined on page  78 in "ERISA Considerations."


          "Cede" means Cede & Co.

          "Class" means a class of Notes; as the case may be, the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes.

          "Class A-1 Notes" means the Class A-1 __% Asset Backed Notes of the Issuer.

          "Class A-2 Notes" means the Class A-2 __% Asset Backed Notes of the Issuer.

          "Class A-3 Notes" means the Class A-3 __% Asset Backed Notes of the Issuer.

          "Closing Date" means _______ __, 1995.

          "Code" means the Internal Revenue Code of 1986, as amended.


          "Collections" is defined on page 47 in "Description of the Notes--The Indenture Cash Flows."

          "Collection Account" means the Series 1995-1 Collection Account established pursuant to the Series 1995-1 Supplement.

          "Collection Period" means any calendar month.

          "Collection Period Settlement Date" means, with respect to any Collection Period, the business day preceding the related Distribution Date.


          "Comerica Fee" is defined on page 67 in "Additional Document Provisions--Fees and Expenses--FCTT Trustee."


          "Commission" means the Securities and Exchange Commission.

          "Constant Yield Payment" means the payment made by the Obligor which provides a fixed internal rate of return equal to the Retail Operating Lease Factor and amortizes the Balance Subject to Lease Charges of the related Leased Vehicle to the Residual Value over the term of the Lease.


          "Contingent and Excess Liability Insurance" is defined on page 71 in "Certain Legal Aspects of FCTT and the Series 1995-1
Certificates--Insurance."


          "Dealer" means a motor vehicle dealer who, in the ordinary course of business, leases automobiles and light-duty trucks to Obligors pursuant to the Red Carpet Lease Plan or such other plan as Ford Credit or its affiliates may implement from time to time.

          "Deferred Amount" is defined on page 23 in "The
Issuer--Capitalization of the Issuer."


          "Definitive Notes" is defined on page 43 in "Description of the Notes--General."


          "Distribution Date" means the date on which distributions are made with respect to the Series 1995-1 Certificates, which shall be the 15th day of each month, and if such day is not a business day, the next succeeding business day.

          "DTC" means The Depository Trust Company.

          "EBC" means an Exchangeable Beneficial Certificate.

          "Eligible Account" means a segregated trust account at a financial institution having a long-term debt rating by each Rating Agency of at least "Baa3" or the equivalent.

          "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times has a short-term deposit rating of P-1 by Moody's Investors Service, Inc. and A-1+ by Standard and Poor's Ratings Group and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Events of Default" means any of the events of default under the Indenture as set forth on page 52 in "Descriptions of the Notes-- Indenture--Events of Default."


          "Excess Deferred Gross" means, with respect to any Lease and Leased Vehicle, the amount, if any, withheld from the total amount paid to the related Dealer in connection with assignment of such Lease and Leased Vehicle. Excess Deferred Gross is withheld if the acquisition cost of a Leased Vehicle exceeds the manufacturer's suggested retail price of a Leased Vehicle, if the Residual Value of a Leased Vehicle as set forth in the related Lease exceeds the maximum amount permitted for such Leased Vehicle by the Administrative Agent, or the security deposit or reconditioning reserve for such Lease is waived by the Dealer.

          "Excess Wear and Tear and Excess Mileage" means, with respect to any Lease and Leased Vehicle, amounts due from an Obligor upon termination of such Lease on or after the Scheduled Lease End Date (i) as a result of excess wear and tear with respect to the related Leased Vehicle and (ii) mileage charges incurred in excess of the amount permitted pursuant to the related Lease.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchangeable Beneficial Certificate" or "EBC" means a certificate of beneficial interest in FCTT and the Non-Specified Assets.

          "FCTT" means Ford Credit Titling Trust, formed pursuant to the FCTT Agreement.

          "FCTT Agreement" means the Amended and Restated Trust Agreement dated as of January 31, 1994 among the FCTT Trustee, Ford Credit and Ford Credit Leasing.

          "FCTT Assets" means (i) each Lease and related Leased Vehicle, (ii) all collections of monies with respect to such Lease and related Leased Vehicle, (iii) the related certificates of title, (iv) the rights of the lessor to any security deposit or reconditioning reserve, (v) any recourse to Dealers with respect to such Leases and Leased Vehicles and (vi) all proceeds of the foregoing.

          "FCTT Trustee" means Comerica Bank, in its capacity as trustee of FCTT.

          "Ford" means Ford Motor Company.

          "Ford Credit" means Ford Motor Credit Company.

          "Ford Credit Leasing" means Ford Credit Leasing Company, Inc.

          "Ford Holdings" means Ford Holdings, Inc.


          "Foreign Person" is defined on page 77 in "Certain Federal Income Tax Consequences--Tax Consequences to Foreign Investors."



          "General Eligibility Criteria" is defined on page 64 in "Additional Document Provisions--Representations, Warranties and Covenants."


          "Indenture" means the Indenture dated as of _____________ __, 1995 between the Issuer and the Indenture Trustee.

          "Indenture Trustee" is Chemical Bank.


          "Indirect Participants" is defined on page 43 in "Description of the Notes--Book-Entry Registration."


          "Initial Pool Balance" is defined on page 9 in "Summary--The Series 1995-1 Assets."


          "Initial Reserve Account Deposit" is defined on page 11 in "Summary--Reserve Account" and on page 50 in "Description of the Notes-- Reserve Account Withdrawals and Deposits."



          "Initial RV Guaranty Amount" is defined on page 49 in "Description of the Notes--Limited RV Guaranty."



          "Insolvency Laws" is defined on page 68 in "Certain Legal Aspects of FCTT and the Series 1995-1 Certificates--Insolvency Related Matters."


          "IRS" means the Internal Revenue Service.

          "Issuer" is Ford Credit Auto Lease Trust 1995-1.

          "Lease" means any retail lease contract for an automobile or a light-duty truck which has been entered into between an Obligor and a Dealer and assigned by the Dealer to FCTT.

          "Lease Files" means the certificate of title (or application therefor), the original of the Lease and related documentation with respect to a Lease and Leased Vehicle.

          "Lease Term" is defined on page 30 in "The Leases and Leased Vehicles--Origination Procedures."

          "Lease Trust Agreement" means the Ford Credit Auto Lease Trust 1995-1 Trust Agreement dated as of ___________ __, 1995 between the RCL Trustee and the Lease Trustee.

          "Lease Trustee" is PNC Bank, Delaware.

          "Lease Trust Certificates" means the __% Asset Backed Lease Trust Certificates of the Issuer.

          "Lease Trust Certificateholders" means the holders of any Lease Trust Certificates.


          "Lease Trust Estate" is defined on page 24 in "Property of the Issuer" and on page 10 in "Summary--Property of the Issuer; Pledge to the Indenture Trustee."


          "Leased Vehicle" means any automobile or light-duty truck which is subject to a Lease.


          "Lemon Law" is defined on page 74 in "Certain Legal Aspects of the Lease and Leased Vehicles--Consumer Protections Laws."


          "Limited Guarantor" is Ford Credit, as provider of the Limited RV Guaranty.

          "Limited RV Guaranty" is defined on page 49 in "Description of the Notes--Limited RV Guaranty."



          "Limited RV Guaranty Fee" is defined on page 50 in "Description of the Notes--Limited RV Guaranty."



          "Liquidated Lease" is defined on page 47 in "Description of the Notes--The Indenture Cash Flows."



          "Liquidation Proceeds" is defined on page 47 in "Description of the Notes--The Indenture Cash Flows."


          "Michigan Tax Counsel" is J.D. Bringard, Esq., Vice
President--General Counsel of Ford Credit.


          "Monthly Payment" is defined on page 47 in "Description of the Notes--The Indenture Cash Flows."



          "Monthly Payment Advance" is defined on page 59 in "Description of the Administrative Agency Agreement--Monthly Payment Advances."


          "Monthly Remittance Condition" means that (i) Ford Credit is the Administrative Agent, (ii) the rating of Ford Credit's short-term unsecured debt is at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Ratings Group and (iii) no Administrative Agent Event of Default with respect to Series 1995-1 shall have occurred under the Administrative Agency Agreement.

          "Non-Specified Assets" is defined on page 26 in "FCTT--Exchangeable Beneficial Certificates and Specified Beneficial Certificates."

          "Noteholder" means, as of any date, the individual or entity in whose name a Note is registered on the Note Register.


          "Note Owner" is defined on page 43 in "Description of the Notes--General."



          "Note Pool Factor" is defined on page 42 in "Pool Factors and Trading Information."


          "Note Register" means the Note register maintained pursuant to the Indenture.

          "Note Registrar" means, initially, the Indenture Trustee.

          "Notes" means the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

          "Obligor" means the lessee under a Lease.

          "OID" means Original Issue Discount.

          "Opinion of Counsel" means a written opinion of counsel which may be counsel to Ford Credit.


          "Participants" is defined on page 43 in "Description of the Notes--Book-Entry Registration."

          "Payaheads" are amounts received in a Collection Period from Obligors in excess of the amount required to be currently applied against such Obligor's current and past due Monthly Payments and which are not proceeds from the disposition of the related Leased Vehicle.

          "Payahead Account" means the Series 1995-1 Payahead Account established pursuant to the Series 1995-1 Supplement.


          "Payahead Credits" is defined on page 47 in "Description of the Notes--The Indenture Cash Flows."


          "Payment Account" means the Series 1995-1 Payments Account established pursuant to the Indenture.

          "Payment Date" means _______ 15, ________ 15, ________ 15, and
________ 15, of each year, commencing __________ 15, 1995 or if any such day is not a business day, the next succeeding business day.


          "Payment Extension" is defined on page 57 in "Description of the Administrative Agency Agreement--Collection of Total Monthly Payments; Extension of Leases."


          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Investments" means (i) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; (ii) commercial paper issued by any corporation incorporated under the laws of the United States or any State so long as at the time such commercial paper is issued it is rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard and Poor's Ratings Group; (iii) any money-market fund or other overnight money fund customarily used by ________ for the investment of amounts on deposit in "sweep account" or other short-term asset management accounts maintained on behalf of clients whose funds are under the management of the ________ or similar department of _________ or the parent of ________; or (iv) any other investment otherwise approved by any Rating Agency.


          "Plan Asset Regulations" is defined on page 78 in "ERISA Considerations."


          "Pool Balance" means, as of any date of determination, the aggregate Adjusted Balance Subject to Lease Charges of Series 1995-1 Leased Vehicles as of such date.

          "Pool Balance Decline" means, with respect to any Payment Date, the difference between the Pool Balance at the beginning of the related Accrual Period and the Pool Balance as of the end of the related Accrual Period.


          "Prepayable Obligation" is defined on page 75 in "Certain Federal Income Tax Consequences--General--Original Issue Discount."



          "Prepayment Assumption" is defined on page 39 in "The Leases and Leased Vehicles--Characteristics of the Series 1995-1 Assets."


          "Program Operating Lease" means the agreement dated as of _____ __, 1995 between the Issuer as lessor and the Transferor as lessee.

          "Program Operating Lease Payments" is defined on page 6 in "Summary--Overview."

          "Prospectus" means this prospectus relating to the Notes.

          "PTCE" means Prohibited Transaction Class Exemption.

          "Rating Agency" means a nationally recognized rating agency rating the Notes and/or the Lease Trust Certificates at the request of the Issuer.

          "RCL Trust Agreement" means the Amended and Restated Trust Agreement dated as of ________ __, 1995 by and among Ford Credit, Ford Credit Leasing and the RCL Trustee.

          "RCL Trustee" is The Chase Manhattan Bank (USA).

          "Record Date" means, with respect to any Payment Date or Redemption Date, the close of business on the fourteenth day of the calendar month in which such Payment Date or Redemption Date occurs (or, if Definitive Notes are issued, the last day of the preceding calendar month).

          "Recoveries" is defined on page 47 in "Description of the Notes--The Indenture Cash Flows."

          "Red Carpet Lease Plan" is defined on page 30 in "The Leases and Leased Vehicles--Origination Procedures."

          "Red Carpet Lease Portfolio" is defined on page 31 in "The Leases and Leased Vehicles--Delinquency, Repossession, Residual Value and Loss Data."

          "Redemption Date" means the Payment Date on which the Series 1995-1 Certificates are purchased by the Administrative Agent pursuant to the Series 1995-1 Supplement, which Payment Date shall be the date on which the Notes are redeemed pursuant to the Indenture.

          "Redemption Price" means the outstanding principal amount of the Notes plus accrued and unpaid interest thereon, to but not including the Redemption Date.

          "Required Interest Payment" on any Payment Date means the amount of interest accrued on the outstanding Notes and Lease Trust Certificates since the preceding Payment Date (or, in the case of the first Payment Date, since the Closing Date) plus any previously due but unpaid interest (and interest thereon) plus the Limited RV Guaranty Fee due on such Payment Date.


          "Required Reserve Account Amount" is defined on page   12  in
"Summary--Reserve Account" and on page 50 in "Description of the Notes--Reserve Account Withdrawals and Deposits."



          "Required Scheduled Termination Sale Proceeds" is defined on page 50 in "Description of the Notes--Limited RV Guaranty."


          "Reserve Account" means the Reserve Account established pursuant to the Program Operating Lease.

          "Reserve Account Amount" is defined on page 11 in "Summary--Reserve Account" and on page 50 in "Description of the Notes--Reserve Account Withdrawals and Deposits."



          "Reserve Account Deposit Amount" is defined on page   50 in
"Description of the Notes--Reserve Account Withdrawals and Deposits."



          "Reserve Account Draw Amount" is defined on page 50 in "Description of the Notes--Reserve Account Withdrawals and Deposits."


          "Reserve Account Investments" means ________.


          "Reserve Account Release Amount" is defined on page   51 in
"Description of the Notes--Reserve Account Withdrawals and Deposits."


          "Residual Value" means the value of the Leased Vehicle at its Scheduled Lease End Date as calculated by the Administrative Agent at the inception of the related Lease and set forth in the related Lease.

          "Retail Operating Lease Factor" means the per annum yield of a Lease determined by the Administrative Agent.


          "RV Guaranty Draw Amount" is defined on page 49 in "Description of the Notes--Limited RV Guaranty."



          "RV Guaranty Draw Shortfall" is defined on page 50 in "Description of the Notes--Limited RV Guaranty."


          "Sale Proceeds" means all amounts realized from the sale of Leased Vehicles.


          "Sale Proceeds Advance" is defined on page 58 in "Description of the Administrative Agency Agreement--Advances of Sale Proceeds."


          "SBC" means a Specified Beneficial Certificate.

          "Scheduled Lease End Date" means with respect to any Lease, the date set forth in such Lease as the termination date for such Lease.

          "Series" means any series of Specified Beneficial Certificates.

          "Series 1995-1" means the Series 1995-1 Certificates and the related Series 1995-1 Assets.

          "Series 1995-1 Assets" are the Series Specified Assets with respect to Series 1995-1, including the Series 1995-1 Leases and Series 1995-1 Leased Vehicles.

          "Series 1995-1 Certificates" means the series of Specified Beneficial Certificates designated as Series 1995-1 representing an interest in the Series 1995-1 Assets.

          "Series 1995-1 Credit Loss" means with respect to any Collection Period and Series 1995-1 Assets, (i) the aggregate Adjusted Balance Subject to Lease Charges of all Series 1995-1 Leases and Series 1995-1 Leased

Vehicles which become Liquidated Leases during such Collection Period, plus the aggregate amount of Uncollected Excess Wear and Tear and Excess Mileage relating to Series 1995-1 Leased Vehicles which were sold in such Collection Period with respect to which Sale Proceeds of the related Series 1995-1 Leased Vehicle were received plus any uncollected Monthly Payments minus (ii) Liquidation Proceeds and Recoveries received during such Collection Period.

          "Series 1995-1 Cut-Off Date" means ____________ __, 1995.

          "Series 1995-1 Leases" means the Leases designated in the Series Specification Notice relating to Series 1995-1 and the Series 1995-1 Supplement.

          "Series 1995-1 Leased Vehicles" means the Leased Vehicles designated in the Series Specification Notice relating to Series 1995-1 and the Series 1995-1 Supplement.

          "Series 1995-1 Residual Loss" means the aggregate Residual Values of all Series 1995-1 Leased Vehicles the related Series 1995-1 Leases of which terminated on or after their respective Scheduled Lease End Dates in a Collection Period minus Sale Proceeds of such Series 1995-1 Leased Vehicles (but in no event for any Series 1995-1 Leased Vehicle, an amount greater than the Transferor Purchase Option Price) minus amounts assessed against Obligors with respect to Excess Wear and Tear and Excess Mileage with respect to such Series 1995-1 Leased Vehicles.

          "Series 1995-1 Supplement" means the Series 1995-1 Supplement to the Administrative Agency Agreement.

          "Series Issue Date" is defined on page 26 in "FCTT--Exchangeable Beneficial Certificates and Specified Beneficial Certificates."

          "Series Specified Assets" means the Leases and Leased Vehicles designated in the Series Specification Notice and the Supplement relating to such Series, including the related certificates of title and all other FCTT Assets relating to such Leases and Leased Vehicles.

          "Series Specification Notice" means a notice delivered by the Administrative Agent, acting at the unanimous direction of the holders of the EBCs, to the FCTT Trustee directing such FCTT Trustee to (i) designate certain FCTT Assets as Series Specified Assets, (ii) designate a date on which SBCs representing the interest in such Series Specified Assets are to be issued to the holders of the EBCs and (iii) set the date on which payments related to such Series Specified Assets shall be allocated to the related SBCs. The Series Specification Notice relating to Series 1995-1 shall contain such additional information as is reasonably necessary for the FCTT Trustee to identify separately the Series 1995- 1 Assets and to allocate proceeds from such Series 1995-1 Assets.

          "Special Tax Counsel" is Skadden, Arps, Slate, Meagher & Flom.


          "Specific Eligibility Criteria" is defined on page 35 in "The Leases and Leased Vehicles--Eligibility Criteria."


          "Specified Beneficial Certificate" or "SBC" means a certificate representing a beneficial interest in FCTT and certain designated Series Specified Assets.

          "Stated Maturity" means with respect to the Class A-1 Notes, the ___________ 15, 199_ Payment Date and with respect to the Class A-2 Notes and the Class A-3 Notes, the _______ 15, 199_ Payment Date.

          "Supplemental Administrative Agent Fee" means, with respect to any Collection Period, all late fees, prepayment charges and certain other administrative fees and expenses or similar charges allowed by applicable law with respect to Leases and Leased Vehicles.


          "Term Extension" is defined on page 56 in "Description of the Administrative Agency Agreement--Collection of Total Monthly Payments; Extension of Leases."



          "Total Available Funds" is defined on page 48 in "Description of the Notes--The Indenture Cash Flows" and on page 8 in "Summary--Principal."


          "Total Monthly Payment" is defined on page 9 in "Summary--The Series 1995-1 Assets."

          "Transfer Agreement" means the Transfer Agreement dated as of ______ __, 1995 between the Transferor, as transferor, and the Lease Trustee, on behalf of the Issuer, as transferee.

          "Transferor" is RCL Trust 1995-1.

          "Transferor Lease Trust Certificates" means the Lease Trust Certificates held by the Transferor and Ford Credit Leasing which in addition to representing the rights of a Lease Trust Certificate also represents the right to the Deferred Amount.

          "Transferor Purchase Option Price" is defined on page 11 in "Summary--Transferor Leased Vehicle Purchase Option" and on page 29 in "Series 1995-1 Certificates--Lease of Series 1995-1 Certificates to the Transferor."

          "UCC" means the Uniform Commercial Code.

          "Uncollected Excess Wear and Tear and Excess Mileage" means, with respect to any Payment Date and the related Accrual Period, all amounts which are due but not collected from an Obligor with respect to a Series 1995-1 Lease which terminated on its Scheduled Lease End Date as a result of (i) excess wear and tear with respect to such Series 1995-1 Leased Vehicle and (ii) mileage charges incurred in excess of the amount permitted pursuant to the related Series 1995-1 Lease.


          "Underwriting Agreement" is defined on page  79 in "Underwriting."


          "Underwriter" is J.P. Morgan Securities Inc.

          "Use and Lease Tax Amounts" is defined on page 30 in "The Leases and the Leased Vehicles--Origination Procedures."

          "VCR" is defined on page 31 in "Leases and Leased Vehicles--Servicing Procedures."

          "Vehicle Insurance and Maintenance Amounts" means, with respect to any Lease, any payment due in connection with a Monthly Payment for remittance to the related Dealer in connection with servicing of the related Leased Vehicle or the provision of vehicle insurance.

          "Voluntary Early Termination" is defined on page 31 in "Leases and Leased Vehicles--Servicing Procedures."


          "Voluntary Early Termination Proceeds" is defined on page 47 in "Description of the Notes--The Indenture Cash Flows."

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission  . . . . . . . . . . . . . . . . . . . . . . .      $______
Rating agency fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $______
Printing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $______
Accountants' fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $______
Fees and expenses of the RCL Trustee  . . . . . . . . . . . . . . . . . . . . . .      $______
Fees and expenses of the Lease Trustee  . . . . . . . . . . . . . . . . . . . . .      $______
Fees and expenses of the Indenture Trustee  . . . . . . . . . . . . . . . . . . .      $______
Miscellaneous expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $______

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $
                                                                                        =======

ITEM 14.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 3803 of the Delaware Business Trust Statute provides as follows:

3803.  Liability of Beneficial Owners and Trustees.

         (a) Except to the extent otherwise provided in the governing instrument of the business trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

         (b) Except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

                 Section 3817 of the Delaware Business Trust Statute provides as follows:

3817.  Indemnification.

         (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

         (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

                 Section 2.7 of the Amended and Restated Trust Agreement of RCL Trust 1995-1 provides as follows:


                 Section 2.7 Indemnification. Notwithstanding Section 3803 of the Trust Statute, Ford Credit Leasing shall be liable to any injured party entitled thereto and shall indemnify, defend and hold harmless the RCL Trustee, including its successors, assigns, officers, directors, shareholders, employees and agents, for all losses, claims, damages, liabilities and expenses ("Liabilities") of RCL, or incurred in connection with RCL Assets to the extent that Ford Credit Leasing would be liable if RCL were a partnership under the Delaware Revised Uniform Limited Partnership Act and Ford Credit Leasing was a general partner thereof, and Ford Credit Leasing hereby covenants and agrees that it will maintain capital in an amount sufficient to maintain its status as a general partner of RCL and the Lease Trust; provided, however, that in no event shall the RCL Trustee be indemnified or held harmless for any Liabilities incurred (i) by reason of the RCL Trustee's willful malfeasance, bad faith or negligence or (ii) incurred by reason of the RCL Trustee's breach of its representations and warranties set forth in Section 6.6. In addition, if necessary, to the extent not otherwise reimbursed, the RCL Trustee shall be entitled to indemnification from the RCL Account, subject to the liens under the Basic Documents of the Lease Trustee on behalf of the Lease Trust and the Indenture Trustee on behalf of the Noteholders, for any claims against the RCL Trustee the indemnification for which is provided pursuant to this Section 2.7.


                 Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of officers, directors, employees and agents; insurance --

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

                 Article Ninth, Section 5 of the Certificate of Incorporation of Ford Motor Credit Company provides as follows:

                                  SECTION 5.
                                Indemnification

         5.1. Directors, Officers and Employees of the Corporation. Every person now or hereafter serving as a director, officer or employee of the corporation shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, any such director, officer or employee; provided, however, that no such director, officer or employee shall be entitled to claim such indemnity: (1) with respect to any matter as to which there shall have been a final adjudication that he has committed or allowed some act or omission, (a) otherwise than in good faith in what he considered to be the best interests of the corporation, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless (a) the court having jurisdiction thereof shall have approved of such settlement with knowledge of the indemnity provided herein, or (b) a written opinion of independent legal counsel, selected by or in manner determined by the Board of Directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above, and that the said loss, cost, liability or expense may properly be borne by the corporation. A conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) in a criminal action, suit or proceeding shall not be deemed an adjudication that such director, officer or employee has committed or allowed some act or omission as hereinabove provided if independent legal counsel, selected as hereinabove set forth, shall substantially concurrently with such conviction or judgment give to the corporation a written opinion that such director, officer or employee was acting in good faith in what he considered to be the best interests of the corporation or was not without reasonable cause to believe that such act or omission was proper and legal.

         5.2. Directors, Officers and Employees of Subsidiaries. Every person (including a director, officer or employee of the corporation) who at the request of the corporation acts as a director, officer or employee of any other corporation in which the corporation owns shares of stock or of which it is a creditor shall be indemnified to the same extent and subject to the same conditions that the directors, officers and employees of the corporation are indemnified under the preceding paragraph, except that the amounts of such loss, cost, liability or expense paid to any such director, officer or employee shall be reduced by and to the extent of any amounts which may be collected by him from such other corporation.

         5.3. Miscellaneous. The provisions of this Section 5 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification under the provisions of this Section 5 of Article NINTH, such right shall inure to the benefit of his heirs, executors, administrators and personal representatives. If any part of this Section 5 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

         5.4. Indemnification Not Exclusive. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers or employees.

                 Article V of the Certificate of Incorporation of Ford Credit Leasing Company, Inc. provides as follows:

                                   ARTICLE V

         (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

                                  (i)  for any breach of the director's duty of
loyalty to the corporation or its stockholders,

                                  (ii)  for acts or omissions not in good
faith or which involve intentional misconduct or a knowing violation of law,

                                  (iii)  under Section 174 of the Delaware
General Corporation Law or

                                  (iv)  for any transaction from which the
director derived an improper personal benefit.

                          If the Delaware General Corporation Law is amended
after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         (b) Any repeal or modification of paragraph (a) of this Article V by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         (c) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to he paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article V) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph (c)(i) of Article V shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article V or otherwise.

                                  (ii)  If a claim which the corporation is
         obligated to pay under subparagraph (c)(i) of this Article V is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

                                  (iii)  The provisions of this paragraph (c)
         of Article V shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article V should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

                                  (iv)   The right to indemnification and the
         payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                                  (v)  The corporation may maintain insurance,
         at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  (vi)  The corporation may, to the extent
         authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article V with respect to the indemnification and advancement of expenses of director, officers and employees of the corporation.


ITEM 15.         RECENT SALES OF UNREGISTERED SECURITIES.

                 Not Applicable

ITEM 16.         EXHIBITS AND FINANCIAL STATEMENTS.

(A)      EXHIBITS:


1.1       -    Form of Underwriting Agreement.*
3.1       -    Form of Amended and Restated Trust Agreement of RCL
               Trust 1995-1, among Ford Credit, Ford Credit Leasing  and the
               RCL Trustee.**
3.2       -    Restated Certificate of Incorporation of Ford Motor Credit
               Company.***
3.3       -    By-Laws of Ford Motor Credit Company.***
3.4       -    Certificate of Incorporation of Ford Credit Leasing Company,
               Inc.**
3.5       -    By-Laws of Ford Credit Leasing Company, Inc.**
4.1       -    Form of Trust Agreement of the Issuer, between the RCL Trustee and the Lease Trustee.**
4.2       -    Form of Trust Indenture, between the Lease Trustee and the
               Indenture Trustee.**
4.3       -    Form of Class A-1 Note (included as part of Exhibit 4.2).**
4.4       -    Form of Class A-2 Note (included as part of Exhibit 4.2).**
4.5       -    Form of Class A-3 Note (included as part of Exhibit 4.2).**
4.6       -    Form of Limited RV Guaranty.**
5.1       -    Opinion of J.D. Bringard, Esq., Vice President-General Counsel
               of Ford Motor Credit Company with respect to legality.*
8.1       -    Opinion of Skadden, Arps, Slate, Meagher & Flom with
               respect to tax matters.*

8.2       -    Opinion of J.D. Bringard, Esq., Vice President-General Counsel
               of Ford Motor Credit Company with respect to Michigan income tax matters.*
10.1      -    Form of FCTT Trust Agreement, among Ford Credit, Ford Credit
               Leasing and Comerica.**
10.2      -    Form of Administrative Agency Agreement, among Comerica,  Ford
               Credit and Ford Credit Leasing.**
10.3      -    Form of Series 1995-1 Supplement, among Comerica,  Ford Credit and Ford Credit Leasing.**
10.4      -    Form of Asset Contribution Agreement, among Ford Credit, Ford
               Credit Leasing and the RCL Trustee.**
10.5      -    Form of Transfer Agreement, between the RCL Trustee and the
               Lease Trustee.**
10.6      -    Form of Program Operating Lease, between the RCL Trustee and the Lease Trustee.**
10.7      -    Form of Appendix A and Appendix I - Definitions.**
15.1      -    Letter from Coopers & Lybrand regarding Unaudited Interim
               Financial Information.*
23.1      -    Consent of J.D. Bringard Esq., Vice President - General Counsel
               of Ford Motor Credit Company (included as part of Exhibit 5.1).*
23.2      -    Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 8.1).*
23.3      -    Consent of Coopers & Lybrand.*
24.1      -    Powers of Attorney of officers and directors of Ford Motor
               Credit Company.**
24.2      -    Powers of Attorney of officers and directors Ford Credit
               Leasing Company, Inc.**
25.1      -    Form T-1 of  Chemical Bank.*
25.2      -    Form T-2 of [name of officer of  Chemical Bank].*

- ---------------
* To be filed by amendment
** Previously filed

*** Incorporated by reference to Exhibits 3.1 (Restated Certificate of
    Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company's Registration Statement on Form S-1 (Registration No. 33-25082)


(B)      FINANCIAL STATEMENTS:

                 [Not Applicable]

ITEM 17.         UNDERTAKINGS.

         (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 19th day of April, 1995.






                                RCL TRUST 1995-1


                                By  FORD MOTOR CREDIT COMPANY,
                                    Depositor and Beneficiary of the Registrant


                                   By     WILLIAM E. ODOM              *
                                       -----------------------------------
                                       (William E. Odom, Chairman
                                       of the Board of Directors of
                                       Ford Motor Credit Company)


                                By  FORD CREDIT LEASING COMPANY,
                                    INC., Depositor and Beneficiary
                                    of the Registrant


                                   By     HURLEY D. SMITH               *
                                      ------------------------------------
                                      (Hurley D. Smith, Chairman
                                      of the Board of Directors of
                                      Ford Credit Leasing Company, Inc.)




                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 19th day of April, 1995.





                                FORD MOTOR CREDIT COMPANY


                                   By   WILLIAM E. ODOM             *
                                      --------------------------------
                                      (William E. Odom, Chairman
                                      of the Board of Directors of
                                      Ford Motor Credit Company)

                 Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following officers and directors of FORD MOTOR CREDIT COMPANY, in the capacities and on the date indicated.




Signature                                          Title                                       Date
- ---------                                          -----                                       ----
         WILLIAM E. ODOM          *                Chairman of the                          April  19, 1995
- -----------------------------------                  Board of Directors
         (William E. Odom)                           and Director (princi-
                                                     pal executive officer)

         KENNETH J. COATES         *               Director and Executive                   April  19, 1995
- ------------------------------------                 Vice President-Finance
         (Kenneth J. Coates)                         (principal financial
                                                     officer)


         TERRENCE F. MARRS        *                Controller (principal                    April  19, 1995
- -----------------------------------                  accounting officer)
         (Terrence F. Marrs)


         JOHN G. CLISSOLD           *              Director                                 April  19, 1995
- -------------------------------------
         (John G. Clissold)


         EDSEL B. FORD II            *             Director                                 April  19, 1995
- --------------------------------------
         (Edsel B. Ford II)


         DAVID N. MCCAMMON     *                   Director                                 April  19, 1995
- --------------------------------
         (David N. McCammon)


         ROBERT D. WARNER         *                Director                                 April  19, 1995
- -----------------------------------
         (Robert D. Warner)


         KENNETH WHIPPLE           *               Director                                 April  19, 1995
- ------------------------------------
         (Kenneth Whipple)



* By   /s/ R. P. CONRAD
     --------------------------------
       (R. P. Conrad, Attorney in Fact)


                 Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following officers and directors of FORD CREDIT LEASING COMPANY, INC., in the capacities and on the date indicated.




Signature                                          Title                                       Date
- ---------                                          -----                                       ----
         HURLEY D. SMITH           *               Chairman of the Board of                 April  19, 1995
- ------------------------------------                 Directors and Director
         (Hurley D. Smith)                           (principal executive
                                                     officer)




         TERRENCE F. MARRS        *                Controller (principal                    April  19, 1995
- -----------------------------------                  financial officer)
         (Terrence F. Marrs)



         RICHARD P. CONRAD        *                Director                                 April  19, 1995
- -----------------------------------
         (Richard P. Conrad)



         KEVIN F. KELLY             *              Director                                 April  19, 1995
- -------------------------------------
         (Kevin F. Kelly)



         MARIO SPIVAK                *             Director                                 April  19, 1995
- --------------------------------------
         (Mario Spivak)



* By   /s/ R. P. CONRAD
     -------------------------------
       (R. P. Conrad, Attorney in Fact)

                                 EXHIBIT INDEX



EXHIBITS                         DESCRIPTION                                                                   PAGE
- --------                         -----------                                                                   ----
1.1      -       Form of Underwriting Agreement.*
3.1      -       Form of Amended and Restated Trust Agreement of RCL Trust 1995-1, among Ford
                 Credit, Ford Credit Leasing and the RCL Trustee.**
3.2      -       Restated Certificate of Incorporation of Ford Motor Credit Company.***
3.3      -       By-Laws of Ford Motor Credit Company.***
3.4      -       Certificate of Incorporation of Ford Credit Leasing Company, Inc.**
3.5      -       By-Laws of Ford Credit Leasing Company, Inc.**
4.1      -       Form of  Trust Agreement of the Issuer, between the RCL Trustee and the Lease
                 Trustee.**
4.2      -       Form of Trust Indenture, between the Lease Trustee and the Indenture Trustee.**
4.3      -       Form of Class A-1 Note (included as part of Exhibit 4.2). **
4.4      -       Form of Class A-2 Note (included as part of Exhibit 4.2). **
4.5      -       Form of Class A-3 Note (included as part of Exhibit 4.2). **
4.6      -       Form of Limited RV Guaranty.**
5.1      -       Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor Credit
                 Company with respect to legality.*
8.1      -       Opinion of Skadden, Arps, Slate, Meagher & Flom with  respect to tax matters.*
8.2      -       Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor Credit
                 Company with respect to Michigan income tax matters.*
10.1     -       Form of FCTT  Agreement, among Ford Credit, Ford Credit Leasing and Comerica.**
10.2     -       Form of Administrative Agency Agreement, among Comerica,   Ford Credit and Ford
                 Credit Leasing.**
10.3     -       Form of Series 1995-1 Supplement, among Comerica,  Ford Credit and Ford Credit
                 Leasing.**
10.4     -       Form of Asset Contribution Agreement, among Ford Credit, Ford Credit Leasing and the
                 RCL Trustee.**
10.5     -       Form of Transfer Agreement, between the RCL Trustee and the Lease Trustee.**
10.6     -       Form of Program Operating Lease, between the RCL Trustee and the Lease
                 Trustee.**
10.7     -       Form of Appendix A and Appendix I - Definitions.**
15.1     -       Letter from Coopers & Lybrand regarding Unaudited Interim Financial Information.*
23.1     -       Consent of J.D. Bringard Esq., Vice President - General Counsel of Ford Motor Credit
                 Company (included as part of Exhibit 5.1).*
23.2     -       Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 8.1).*
23.3     -       Consent of Coopers & Lybrand.*
24.1     -       Powers of Attorney of officers and directors of Ford Motor Credit Company.**
24.2     -       Powers of Attorney of officers and directors of Ford Credit Leasing Company, Inc.**
25.1     -       Form T-1 of  Chemical Bank.*
25.2     -       Form T-2 of [name of officer of  Chemical Bank].*


- ---------------
 * To be filed by amendment
 ** Previously filed

 *** Incorporated by reference to Exhibits 3.1 (Restated Certificate of
     Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company's Registration Statement on Form S-1 (Registration No. 33-25082)